UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR MORRISON HOME CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

June 23, 2026

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Taylor Morrison Home Corporation (“TMHC”). The special meeting will be held online on Wednesday, July 22, 2026 at 8:00 a.m., Pacific Time (the “special meeting”). You may attend the meeting virtually via the internet at www.virtualshareholdermeeting.com/TMHC2026SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is included on your proxy card or in the instructions accompanying your proxy materials, to attend the special meeting. You will not be able to attend the meeting in person.

At the special meeting, TMHC stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 2026 (as amended or modified from time to time, the “merger agreement”), among TMHC, Berkshire Hathaway Inc. (“Parent”), and WXYZ Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into TMHC, the separate existence of Merger Sub will cease, and TMHC will survive the merger as a wholly owned subsidiary of Parent (the “merger”).

If the merger is completed, TMHC stockholders will have the right to receive $72.50 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.00001 per share, of TMHC (“TMHC common stock”), other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares (each as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 24% over TMHC’s closing stock price on May 29, 2026, the last trading day prior to the announcement of the merger agreement, and a premium of approximately 21% over the volume-weighted average price of $59.86 for the 30-trading day period ending on May 29, 2026. Approval of the proposal to adopt the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date (as defined in the accompanying proxy statement).

TMHC common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TMHC”. The closing price of TMHC common stock on NYSE on June 22, 2026, the latest practicable date before the printing of the accompanying proxy statement, was $71.60 per share.

The board of directors (the “Board”) has reviewed and considered the terms and conditions of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, and declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by TMHC stockholders. The Board made its determination after consultation with its outside legal counsel and its financial advisors and consideration of various factors, as more fully described in the accompanying proxy statement.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

At the special meeting, stockholders will also be asked to vote on (a) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger (the “advisory compensation proposal”), and (b) a proposal to adjourn the special meeting from time to time, as determined by the Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement by TMHC stockholders (the “adjournment proposal”). The Board unanimously recommends that you vote “FOR” each of these proposals.

The Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The merger cannot be completed unless TMHC stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting online, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you neither return your proxy nor attend the special meeting online, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The obligations of TMHC, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about TMHC, the special meeting, the merger agreement, the merger, the advisory compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. TMHC urges you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about TMHC from documents it has filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of TMHC common stock, please contact Innisfree M&A Incorporated, TMHC’s proxy solicitor, by calling toll-free, 888-750-5830. Banks and brokers call 212-750-5833.

Sincerely,

/s/ Sheryl D. Palmer
Sheryl D. Palmer
Chairman of the Board of Directors and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated June 23, 2026 and, together with the enclosed form of proxy card, is first being mailed to TMHC stockholders on or about June 23, 2026.

Taylor Morrison Home Corporation

4900 N. Scottsdale Road Suite 2000

Scottsdale, Arizona 85251

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	Wednesday, July 22, 2026 at 8:00 a.m., Pacific Time

PLACE	The special meeting of stockholders (the “special meeting”) of Taylor Morrison Home Corporation (“TMHC”) will be held online at www.virtualshareholdermeeting.com/TMHC2026SM. You will not be able to attend the meeting in person.

ITEMS OF BUSINESS	•	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 2026 (as amended or modified from time to time, the “merger agreement”), among TMHC, Berkshire Hathaway Inc. (“Parent”), and WXYZ Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) (the “merger proposal”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TMHC, the separate corporate existence of Merger Sub will cease, and TMHC will survive the merger as a wholly owned subsidiary of Parent (the “merger”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger (the “advisory compensation proposal”); and

•

To consider and vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the board of directors (the “Board”), including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE	Only holders of record of common stock, par value $0.00001 per share, of TMHC (“TMHC common stock”), at the close of business on June 22, 2026 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of TMHC common stock will be entitled to one vote.

VOTING BY PROXY

Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote online at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

APPRAISAL	Record holders and beneficial owners of shares of TMHC common stock who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of TMHC common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex D to the accompanying proxy statement and is incorporated therein by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING ONLINE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR ONLINE VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU NEITHER RETURN YOUR PROXY NOR ATTEND THE SPECIAL MEETING ONLINE, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

In order to vote online and examine the list of stockholders entitled to vote at the special meeting, you will need to log onto www.virtualshareholdermeeting.com/TMHC2026SM and enter the 16-digit control number, which is included on your proxy card or in the instructions accompanying your proxy materials. If your shares of TMHC common stock entitled to vote are registered directly in your name, you are considered the holder of record with respect to such shares of TMHC common stock and you have the right to attend the special meeting and vote online.

If your shares of TMHC common stock entitled to vote are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such TMHC common stock. As such, in order to vote online at the special meeting, you must follow the instructions provided by your bank, brokerage firm or nominee.

The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the advisory compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. TMHC urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of TMHC common stock, please contact TMHC’s proxy solicitor, Innisfree M&A Incorporated by calling, toll-free, 888-750-5830. Banks and brokers call 212-750-5833.

By Order of the Board,

/s/ Todd Merrill
Todd Merrill
Executive Vice President, Chief Legal Officer and Secretary

Scottsdale, Arizona

June 23, 2026

ANNEXES

Annex A—Agreement and Plan of Merger

Annex B—Opinion of Goldman Sachs & Co. LLC

Annex C—Opinion of Moelis & Company LLC

Annex D—Section 262 of the General Corporation Law of the State of Delaware

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of TMHC stockholders. TMHC urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on TMHC included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107. Page references are included in this summary to direct you to a more complete description of the topics presented below.

Certain Definitions

As used in this proxy statement, unless otherwise noted or the context requires otherwise:

•	“TMHC” refers to Taylor Morrison Home Corporation, a Delaware corporation;

•	“Parent” or “Berkshire” refers to Berkshire Hathaway Inc., a Delaware corporation;

•

“Merger Sub” refers to WXYZ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and engaging in transactions of the nature contemplated by the merger agreement;

•	“TMHC common stock” refers to the common stock, par value $0.00001 per share, of TMHC;

•	“Board” refers to the board of directors of TMHC;

•	“merger” refers to the merger of Merger Sub with and into TMHC with the separate corporate existence of Merger Sub ceasing and TMHC surviving as a wholly owned subsidiary of Parent;

•

“merger agreement” refers to the Agreement and Plan of Merger, dated as of May 31, 2026, by and among TMHC, Parent and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; and

•	TMHC, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties

TMHC (see page 28)

Taylor Morrison Home Corporation

4900 N. Scottsdale Road Suite 2000

Scottsdale, Arizona 85251

(480) 840-8100

Headquartered in Scottsdale, Arizona, TMHC is one of the nation’s leading community developers and homebuilders. It serves entry-level, move-up, and resort lifestyle homebuyers and renters under its family of brands—including Taylor Morrison, Taylor Morrison Home Funding, Esplanade and Yardly. TMHC has been recognized as America’s Most Trusted® Builder by Lifestory Research since 2016, was honored as one of Fortune’s World’s Most Admired Companies in 2026, and on Forbes’ Most Trusted and Best Companies in America lists in 2025.

TMHC common stock is traded on NYSE under the ticker symbol “TMHC”.

TMHC’s principal executive offices are located at 4900 N. Scottsdale Road Suite 2000, Scottsdale, Arizona 85251, and TMHC’s telephone number is (480) 840-8100. TMHC’s corporate web address is https://www.taylormorrison.com. The information provided on TMHC’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to TMHC’s website provided in this proxy statement.

Additional information about TMHC is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.

Parent (see page 28)

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

Parent and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, services and retailing. Common stock of Parent is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

Merger Sub (see page 28)

WXYZ Merger Sub, Inc.

c/o Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

Merger Sub is a wholly owned subsidiary of Parent and was formed on May 28, 2026, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and TMHC will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

The Special Meeting

Date, Time and Place (see page 29)

The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/TMHC2026SM on Wednesday, July 22, 2026 at 8:00 a.m., Pacific Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.

Purpose of the Special Meeting (see page 29)

At the special meeting, TMHC stockholders will be asked to consider and vote on the following proposals:

•

a proposal to adopt the merger agreement (the “merger proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 34 and 75, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of TMHC that is related to the merger (the “advisory compensation proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger” and “Advisory Compensation Proposal (Proposal 2),” beginning on pages 64 and 96, respectively; and

•

a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”), which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 97.

The Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, and declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by TMHC stockholders. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 43.

The Board unanimously recommends that TMHC stockholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

The affirmative vote of holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If TMHC stockholders fail to approve the merger proposal, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 30)

Only holders of record of TMHC common stock at the close of business on June 22, 2026, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

Holders of record of TMHC common stock are entitled to one vote for each share of TMHC common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 91,999,956 shares of TMHC common stock issued and outstanding, held by approximately 311 holders of record.

Quorum (see page 30)

Under TMHC’s bylaws, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of TMHC common stock entitled to vote, will constitute a quorum for the transaction of any business at such meeting. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented by proxy, then the chair of the special meeting may adjourn the special meeting from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject TMHC to additional expense.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of TMHC common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.

Required Vote (see page 30)

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date.

Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.

Voting at the Special Meeting (see page 31)

If your shares are registered directly in your name with TMHC’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of TMHC common stock in the following four ways:

•

By Internet. Access the website of TMHC’s tabulator at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope provided. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•

At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/TMHC2026SM and enter the 16-digit control number included on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the online special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the online special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Pacific Time on July 21, 2026. Proxy cards must be received no later than July 21, 2026 in order to ensure that your shares are voted.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to TMHC’s Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting online. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of TMHC common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.

TMHC recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the online special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page 30)

At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, advisory compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the advisory compensation proposal and the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange (“NYSE”) rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of TMHC common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of TMHC common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.

Solicitation of Proxies (see page 33)

The Board is soliciting your proxy, and TMHC will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $40,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of TMHC common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of TMHC’s directors, officers and employees.

Adjournment (see page 33)

In addition to the merger proposal and the advisory compensation proposal, TMHC stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the Board, including for the purpose of soliciting additional votes in favor of the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page 34)

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into TMHC and the separate corporate existence of Merger Sub will cease, with TMHC continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Merger Consideration (see page 34)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, TMHC stockholders will have the right to receive $72.50 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”), for each share of TMHC common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than (a) shares of TMHC common stock owned by Parent or Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the effective time and shares of TMHC common stock owned by TMHC or any wholly owned subsidiary of TMHC immediately prior to the effective time, including shares of TMHC common stock held in treasury by TMHC, and in each case not held on behalf of third parties (collectively, the “cancelled shares”), (b) shares owned by a TMHC subsidiary, and (c) shares of TMHC common stock that are issued and outstanding immediately prior to the effective time and that are held or beneficially owned by holders who are entitled to demand and have properly and validly demanded their statutory rights of appraisal in respect of such shares in compliance in all respects with Section 262 of the DGCL and have not failed to perfect or effectively withdrawn such demand or otherwise lost their rights to appraisal (collectively, “dissenting shares”)). After the merger is completed, holders of shares of TMHC common stock will have only the right to receive a cash payment in respect of their shares of TMHC common stock, and will no longer have any rights as TMHC stockholders, including voting or other rights.

Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.

Treatment of TMHC Equity Awards (see page 34)

Pursuant to the merger agreement, effective as of the effective time, outstanding TMHC equity-based awards (collectively, “TMHC equity awards”) will be treated as follows:

•

Each outstanding stock option (“Option”) under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Amended and Restated as of May 26, 2022) (together with the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan, the “TMHC stock plans”) will, to the extent then unexercised, automatically become immediately vested and be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares subject to the Option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such Option. Any Option with a per-share exercise price equal to or greater than $72.50 will be cancelled at the effective time for no consideration.

•

Each outstanding restricted stock unit (“RSU”) under the TMHC stock plans will automatically be cancelled and converted into the right of the holder of such RSU to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50, of which amount (i) fifty percent (50%) will be paid at or promptly after the effective time and (ii) the remaining fifty percent (50%) will become payable on January 31, 2027, generally subject to the holder’s continued employment through such date.

•

Each outstanding deferred stock unit (“DSU”) under the TMHC stock plans will automatically become immediately vested and be cancelled and will be converted into the right to receive an amount in cash equal to (x) the number of shares underlying such DSU, multiplied by (y) $72.50.

•

Each outstanding performance-based restricted stock unit (“PSU”) under the TMHC stock plans will automatically be converted into a cash award (with all applicable performance vesting conditions deemed achieved at the target level of performance) equal to (x) the number of shares subject to such PSU, multiplied by (y) $72.50, which will then vest and be paid out in accordance with and subject to the original time vesting schedule applicable to such PSU (but without regard to the associated performance vesting conditions).

In addition, the cash awards into which the RSUs and PSUs are converted at the effective time will remain subject to any double-trigger vesting protections that applied to the underlying RSU or PSU immediately prior to the effective time. These protections generally provide for accelerated vesting and payment upon an involuntary termination of employment without cause (or, for certain executives, a voluntary termination for good reason) within 24 months following the effective time of the merger.

Treatment of Indebtedness

The post-closing strategy regarding certain outstanding debt obligations of TMHC has not yet been determined, including with respect to TMHC’s outstanding senior notes, which may remain outstanding post-closing pursuant to their terms, and include a requirement to offer to repurchase such outstanding senior notes not already called for redemption, within 30 days after the occurrence of both the merger closing and a ratings downgrade during a specified period extending post-closing. Because holders of TMHC’s common stock will receive a fixed cash amount per share in the merger and will not retain any equity interests in the surviving company or receive any equity interests in Parent, the post-closing approach to TMHC’s debt obligations will not affect the amount or form of merger consideration payable to stockholders under the terms of the merger agreement. The merger is not conditioned on any particular treatment of those obligations, other than TMHC’s obligation to use commercially reasonable efforts to pay off its outstanding indebtedness under the existing credit facility, and any post-closing decisions regarding such obligations will be made by Parent or the surviving company following the effective time.

Recommendation of the Board (see page 43)

The Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, and declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the General Corporation Law of the State of Delaware (“DGCL”), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by TMHC stockholders. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger” beginning on page 43.

The Board unanimously recommends that TMHC stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of Goldman Sachs & Co. LLC (see page 48)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Board that, as of May 31, 2026 and based upon and subject to the factors and assumptions set forth therein, the $72.50 in cash per share of TMHC common stock to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs, dated May 31, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of TMHC common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between TMHC and Goldman Sachs, TMHC has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $46.9 million, all of which is contingent upon consummation of the merger.

For more information, see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Goldman Sachs & Co. LLC” beginning on page 48 of this Proxy Statement.

Opinion of Moelis & Company LLC (see page 55)

In connection with the merger, the Board received an oral opinion on May 31, 2026, which was subsequently confirmed by delivery of a written opinion dated May 31, 2026, from TMHC’s financial advisor, Moelis & Company LLC (“Moelis”), as to the fairness, from a financial point of view and as of the date of such opinion, of the $72.50 in cash, without interest (the “per share merger consideration”) to be received in the merger by holders of TMHC common stock.

The full text of Moelis’ written opinion dated May 31, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the per share merger consideration. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the per share merger consideration to the holders of TMHC common stock and does not address TMHC’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available with respect to TMHC. Moelis’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee. Pursuant to an engagement letter between TMHC and Moelis, TMHC has agreed to pay Moelis a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $46.9 million, all of which is contingent upon consummation of the merger.

For more information, see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)-Opinion of Moelis & Company LLC” beginning on page 55 of this Proxy Statement.

Interests of TMHC’s Executive Officers and Directors in the Merger (see page 64)

TMHC’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of TMHC stockholders generally. These interests are described in more detail below in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)— Interests of TMHC’s Executive Officers and Directors in the Merger” beginning on page 64. The Board was aware and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that TMHC stockholders approve the merger agreement proposal. These interests may include:

•

for each of TMHC’s executive officers, severance payments and benefits under the terms of his or her employment agreement in the event of a termination of employment by TMHC without “cause” or a resignation by such executive officer for “good reason” at any time between May 31, 2026 (the date of the merger agreement) and within the 24-month period following the effective time;

•	the treatment of TMHC equity awards provided for under the merger agreement;

•	the potential to receive an annual bonus (including the profit sharing component thereof) for the year in which the effective time occurs based on the greater of target and actual performance level;

•	the potential grant of cash-based retention awards under a program established for the benefit of certain TMHC employees; and

•

the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and TMHC’s certificate of incorporation and bylaws. With respect to non-employee members of the Board, these interests relate to the impact of the transaction on the directors’ outstanding TMHC equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and TMHC’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Board, subject in all respects to the limitations set forth in the merger agreement.

Financing of the Merger (see page 70)

The merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the merger agreement that Parent and Merger Sub has and will have sufficient funds at the effective time for the satisfaction of all of Parent’s and Merger Sub’s obligations under the merger agreement. Parent and Merger Sub intend to finance the merger through existing cash resources.

Regulatory Approvals Required for the Merger (see page 70)

As further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 70, completion of the merger is conditioned upon the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the expiration or termination of any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger. Under the merger agreement and subject to certain limitations, each of TMHC, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger as promptly as practicable. Parent and Merger Sub have agreed to use reasonable best efforts to take any and all steps necessary to resolve, avoid, or eliminate impediments or objections, if any, under any antitrust law, including agreeing to or committing to or effecting certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearances, and consents discussed above.

Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”)

and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. TMHC and Parent filed an HSR notification with the Antitrust Division and the FTC on June 4, 2026.

Material U.S. Federal Income Tax Consequences of the Merger (see page 101)

The exchange of TMHC common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 101. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Appraisal Rights (see page 71)

Pursuant to Section 262 of the DGCL, dissenting TMHC stockholders will be entitled to seek appraisal of their shares of TMHC common stock in connection with the merger under Section 262 of the DGCL. The “fair value” of such shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the merger consideration.

The right to seek appraisal will be lost if a TMHC stockholder votes FOR the merger proposal. Abstaining or voting against the merger proposal, however, is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, TMHC stockholders who wish to exercise the right to seek an appraisal of their shares of TMHC common stock must advise TMHC by submitting a written demand for appraisal to TMHC prior to the taking of the vote on the merger agreement at the special meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A beneficial owner of shares of TMHC common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such beneficial owner’s name if such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to TMHC stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (a) reasonably identify in his, her or its demand the holder of record of the shares of TMHC common stock for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by TMHC and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all TMHC stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of TMHC common stock or (b) the value of the merger consideration multiplied by the total number of shares of TMHC common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, TMHC stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.

For a more complete description of the right of TMHC stockholders to dissent, TMHC stockholders should read the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 71.

Expected Timing of the Merger

TMHC expects to complete the merger in the second half of 2026. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of TMHC or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. TMHC expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Non-Solicitation of Acquisition Proposals (see page 84)

From May 31, 2026 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, TMHC will not, and will cause its subsidiaries, affiliates and its and their respective directors and officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to:

•

solicit, initiate, knowingly facilitate or knowingly encourage the making or submission of, any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 84);

•

enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any person (other than Parent, Merger Sub and their affiliates) any non-public information of TMHC or any of its subsidiaries, in each case, in connection with or for the purpose of knowingly encouraging or facilitating, an acquisition proposal;

•	enter into any letter of intent, understanding, agreement in principle or agreement (whether written or oral, binding or non-binding, preliminary or definitive) providing for any acquisition proposal;

•	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any acquisition proposal; or

•

take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition,” or other form of antitakeover statute or regulation (or any related provision in the certificate of incorporation or bylaws) inapplicable to any transactions contemplated by an acquisition proposal.

Notwithstanding the foregoing or the below, subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent TMHC or the Board from:

•

taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making any disclosure to its stockholders if the Board determines in good faith, after consultation with TMHC’s outside legal counsel, that the failure of the Board to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to TMHC’s stockholders under applicable law. A “stop, look and listen” disclosure pursuant to Rule 14d-9(f) under the Exchange Act in connection with a tender or exchange offer shall not constitute a change of recommendation (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 84);

•

prior to obtaining the company requisite vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 84), if TMHC receives an acquisition proposal from a third party that did not result from a breach of certain provisions of the merger agreement and that the Board determines in good faith after consultation with outside legal and financial advisors would reasonably be expected to result in a superior proposal, (x) furnishing nonpublic information to such third party as well as to such third party’s representatives, if, and only if, prior to so furnishing such information, the third party has executed an acceptable confidentiality agreement, and (y) engaging in discussions or negotiations with such third party with respect to the acquisition proposal;

•

prior to obtaining the company requisite vote, in response to a superior proposal received by TMHC after May 31, 2026 that did not result from a breach of certain provisions of the merger agreement, (x) make a change of recommendation or (y) cause TMHC to terminate the merger agreement in order to enter into a definitive written agreement providing for such superior proposal substantially concurrently with such termination; provided, however, that the Board shall not be entitled to make such a change of recommendation or cause any termination of the merger agreement the Board shall have first determined in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes a superior proposal, and subject to certain notice requirements and “matching rights” in favor of Parent; or

•

prior to obtaining the company requisite vote, in response to an intervening event (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 84) make a change of recommendation contemplated by if the Board determines in good faith, after consultation with TMHC’s outside legal counsel, that the failure of the Board to take such action would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent.

Conditions to the Merger (see page 91)

The respective obligations of each of TMHC, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by TMHC and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 91):

•	the company requisite vote shall have been obtained;

•

no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger or that imposes certain restrictions on TMHC’s or Parent’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses, in each case, that remains in effect; and

•

the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (including any agreement with a Governmental Entity not to consummate or to delay consummation of the Merger entered into in connection therewith) shall have expired or been earlier terminated without the imposition of certain restrictions on TMHC’s or Parent’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses;

The respective obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 91):

•

certain representations and warranties of TMHC in the merger agreement must be true and correct as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) (subject to certain materiality exceptions or certain de minimis inaccuracies) in the manner described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 91;

•

TMHC must have performed and complied with, in all material respects, the obligations, agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time; and

•	Parent must have received a certificate, signed by an executive officer of TMHC, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

The obligations of TMHC to effect the merger is also subject to the satisfaction (or written waiver by TMHC (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 91):

•

each of the representations and warranties of Parent and Merger Sub set forth in the merger agreement shall be true and correct, in each case as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•

each of Parent and Merger Sub must have performed, and complied with, in all material respects, the obligations, agreements and covenants required to be performed by, or complied with by, by it under the merger agreement at or prior to the effective time; and

•	TMHC must have received a certificate, signed by an executive officer of Parent and Merger Sub, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

Termination (see page 92)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company stockholder vote having been obtained (except as otherwise expressly noted), as follows:

•	by mutual written consent of TMHC and Parent;

•

by written notice from either TMHC or Parent if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action or enacted, issued or promulgated any law permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

•

by written notice from either TMHC or Parent if the effective time shall not have occurred on or before 5:00 p.m. New York City time on the date that is nine months following May 31, 2026 (the “end date”); or

•

by written notice from either TMHC or Parent if the company requisite vote shall not have been obtained at the stockholders meeting (or at any adjournment or postponement thereof) at which a vote on the adoption of the merger agreement was taken;

by written notice from TMHC to Parent:

•

if Parent and/or Merger Sub shall have breached any of their respective representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of Parent and Merger Sub or the compliance with their respective covenants to be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by TMHC to Parent or (B) the end date; provided, that TMHC shall not have the right to terminate the merger agreement pursuant to this provision if TMHC is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of Parent and Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•

prior to obtaining the company requisite vote, in order to enter into a definitive agreement with respect to a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a change of recommendation; provided, that TMHC pays the company termination payment at or prior to the time of such termination in accordance with the applicable provision of the merger agreement;

by written notice from Parent to TMHC:

•

if TMHC shall have breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of TMHC or the compliance with its covenants to be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to TMHC or (B) the end date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if Parent is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of TMHC’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, a change of recommendation shall have occurred.

Termination Fee (see page 93)

If the merger agreement is validly terminated under certain specified circumstances, TMHC may be required to pay a termination fee to Parent of $221,622,677 (the “company termination payment”), including if Parent terminates due to a change of recommendation or if TMHC terminates due to entering into a definitive agreement with respect to a superior proposal.

If TMHC fails to pay the amount due in a timely manner and, in order to obtain such payment, Parent commences a suit that results in a judgment against TMHC for the company termination payment or any portion thereof, TMHC shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the prevailing party) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal in effect on the date of such payment.

Expenses Generally (see page 94)

Except as otherwise provided in the merger agreement, each party shall bear its own expenses in connection with the merger agreement and the transactions contemplated thereby. Filing fees incurred in connection with the applications and filings under the HSR Act shall be borne by Parent.

Specific Performance (see page 95)

The parties to the merger agreement shall be entitled an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

Indemnification of Directors and Officers; Insurance (see page 90)

Pursuant to the terms of the merger agreement, TMHC’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 90 for a description of such ongoing arrangements.

Delisting and Deregistration of TMHC Common Stock (see page 71)

Prior to the closing date, TMHC shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NYSE to enable the delisting of TMHC common stock from NYSE as promptly as practicable after the effective time and the deregistration of TMHC common stock under the Exchange Act as promptly as practicable after such delisting, and accordingly, TMHC common stock will no longer be publicly traded.

Market Prices of TMHC Common Stock (see page 98)

The closing sales price of TMHC common stock on June 22, 2026, the latest practicable date before the printing of this proxy statement, was $71.60 per share. The closing sales price of TMHC common stock on NYSE on May 29, 2026, the last trading day prior to the announcement of the execution of the merger agreement, was $58.50 per share. You are urged to obtain current market quotations for TMHC common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. TMHC urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On May 31, 2026, TMHC entered into a merger agreement providing for the merger of Merger Sub with and into TMHC, pursuant to which, subject to the terms and conditions set forth therein, the separate corporate existence of Merger Sub will cease and TMHC will survive the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, TMHC stockholders must vote to adopt the merger agreement. The approval of the merger proposal by TMHC stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 91. You are receiving this proxy statement in connection with the solicitation by TMHC of proxies of TMHC stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger and on a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the online special meeting, you are encouraged to submit a proxy as soon as possible.

Q.	What is the merger?

A.

If the merger proposal is approved by TMHC stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into TMHC. TMHC will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger if it is completed?

A.

Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $72.50 in cash, without interest and subject to any applicable withholding taxes, for each share of TMHC common stock you own (other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares, each as described in the merger agreement) immediately prior to the effective time of the merger, which represents a premium of approximately 24% over TMHC’s closing stock price on May 29, 2026, the last trading day prior to the announcement of the execution of the merger agreement, and a premium of approximately 21% over the volume-weighted average price of $59.86 for the 30-trading day period ending on May 29, 2026. For example, if you own 100 shares of TMHC common stock (other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares) immediately prior to the effective time of the merger, you will be entitled to receive $7,250.00 in cash in exchange for such shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.

The special meeting will be held online via live audio webcast at www.virtualshareholdermeeting.com/TMHC2026SM on Wednesday, July 22, 2026 at 8:00 a.m., Pacific Time. You will need the 16-digit control number, which is included on your proxy card or in the instructions accompanying your proxy materials, to be able to vote or ask questions during the special meeting. If you are a TMHC stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.

Online check-in will begin at 7:45 a.m., Pacific Time on Wednesday, July 22, 2026 and you should allow ample time for the online check-in proceedings. Technicians will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.

Q.	Who can vote at the special meeting?

A.

All TMHC stockholders of record as of the close of business on June 22, 2026, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. Each share of TMHC common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were 91,999,956 shares of TMHC common stock issued and outstanding, held by approximately 311 holders of record.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the advisory compensation proposal; and

•	if necessary, as determined in accordance with the merger agreement by the Board, the adjournment proposal.

Q.	What is the position of the Board regarding the merger?

A.

The Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, and declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by TMHC stockholders. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger” beginning on page 43.

Q.	How does the Board recommend that I vote on the proposals?

A.	TMHC’s Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.

The merger proposal will be approved if stockholders holding a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the advisory compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?

A.

Assuming a quorum is present, the advisory compensation proposal will be approved if the holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the advisory compensation proposal.

The adjournment proposal will be approved if holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the adjournment proposal.

Q.	Do you expect the merger to be taxable to TMHC stockholders?

A.

The exchange of TMHC common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 101. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q.	What other effects will the merger have on TMHC?

A.

If the merger is completed, TMHC common stock will be delisted from NYSE and deregistered under the Exchange Act, and TMHC will no longer be required to file periodic reports with the SEC with respect to TMHC common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, TMHC common stock will no longer be publicly traded and you will no longer have any interest in TMHC’s future earnings or growth. In addition, each share of TMHC common stock (other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares, each as described in the merger agreement) you hold immediately prior to the effective time of the merger will represent only the right to receive $72.50 in cash, without interest and subject to any applicable withholding taxes. TMHC will also become a wholly owned subsidiary of Parent at the effective time.

Q.	When is the merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by TMHC stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger in the second half of 2026. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of TMHC or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. TMHC expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Q.	What happens if the merger is not completed?

A.

If the merger proposal is not approved by TMHC stockholders, or if the merger is not completed for any other reason, TMHC stockholders will not receive any payment for their shares of TMHC common stock in connection with the merger. Instead, TMHC will remain an independent public company and shares of TMHC common stock will continue to be listed and traded on NYSE. TMHC may be required to pay Parent a termination fee of $221,622,677 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 93 for a discussion of the circumstances under which TMHC will be required to pay a termination fee.

Q.	How are TMHC’s directors and executives intending to vote?

A.

As of June 22, 2026, the directors and executive officers of TMHC (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote 1,405,421 shares of TMHC common stock, representing approximately 1.53% of the shares of TMHC common stock outstanding on that date. TMHC currently expects that these directors and executive officers will vote such shares of TMHC common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.	Do any of TMHC’s executive officers or directors have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that TMHC’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of TMHC stockholders generally. The Board was aware of and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that TMHC stockholders approve the merger agreement proposal. See the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the advisory compensation proposal?

A.

SEC rules require TMHC to seek the approval of its stockholders on a non-binding, advisory basis with respect to the payments that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger. Approval of the advisory compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.	The Board is soliciting your proxy, and TMHC will bear the cost of soliciting proxies.

Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $40,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of TMHC common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of TMHC’s directors, officers and employees.

Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting online, TMHC requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.

If your shares are registered directly in your name with TMHC’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of TMHC common stock in the following four ways:

•

By Internet. Access the website of TMHC’s tabulator at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope provided. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•

At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/TMHC2026SM and enter the 16-digit control number included on your proxy card or in the instructions accompanying your proxy materials.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of TMHC common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of TMHC common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to the merger proposal, the advisory compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to TMHC’s Secretary, which statement must be received no later than July 21, 2026;

•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Pacific Time) on July 21, 2026;

•	submitting a properly signed proxy card with a later date; or

•	attending the special meeting and voting online.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the online special meeting.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of TMHC common stock to be voted.

Q.	How many shares of TMHC common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?

A.

Under TMHC’s bylaws, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of TMHC common stock entitled to vote, will constitute a quorum for the transaction of any business at such meeting. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented, then the chair of the special meeting may adjourn the special meeting to another time and/or place from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject TMHC to additional expense.

If you attend the online special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of TMHC common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.

If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.

As of the close of business on the record date, there were 91,999,956 shares of TMHC common stock outstanding. Accordingly, holders of record of at least 45,999,979 shares of TMHC common stock must be present in person or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of TMHC common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the special meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the advisory compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote at the online special meeting?

A.

If you are a stockholder of record of TMHC and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum is present. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of TMHC common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal. If you sign and return a proxy and do not indicate how you wish to vote on the advisory compensation proposal, your shares will be voted in favor of the advisory compensation proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. If your shares are not voted at the special meeting, however, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?

A.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of TMHC common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or adjournment proposal.

The vote to approve the merger proposal, however, is based on the total number of shares of TMHC common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of TMHC common stock?

A.

Yes. If the merger is completed, dissenting TMHC stockholders will be entitled to seek appraisal of their shares of TMHC common stock in connection with the merger under Section 262 of the DGCL. This means that holders of shares of TMHC common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of TMHC common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be the fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each TMHC stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of shares of TMHC common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. For more information, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 71.

Q.	What happens if I transfer my shares of TMHC common stock before the completion of the merger?

A.

If you transfer your shares of TMHC common stock before the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights with respect to such shares. In order to receive the merger consideration in respect of any shares, you must hold such shares of TMHC common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?

A.

No. After the merger is completed, if you are a stockholder of record and hold your shares of TMHC common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of TMHC common stock for the consideration to be paid to former TMHC stockholders in connection with the merger. If you are a stockholder of record and hold your shares of TMHC common stock in book-entry form, only if required by the paying agent will you receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of TMHC common stock for the consideration to be paid to former TMHC stockholders in connection with the merger. If you are the beneficial owner of shares of TMHC common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. TMHC has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless TMHC has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, TMHC will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which TMHC delivered a single copy of these proxy materials. TMHC will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

A number of brokerage firms with account holders who are TMHC stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Q.	What will the holders of outstanding TMHC equity awards receive in the merger?

A.	Pursuant to the merger agreement, effective as of the effective time, TMHC equity awards will be treated as follows:

•

Each outstanding Option under the TMHC stock plans will, to the extent then unexercised, automatically become immediately vested and be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares subject to the Option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such Option. Any Option with a per-share exercise price equal to or greater than $72.50 will be cancelled at the effective time for no consideration.

•

Each outstanding RSU under the TMHC stock plans will automatically be cancelled and converted into the right of the holder of such RSU to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50, of which amount (i) fifty percent (50%) will be paid at or promptly after the effective time and (ii) the remaining fifty percent (50%) will become payable on January 31, 2027, generally subject to the holder’s continued employment through such date.

•

Each outstanding DSU under the TMHC stock plans will automatically become immediately vested and be cancelled and will be converted into the right to receive an amount in cash equal to (x) the number of shares underlying such DSU, multiplied by (y) $72.50.

•

Each outstanding PSU under the TMHC stock plans will automatically be converted into a cash award (with all applicable performance vesting conditions deemed achieved at the target level of performance) equal to (x) the number of shares subject to such PSU, multiplied by (y) $72.50, which will then vest and be paid out in accordance with and subject to the original time vesting schedule applicable to such PSU (but without regard to the associated performance vesting conditions).

In addition, the cash awards into which the RSUs and PSUs are converted at the effective time will remain subject to any double-trigger vesting protections that applied to the underlying RSU or PSU immediately prior to the effective time. These protections generally provide for accelerated vesting and payment upon an involuntary termination of employment without cause (or, for certain executives, a voluntary termination for good reason) within 24 months following the effective time of the merger.

Q.	When will TMHC announce the voting results of the special meeting, and where can I find the voting results?

A.

TMHC intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that TMHC files with the SEC are publicly available when filed.

Q:	Where can I find more information about TMHC?

A:	You can find more information about TMHC from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.

Q:	Who can help answer my other questions?

A:

If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitor for TMHC in connection with the merger, or TMHC.

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, New York 10110

Shareholders Call Toll Free: 888-750-5830

Banks and Brokerage Firms Call: 212-750-5833

or

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Attention: Todd Merrill, Secretary

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects with respect to the proposed transaction. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the ability of the parties to complete the proposed transaction on the anticipated terms and timing, or at all; (ii) the satisfaction or waiver of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain, motivate and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xvii) other risks set forth under the heading “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Actual results and outcomes could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE MERGER

TMHC

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(480) 840-8100

Headquartered in Scottsdale, Arizona, TMHC is one of the nation’s leading community developers and homebuilders. It serves entry-level, move-up, and resort lifestyle homebuyers and renters under its family of brands—including Taylor Morrison, Taylor Morrison Home Funding, Esplanade and Yardly. TMHC has been recognized as America’s Most Trusted® Builder by Lifestory Research since 2016, was honored as one of Fortune’s World’s Most Admired Companies in 2026, and on Forbes’ Most Trusted and Best Companies in America lists in 2025. TMHC common stock is traded on NYSE under the ticker symbol “TMHC”.

TMHC’s principal executive offices are located at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, and TMHC’s telephone number is (480) 840-8100. TMHC’s corporate web address is https://www.taylormorrison.com/. The information provided on TMHC’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to TMHC’s website provided in this proxy statement.

Additional information about TMHC is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.

Parent

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

Parent and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, services and retailing. Common stock of Parent is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

Merger Sub

WXYZ Merger Sub, Inc.

c/o Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

Merger Sub is a wholly owned subsidiary of Parent and was formed on May 28, 2026, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and TMHC will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement is being provided to TMHC stockholders as part of a solicitation by the Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/TMHC2026SM on July 22, 2026 at 8:00 a.m., Pacific Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.

Purpose of the Special Meeting

At the special meeting, TMHC stockholders will be asked to consider and vote on the following proposals:

•

the merger proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 34 and 75, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•

the advisory compensation proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger” and “Advisory Compensation Proposal (Proposal 2)” beginning on pages 64 and 96, respectively; and

•	the adjournment proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3)” beginning on page 97.

The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date is a condition to the completion of the merger. If TMHC stockholders fail to approve the merger proposal, the merger will not occur.

The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the advisory compensation proposal, and vice versa. Because the vote on the advisory compensation proposal is only advisory in nature, it will not be binding on TMHC, Parent or the surviving corporation. Accordingly, because TMHC is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, TMHC does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.

Recommendation of the Board

The Board has reviewed and considered the terms of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, and declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by TMHC stockholders. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger” beginning on page 43.

The Board unanimously recommends that TMHC stockholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of TMHC common stock at the close of business on June 22, 2026, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

Holders of record of TMHC common stock are entitled to one vote for each share of TMHC common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 91,999,956 shares of TMHC common stock issued and outstanding, held by approximately 311 holders of record.

Quorum

Under TMHC’s bylaws, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of TMHC common stock entitled to vote, will constitute a quorum for the transaction of any business at such meeting. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented by proxy, then the chair of the special meeting may adjourn the special meeting from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject TMHC to additional expense.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of TMHC common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date.

Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of TMHC common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the advisory compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the advisory compensation proposal and the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of TMHC common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of TMHC common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.

Failure to Vote

If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, will not be counted as present in person or represented by proxy at the online special meeting and will not be counted as present for purposes of determining whether a quorum is present.

As discussed above, under the NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or represented by proxy at the online special meeting or counted as present for purposes of determining whether a quorum is present.

A failure to submit a proxy or otherwise attend and vote your shares at the online special meeting will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of TMHC common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting at the Special Meeting

If your shares are registered directly in your name with TMHC’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of TMHC common stock in the following four ways:

•

By Internet. Access the website of TMHC’s tabulator at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope provided. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•

At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/TMHC2026SM and enter the 16-digit control number included on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Pacific Time on July 21, 2026. Proxy cards must be received no later than July 21, 2026 in order to ensure that your shares are voted.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. You will need the 16-digit control number, which is included on your proxy card or voting instruction form, to be able to vote or ask questions during the special meeting. If you are a TMHC stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.

We encourage you to access the virtual special meeting website 15 minutes prior to the start of the special meeting to check-in online. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the special meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/TMHC2026SM if you experience technical difficulties during the check-in process or during the webcast.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to TMHC’s Secretary, which statement must be received no later than July 21, 2026;

•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Pacific Time) on July 21, 2026;

•	submitting a properly signed proxy card with a later date; or

•	attending the special meeting and voting in person.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote at the online special meeting.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the online special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of TMHC common stock to be voted.

Solicitation of Proxies

The Board is soliciting your proxy, and TMHC will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $40,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of TMHC common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of TMHC’s directors, officers and employees.

Adjournment

In addition to the merger proposal and the advisory compensation proposal, TMHC stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the Board, including for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies.

Other Information

You should not send documents representing TMHC common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging any of your certificated shares of TMHC common stock for the consideration to be paid to former TMHC stockholders in connection with the merger.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, TMHC’s proxy solicitor, by calling, toll free, 888-750-5830. Banks and brokers call 212-750-5833.

THE MERGER PROPOSAL

(PROPOSAL 1)

TMHC stockholders are being asked to approve a proposal to adopt the merger agreement, pursuant to which, subject to the terms and conditions set forth therein, and in accordance with the DGCL, Merger Sub will be merged with and into TMHC, the separate corporate existence of Merger Sub will thereupon cease, and TMHC will survive the merger as a wholly owned subsidiary of Parent.

The affirmative vote of the holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If TMHC stockholders fail to approve the merger proposal, the merger will not occur.

The Board unanimously recommends that TMHC stockholders vote “FOR” the merger proposal.

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time, Merger Sub will merge with and into TMHC, the separate corporate existence of Merger Sub will cease, and TMHC will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration

Upon the terms and subject to the conditions of the merger agreement, at the effective time, TMHC stockholders will have the right to receive $72.50 in cash, without interest and subject to any applicable withholding taxes, for each share of TMHC common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares, each as described in the merger agreement). After the merger is completed, TMHC stockholders will have only the right to receive a cash payment in respect of their shares of TMHC common stock, and will no longer have any rights as TMHC stockholders, including voting or other rights.

Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.

Treatment of TMHC Equity Awards

Pursuant to the merger agreement, effective as of the effective time, outstanding TMHC equity awards will be treated as follows:

•

Each outstanding Option under the TMHC stock plans will, to the extent then unexercised, automatically become immediately vested and be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares subject to the Option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such Option. Any Option with a per-share exercise price equal to or greater than $72.50 will be cancelled at the effective time for no consideration.

•	Each outstanding RSU under the TMHC stock plans will automatically be cancelled and converted into the right of the holder of such RSU to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50, of which amount (i) fifty percent (50%) will be paid at or promptly after the effective time and (ii) the remaining fifty percent (50%) will become payable on January 31, 2027, generally subject to the holder’s continued employment through such date.

•

Each outstanding DSU under the TMHC stock plans will automatically become immediately vested and be cancelled and will be converted into the right to receive an amount in cash equal to (x) the number of shares underlying such DSU, multiplied by (y) $72.50.

•

Each outstanding PSU under the TMHC stock plans will automatically be converted into a cash award (with all applicable performance vesting conditions deemed achieved at the target level of performance) equal to (x) the number of shares subject to such PSU, multiplied by (y) $72.50, which will then vest and be paid out in accordance with and subject to the original time vesting schedule applicable to such PSU (but without regard to the associated performance vesting conditions).

In addition, the cash awards into which the RSUs and PSUs are converted at the effective time will remain subject to any double-trigger vesting protections that applied to the underlying RSU or PSU immediately prior to the effective time. These protections generally provide for accelerated vesting and payment upon an involuntary termination of employment without cause (or, for certain executives, a voluntary termination for good reason) within 24 months following the effective time of the merger.

Effects on TMHC if the Merger Is Not Completed

If the merger proposal is not approved by TMHC stockholders, or if the merger is not completed for any other reason, TMHC stockholders will not receive any payment for their shares of TMHC common stock in connection with the merger. Instead, TMHC will remain an independent public company and shares of TMHC common stock will continue to be listed and traded on NYSE. In addition, if the merger is not completed, TMHC expects that management will operate TMHC’s business in a manner similar to that in which it is being operated today and that TMHC stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industries in which TMHC operates and adverse economic conditions. Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of TMHC common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of TMHC common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of TMHC common stock. If the merger proposal is not approved by TMHC stockholders or if the merger is not completed for any other reasons, there can be no assurance that any other transaction acceptable to TMHC will be offered or that TMHC’s business, prospects or results of operation will not be adversely impacted.

TMHC may be required to pay Parent a termination fee of $221,622,677 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 93 for a discussion of the circumstances under which TMHC will be required to pay a termination fee.

Background of the Merger

Over the past several years, as part of its regular oversight responsibilities, the Board periodically evaluates a comprehensive range of strategic alternatives available to the Company to enhance long-term shareholder value. These alternatives include business combinations and acquisitions with third parties, dispositions of assets or business units, and continued execution of the Company’s strategy as a standalone public company. The Board evaluates each strategic alternative based on whether it would create scale and material value for stockholders relative to the Company’s standalone prospects, and recognizing the value of scale in the homebuilding industry, taking into account industry conditions, the Company’s financial and operating position, and the Company’s long-term strategic objectives. As part of these evaluations, the Board has from time to time evaluated various potential transactions with strategic acquirors, including mid-cap and large-cap builders. However, the Board has consistently concluded that remaining independent while executing the Company’s existing strategy represented the optimal path to value creation, except where a specific transaction offered superior terms and certainty.

In furtherance of its consideration of potential strategic alternatives, the Board and TMHC management have held discussions with representatives of Moelis from time to time based on Moelis’ experience and expertise as a financial advisor in a wide variety of strategic transactions, as well as Moelis’ qualifications and experience advising, and familiarity with, companies operating in the homebuilding industry. TMHC has also from time to time been advised by Simpson Thacher & Bartlett LLP (“Simpson Thacher”), TMHC’s outside counsel, in connection with the evaluation of various strategic alternatives, and TMHC worked with representatives of Moelis and Simpson Thacher throughout the course of events described below.

Sheryl Palmer, Chairman and Chief Executive Officer of TMHC initially met the Chief Executive Officer of Party A (“Party A CEO”) on September 11, 2025 at an industry conference. Following that meeting, throughout September and October, Ms. Palmer and Party A CEO had various communications regarding a potential transaction, including that Party A CEO had been in discussions with Party A’s bankers, and may be in a position to move forward with more serious discussions regarding a potential acquisition. Ms. Palmer and Party A CEO subsequently had calls on October 16, 2025 and November 2, 2025, in which Party A CEO presented materials regarding a potential acquisition to Ms. Palmer. On November 11, 2025, Ms. Palmer received an unsolicited proposal from Party A to acquire 100% of TMHC’s outstanding common stock for $71.00 per share, of which 90% would be paid in cash and the remaining 10% would be paid in stock of Party A (the “November 2025 Proposal”). Ms. Palmer shared the proposal with the Board and representatives of each of Moelis and Simpson Thacher. Ms. Palmer also discussed the need to further evaluate the proposal with Peter Lane, lead independent director of the Board, and agreed with Mr. Lane that she should reach out to Moelis to request Moelis assist TMHC with further analysis. On November 20, 2025, Ms. Palmer provided representatives of Moelis with TMHC management’s five-year financial forecast (the “Preliminary Five Year Forecast”) and requested that Moelis prepare its preliminary financial analysis of TMHC and the November 2025 Proposal. Further, on December 1, 2025, TMHC and Moelis entered into an indemnity letter in connection with TMHC’s consideration of certain potential transactions, including evaluation of the November 2025 Proposal.

On December 9, 2025, the Board held a special meeting with representatives of each of TMHC management, Moelis and Simpson Thacher in attendance. At the meeting, the Board discussed with representatives of TMHC management and TMHC’s advisors the status of the discussions with Party A and the November 2025 Proposal. Representatives of TMHC management reviewed with the Board the Preliminary Five Year Forecast, and representatives of Moelis reviewed with the Board Moelis’ preliminary financial analysis of TMHC and the November 2025 Proposal. The Board discussed several aspects of the November 2025 Proposal with representatives of TMHC management and TMHC’s advisors, including that the cash consideration represented a low premium to TMHC’s December 1, 2025 share price and that Party A had a high net debt to total capitalization ratio. The Board instructed Ms. Palmer to reject the November 2025 Proposal, noting the insufficient valuation and considerable leverage of the potential pro forma company, among other factors. Following the meeting, on December 16, 2025, Ms. Palmer relayed the Board’s decision to Party A, and discussions with Party A ceased. The Board’s rejection of the November 2025 Proposal was consistent with its established evaluation criteria and reaffirmed the Board’s confidence in TMHC’s standalone strategy.

At its regularly scheduled meetings in December 2025 and January 2026, then again in a special meeting on February 24, 2026, the Board discussed the Company’s strategic position and determined that, as part of its ongoing evaluation of strategic alternatives, it would be appropriate to reengage with prior interested parties and other companies in the homebuilding industry that might be interested in a transaction. The Board directed representatives of Moelis to contact certain other companies to further explore this alternative, while continuing to execute the Company’s standalone strategy. Between January 2026 and May 2026, representatives of Moelis spoke with six parties (Parties B – G) about the possibility of a transaction with the Company. The discussions with these six parties are summarized below; however, none of the discussions resulted in entry into a non-disclosure agreement, any exchange of information or any specific proposal on price or other material terms. Following preliminary discussions, the parties contacted by representatives of Moelis on behalf of TMHC each indicated that they were not interested in pursuing discussions in the near-term, either due to macroeconomic concerns affecting the homebuilding industry or for other reasons unique to their respective companies. Ms. Palmer provided ongoing updates to Mr. Lane with respect to discussions with and among representatives of Moelis and such parties, and provided a fulsome summary of discussions had from January to February 2026 to the Board in the meeting of the Board on February 24, 2026.

In February 2026, Ms. Palmer was approached by a homebuilding investor and business partner on behalf of Party B who indicated that Party B may be interested in pursuing a potential transaction with TMHC. Shortly thereafter, representatives of Party B initiated a discussion with representatives of Moelis regarding the homebuilding industry and Party B’s strategic goals, which such representatives of Moelis accepted, consistent with the ongoing discussions authorized by TMHC; however, Party B did not express interest in moving forward with discussions regarding a potential acquisition.

Also in February 2026, at the Board’s direction, representatives of Moelis had discussions with Party C to gauge Party C’s interest in a potential acquisition of TMHC. Management of Party C initially expressed interest and noted it had board-level discussions about the possibility of a potential acquisition. However, Party C indicated that given market uncertainty, as well as Party C management’s comfort with its then-current financial performance, Party C was not interested in pursuing a transaction with TMHC at that time.

From February 2026 to March 2026, at the Board’s direction, representatives of Moelis had various discussions with representatives of Party D, a private equity firm, about a potential acquisition of TMHC. Party D indicated that it was not interested in pursuing a transaction due to multiple factors, including the Company’s large size, and discussions with Party D ceased.

In March 2026, at the Board’s direction, representatives of Moelis had discussions with Party E to gauge Party E’s interest in a potential acquisition of TMHC. Party E initially expressed interest in a potential transaction, but due to certain macroeconomic concerns impacting the homebuilding industry, as well as confidence in their own standalone strategy, representatives of Party E ultimately indicated that Party E was unlikely to pursue a transaction.

In March 2026, at the Board’s direction, representatives of Moelis spoke with representatives of Party F, to gauge Party F’s interest in a potential acquisition of TMHC. Representatives of Party F indicated that, due to the transaction’s size and associated execution risk in the current market, a potential transaction with TMHC was not a good fit.

On March 27, 2026, as part of regular update discussions periodically held among representatives of each of Goldman Sachs and TMHC, representatives of Goldman Sachs discussed with Ms. Palmer Berkshire’s historical interest in the homebuilding sector and certain public positions Berkshire holds in certain of TMHC’s peers. Following this discussion, Ms. Palmer agreed that representatives of Goldman Sachs could facilitate a meeting between herself and Greg Abel, President and Chief Executive Officer of Berkshire, to gauge Mr. Abel’s and Berkshire’s interest in a potential transaction with TMHC. During the resulting conversation between representatives of Goldman Sachs and Mr. Abel, Mr. Abel indicated that Berkshire welcomed the opportunity to be put in touch with Ms. Palmer to discuss a potential acquisition of TMHC by Berkshire, which information such representatives of Goldman Sachs reported to Ms. Palmer. Ms. Palmer informed such representatives of Goldman Sachs that she would be interested in meeting with Mr. Abel, and representatives of Goldman Sachs introduced Ms. Palmer and Mr. Abel on April 12, 2026 via email. Ms. Palmer and Mr. Abel agreed to meet at

Ms. Palmer’s home in Scottsdale, Arizona on May 6, 2026 (the “May 6 Meeting”). Ms. Palmer informed Mr. Lane and several other members of the Board of this communication and of the upcoming meeting, and Mr. Lane was supportive of Ms. Palmer attending the May 6 Meeting.

Through late May, at the direction of TMHC, a representative of Goldman Sachs had various discussions with Mr. Abel to solicit feedback regarding Berkshire’s potential interest in a transaction with TMHC.

In April 2026, at the Board’s direction, representatives of Moelis spoke with representatives of Party G to gauge Party G’s interest in a potential acquisition of TMHC. Party G indicated that it was not interested in pursuing the opportunity due to the associated execution risk, and discussions with Party G ceased.

None of these discussions resulted in a specific proposal or terms that would advance a potential transaction. The Board remained focused on executing the Company’s standalone strategy while remaining receptive to strategic alternatives that would create material shareholder value.

In evaluating potential strategic alternatives, the Board remained open to exploring opportunities with any interested third parties that might offer superior value. Mr. Abel and Ms. Palmer met on May 6, 2026, as planned. At the meeting, which lasted approximately six hours, Mr. Abel and Ms. Palmer engaged in a wide-ranging discussion, including about homebuilding industry trends and recent strategic transactions in the industry. Ms. Palmer shared with Mr. Abel certain materials based on publicly available information with the goal of informing Mr. Abel about TMHC’s operations and market positioning. Mr. Abel told Ms. Palmer that he had spent considerable time and effort learning about TMHC and that he was impressed by the platform and what management had been able to accomplish over the past several years. Mr. Abel indicated to Ms. Palmer that he was interested in pursuing further discussions to determine whether there was a mutually acceptable price at which the parties could enter into a potential transaction. Ms. Palmer’s understanding at this time was that Berkshire’s approach to soliciting strategic acquisitions is distinctive — Ms. Palmer expected that once a specific price proposal was made by Berkshire, it would constitute a best and final offer that would not be increased or subject to negotiation. Based on this understanding, at the May 6 Meeting, Ms. Palmer told Mr. Abel that it was too early to discuss pricing and that Ms. Palmer wanted an opportunity to discuss with the Board before the discussions with Mr. Abel progressed.

While Mr. Abel did not make a specific proposal to Ms. Palmer at the May 6 Meeting, he referenced TMHC’s 52-week trading high. Ms. Palmer’s impression of Mr. Abel’s remark was that he was anchored to TMHC’s 52-week high as a reference point for valuation purposes. Ms. Palmer mentioned that she was unsure whether the Board would agree to transact at such a price. Mr. Abel had also noted that he believed Berkshire could put forth a strong offer in terms of price, speed and closing certainty, and that any transaction would not be subject to due diligence or contain a financing contingency. Ms. Palmer indicated at the conclusion of the May 6 Meeting that she would reflect on her meeting with Mr. Abel and discuss with the Board whether to continue to pursue further discussions regarding a potential transaction with Berkshire.

On May 8, 2026, Ms. Palmer discussed the May 6 Meeting with Mr. Lane, and it was agreed between Ms. Palmer and Mr. Lane that TMHC’s financial advisors should prepare preliminary financial analyses of TMHC in anticipation of a potential proposal from Berkshire. On May 8, 2026, Ms. Palmer contacted Mr. Abel to indicate that she was open to continuing to explore a potential transaction with Berkshire and that she had asked TMHC’s financial advisors to prepare preliminary financial analyses of TMHC so as to assist the Board in evaluating any proposal that may be put forward by Berkshire, but that she would like the opportunity to meet with Mr. Abel again to discuss the potential transaction further, including with respect to valuation. On May 9, 2026, Mr. Abel asked Ms. Palmer if she could meet with him on May 18, 2026. Ms. Palmer and Mr. Abel agreed to meet at Ms. Palmer’s home in Scottsdale, Arizona.

On May 10, 2026, Ms. Palmer provided an update to the Board via e-mail regarding several topics. First, Ms. Palmer relayed that the market had taken another downturn, and TMHC’s April financial results reflected continued consumer resistance resulting from upward movement in interest rates, the war in Iran and inflation, among other factors. Next, Ms. Palmer provided an update with respect to the discussions with parties that Moelis had contacted at TMHC’s direction and on TMHC’s behalf regarding a potential transaction over the past several months. Ms. Palmer explained that while several parties had continued to express interest, discussions with those parties had not progressed. Ms. Palmer stated that the discussions with Berkshire were most active and strategically aligned at this time. Ms. Palmer conveyed to the Board her belief, based on statements Mr. Abel made to Ms. Palmer at the May 6 Meeting and during the prior discussions between Mr. Abel and Goldman Sachs that Mr. Abel was anchored to TMHC’s 52-week closing price high as a reference point for valuation. Ms. Palmer expressed that she would like to meet with Mr. Abel again to demonstrate the full strategic opportunity, including potential synergies, in order for him to consider this information before he made a formal offer, with the assumption that Berkshire would act consistently with past practice and not subsequently increase its offer beyond an initial stated price. Ms. Palmer indicated to the Board that next steps would include progressing the engagements of each of Moelis and Goldman Sachs as TMHC’s financial advisors and engaging Simpson Thacher and suggested the Board meet via videoconference later in the week to discuss these topics in advance of her next meeting with Mr. Abel on May 18, 2026.

On May 11 and May 12, 2026 Mr. Van Hyfte and Ms. Palmer circulated certain updated TMHC management five- year financial projections for the 2026 through 2030 fiscal years (the “Five Year Forecast”) to representatives of each of Moelis and Goldman Sachs and requested that each of Moelis and Goldman Sachs prepare a preliminary financial analysis of TMHC. The Five Year Forecast, updated each quarter to reflect current market conditions, reflected lower home closing units and revenue volume, reduced home margins, increased share repurchases and reduced earnings before interest and tax and reduced earnings per share as compared to the Preliminary Five Year Forecast, which reductions were predominantly a result of slowing market conditions, higher interest rates and a reduction in backlog as of March 31, 2026. The Five Year Forecast was made available to the Board on May 14, 2026, in preparation for the Board meeting that was due to be held on May 21, 2026.

On May 14, 2026, in a special meeting, the Board met via videoconference. Todd Merrill, TMHC’s Executive Vice President and Chief Legal Officer, also was present at the meeting. Ms. Palmer first discussed with the Board her recent conversations with Mr. Abel as described in her email of May 10, 2026. Ms. Palmer and the Board then discussed the current state of the homebuilding industry, including Ms. Palmer’s view that, while the industry continued to benefit from structural housing undersupply and constrained resale inventory, value creation is increasingly dependent on scale, land strategy and disciplined capital allocation. Ms. Palmer further explained that the industry continues to face significant headwinds from affordability constraints and elevated interest rates. Ms. Palmer expressed her view that, with these background facts as well as other considerations such as a premium price and closing certainty, it was worth continuing to explore Berkshire’s interest in acquiring TMHC. Ms. Palmer also stated that, if the parties were to further explore a potential transaction, Berkshire would expect to move quickly so as to avoid significant extended disruption to TMHC management and to avoid the risk that the transaction was leaked to the public. If the Board was supportive, Ms. Palmer indicated that she intended to meet with Mr. Abel on May 18, 2026 to further discuss TMHC’s business and prospects, including to identify for Mr. Abel potential synergy opportunities with other existing Berkshire businesses in an effort to ensure that if and when Berkshire made an offer, Mr. Abel was equipped with information that would support a value maximizing price for stockholders. The Board discussed and determined that it was supportive of Ms. Palmer having further discussions with Mr. Abel to see if a mutually agreeable price could be achieved. In furtherance of TMHC’s consideration of the discussions with Berkshire, the Board also determined to retain Goldman Sachs, in addition to Moelis, as TMHC’s financial advisors, based on each of Goldman Sachs’ and Moelis’ experience and expertise as financial advisors in a wide variety of transactions, as well as their respective experience advising, and familiarity with, companies operating in the homebuilding industry. In addition, the Board discussed retaining Simpson Thacher to represent the Company in connection with such transaction. The Board determined that it was appropriate to explore Berkshire’s interest further to determine whether a mutually agreeable transaction could be achieved at a price that would represent material value creation relative to the Company’s standalone prospects.

On May 18, 2026, Mr. Abel and Ms. Palmer met to further discuss a potential transaction. At this meeting, Ms. Palmer discussed with Mr. Abel her perspectives on TMHC, the homebuilding industry and in what areas TMHC may have synergies with, or be able to better support, Berkshire’s existing businesses. Ms. Palmer prepared presentation materials based on publicly available information to present to Mr. Abel with the goal of providing Mr. Abel with information to support an offer that would maximize value for the Company’s stockholders. Mr. Abel indicated that he would consider the impact of the information on his views of TMHC’s valuation, but that if the Board was looking to transact at a price in excess of TMHC’s 52-week high closing price of $72.50 then there was no basis for continued discussions.

On May 19, 2026, Ms. Palmer contacted Mr. Abel to inform him that she was meeting with the Board in the coming days, and asked Mr. Abel if he had any additional details regarding a potential offer that she could share with the Board. Mr. Abel again thanked Ms. Palmer for the discussion the previous day but indicated that he had no further information than what they had discussed. Mr. Abel suggested that they talk in a few weeks. Accordingly, no further materials were provided to the Board ahead of the meeting scheduled for May 21, 2026 than had already been distributed prior to the exchanges between Ms. Palmer and Mr. Abel on May 19, 2026.

On May 21, 2026, the Board met for a regularly scheduled meeting in person in Las Vegas, Nevada. Representatives of each of Moelis, Goldman Sachs and Simpson Thacher joined via videoconference. Mr. Merrill was also present. At this meeting, representatives of Simpson Thacher reviewed with the Board its fiduciary duties in the context of considering a potential acquisition by a third party. Representatives of each of Moelis and Goldman Sachs reviewed with the Board Moelis’ and Goldman Sachs’ respective preliminary financial analysis of TMHC based on the Five Year Forecast. The Board discussed and considered the financial advisors’ respective preliminary financial analyses of TMHC and determined that, assuming Berkshire could reach an offer price of $72.50 per share, Ms. Palmer should proceed with negotiating the terms of a potential transaction. The Board thereafter considered the merits and risks of contacting other potential acquirors prior to the Company entering into any definitive agreement with Berkshire. The Board discussed the conversations that Moelis had with several other potential third parties between January and May 2026 at TMHC’s direction and on TMHC’s behalf, including that none of those discussions were as well-progressed as the discussions with Berkshire. The Board further considered past statements by Berkshire executives that Berkshire does not participate in auction processes as an institutional practice, and that if Berkshire became aware that TMHC was contacting other potential acquirors then Berkshire would withdraw any proposal and cease discussions. The Board also considered the increased risk of a leak stemming from outreach to other third parties and the potential negative impact of such a leak on the process for negotiating and signing a definitive agreement for a potential transaction. After this discussion, the Board determined that the potential benefits of contacting other potential acquirors prior to the signing of any definitive agreement with Berkshire were outweighed by the risks, particularly in light of the fact that discussions had already occurred with other potential parties earlier in the year and none of those parties were actively pursuing continued discussions. Instead, the Board determined that TMHC should focus on discussions with Berkshire, including negotiating favorable terms in the definitive merger agreement, including acceptable covenants with respect to the Board’s ability to consider potential superior proposals and an acceptable termination fee payable to Berkshire under certain circumstances in which the merger agreement is terminated in connection with TMHC receiving a superior proposal. At this meeting, the Board discussed, and Ms. Palmer confirmed her understanding that, there would be no agreements made with Berkshire regarding management’s possible post-closing employment with Berkshire or any amounts payable to management as a result of a transaction until after the parties had agreed on the material terms of a potential transaction, including price.

On May 22, 2026, Ms. Palmer contacted Mr. Abel to discuss the outcome of the Board meeting. Ms. Palmer indicated that while the Board continued to have confidence in TMHC’s Five Year Forecast, it was interested in continuing to explore a transaction with Berkshire if Berkshire was prepared to make an offer at a price no lower than $72.50 per share and if the transaction contained other terms acceptable to TMHC, including an acceptable termination fee. Mr. Abel indicated that he was not prepared at that time to make an offer of $72.50 per share but that he wished to continue to evaluate the price and other terms and conditions to see if he could support an offer at that price. Later that day, Mr. Abel called Ms. Palmer to relay that he was optimistic that Berkshire could make an offer at $72.50 per share to acquire TMHC but wished to have additional discussions with Ms. Palmer regarding certain aspects of TMHC’s business and published financial results before he could confirm such an offer. Mr. Abel asked Ms. Palmer to meet in person on May 25, 2026 and they agreed to meet at Ms. Palmer’s residence in Idaho.

On May 25, 2026, the Board held a special meeting to discuss the status of discussions with Berkshire, with Mr. Merrill and representatives of each of Moelis, Goldman Sachs and Simpson Thacher in attendance. At the meeting, Ms. Palmer provided an update on her communications with Mr. Abel and indicated that Mr. Abel was flying to Idaho to meet with her later that day. Representatives of each of Goldman Sachs and Moelis informed the Board that there had been no material updates to their respective preliminary financial analyses of TMHC since the May 21, 2026 Board meeting. Representatives of each of Goldman Sachs and Moelis further reviewed with the Board Berkshire’s activity in the homebuilding sector and general observations regarding Berkshire’s approach to mergers and acquisitions transactions. The Board also discussed the anticipated streamlined due diligence process as well as a potential range for the amount of the termination fee that would be acceptable to the Board. The Board authorized Ms. Palmer to further discuss the potential transaction and to discuss proceeding to negotiate definitive transaction documents with Mr. Abel, and instructed her to communicate to Mr. Abel that any potential offer at a value below $72.50 per share would not be acceptable to the Board.

Also on May 25, 2026, representatives of Moelis provided customary relationship disclosure to TMHC which included disclosure of certain relationships between Moelis and its representatives, on the one hand, and Berkshire and certain of its affiliates, on the other hand.

Later that day, Ms. Palmer and Mr. Abel met at her home in Idaho to discuss the potential transaction. Mr. Abel indicated confidence in achieving an offer price of $72.50 per share. He also noted his expectation for the merger agreement to reflect that, while TMHC would not be able to actively solicit other acquisition proposals, the Board would be able to consider, prior to receiving the TMHC stockholder vote, certain unsolicited proposals received from third parties consistent with its fiduciary duties and proposed a termination fee of 4.25% of TMHC’s total equity value. Ms. Palmer indicated that she did not believe the Board would be willing to accept a termination fee of 4.25% and proposed that the fee be equal to 3.00% of TMHC’s total equity value. Mr. Abel said he would consider the request and revert with a revised proposal on the termination fee. Mr. Abel and Ms. Palmer discussed that, if they could reach agreement on the $72.50 per share price and a mutually acceptable termination fee, then the parties should begin having their advisors move towards negotiating definitive transaction documents.

On May 26, 2026, representatives of Simpson Thacher sent an initial draft of a non-disclosure agreement (“NDA”), including a standstill, non-solicit and certain other provisions, to representatives of Gibson Dunn & Crutcher LLP (“GDC”), counsel to Berkshire, which was finalized and executed on May 27, 2026. In addition, on May 27, 2026, representatives of Simpson Thacher sent an initial draft of the merger agreement for the proposed transaction to representatives of GDC. Over the course of the next four days, representatives of TMHC, Berkshire, Simpson Thacher and GDC negotiated the terms of the merger agreement and the other definitive documentation for the proposed transaction. During this time, Mr. Abel and Ms. Palmer directly discussed several items in the definitive documentation, including the “no shop” provisions, the treatment of certain employee equity and benefits matters and the regulatory covenants.

On May 27, 2026, the Board held a special meeting by videoconference attended by Mr. Merrill and representatives of each of Simpson Thacher, Goldman Sachs and Moelis. Ms. Palmer provided an update to the Board on her continued discussions with Mr. Abel and noted that she delivered the message agreed to in the prior Board meeting regarding a $72.50 per share transaction price. Ms. Palmer noted that Mr. Abel did not respond with a specific price proposal as he considered certain non-public information about TMHC that he had received after the parties entered into the NDA, but that they agreed that the parties and their advisors should work expeditiously towards finalizing the definitive documentation for a potential transaction. The Board also discussed Mr. Abel and Ms. Palmer’s exchange on the magnitude of the termination fee where Ms. Palmer indicated that a termination fee of 4.25% of TMHC’s total equity value was too high and the fee should be equal to around 3.00% of TMHC’s total equity value. The Board concluded that Ms. Palmer should reiterate to Mr. Abel that the Board would require a price of $72.50 per share and a termination fee in the low 3% range. Following the meeting, Ms. Palmer discussed the termination fee with Mr. Abel, and they agreed on a termination fee of 3.25% of total equity value.

On May 30, 2026, Mr. Abel presented Ms. Palmer with a written offer of $72.50 per share via email. Over the course of the day on May 30, 2026, TMHC and Simpson Thacher proceeded with finalizing the merger agreement and other definitive transaction documentation with Berkshire and GDC. Additionally, Simpson Thacher, on behalf of TMHC, negotiated engagement letters with each of Goldman Sachs and Moelis based on instructions from Ms. Palmer and the Board, which engagement letters were executed between TMHC and each of Goldman Sachs and Moelis, respectively, on May 30, 2026. Later that day, Mr. Abel indicated to Ms. Palmer his expectation that TMHC would continue to be led by Ms. Palmer post-closing of the transaction.

Also on May 30, 2026, representatives of Goldman Sachs provided customary relationship disclosure to TMHC which included disclosure of certain relationships between Goldman Sachs and its representatives, on the one hand, and Berkshire and certain of its affiliates, on the other hand.

On May 31, 2026, the Board held a special meeting by videoconference attended by Mr. Merrill and representatives of each of Simpson Thacher, Goldman Sachs and Moelis. Ms. Palmer gave a transaction update to the Board regarding the events that had occurred since the Board last met on May 27, 2026. She indicated that Mr. Abel had submitted to her via email the previous day an offer by Berkshire to purchase all of TMHC’s outstanding common stock for $72.50 per share in cash. Ms. Palmer further explained that the parties’ advisors had negotiated and finalized the merger agreement and related definitive transaction documentation over the previous days, which had been made available to the Board prior to such meeting. Representatives of Goldman Sachs then reviewed with the Board Goldman Sachs’ financial analysis of TMHC and the proposed merger. Thereafter, at the request of the Board, representatives of Goldman Sachs rendered Goldman Sachs’ oral opinion to the Board (which was subsequently confirmed in writing by delivery of Goldman Sachs’ written opinion dated May 31, 2026) to the effect that, as of May 31, 2026 and based on and subject to the factors and assumptions set forth therein, the $72.50 in cash per share to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Also at this meeting, representatives of Moelis reviewed with the Board Moelis’ financial analysis of the per share merger consideration and delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 31, 2026, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the per share merger consideration to be received in the merger by holders of TMHC common stock, was fair, from a financial point of view, to such holders. Representatives of Simpson Thacher then reviewed the Board’s fiduciary duties and other legal matters in connection with the Board’s consideration of the proposed transaction and reviewed with the Board the terms of the merger agreement and related transaction documents.

During such meeting, the Board considered and discussed at length the benefits and costs to TMHC’s stockholders of capturing and monetizing the value of the business through Berkshire’s all-cash proposal against the risks and opportunities afforded to such stockholders by continuing to operate TMHC’s business on a stand-alone basis as a publicly-traded company. The Board considered the terms of the merger agreement that would permit the Board, prior to the receipt of stockholder approval, to act consistent with its fiduciary duties to consider and engage with unsolicited alternative proposals that could reasonably lead to a superior proposal and the related termination fee of $221,622,677, equal to 3.25% of the Company’s total equity value, that would be payable to Berkshire if the merger agreement were terminated under certain circumstances. After robust discussion, the Board concluded that it would be in the best interests of TMHC and its stockholders to secure the benefits of the proposed transaction with Berkshire. Representatives of each of Goldman Sachs and Moelis were then excused from the meeting, and the Board engaged in further discussion regarding the proposed transaction, including with respect to the communications plan regarding the announcement of the transaction with investors, employees and other key constituencies.

Following such discussions, the Board unanimously (i) approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and TMHC’s stockholders, (iii) directed that the merger agreement be submitted to TMHC’s stockholder’s for adoption, and (iv) recommended that the merger agreement and the transactions contemplated thereby, including the merger, be adopted by TMHC’s stockholders in accordance with applicable law. Ms. Palmer and Mr. Merrill were then dismissed from the meeting and the Board met in executive session with the representatives of Simpson Thacher present. In executive session, the Board determined to authorize Ms. Palmer to engage with Mr. Abel after the transaction announcement regarding management’s possible post-closing employment opportunities and any amounts payable to TMHC’s management in connection with the transaction, including that Ms. Palmer could discuss with Mr. Abel, assuming it was acceptable to Ms. Palmer, the terms on which she would continue to lead TMHC after the closing of the transaction.

Shortly after the Board meeting, TMHC and Berkshire executed the merger agreement.

At 4:30 PM EST on Sunday, May 31, 2026, TMHC and Berkshire issued a joint press release announcing the transaction and their execution of a definitive merger agreement.

Recommendation of the Board and Reasons for the Merger

The Board recommends that you vote “FOR” the merger proposal.

At a meeting of the Board held on May 31, 2026, the Board, acting in consultation with its outside legal counsel and financial advisor, unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of TMHC and its stockholders, (b) declared it advisable, fair to and in the best interests of TMHC to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (c) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (d) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by TMHC stockholders.

When you consider the Board’s recommendation, you should be aware that TMHC’s directors may have interests in the merger that may be different from, or in addition to, the interests of TMHC stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger”.

Factors the Board Considered Supporting the Approval of the Merger

In the course of reaching its decision, the Board consulted with TMHC’s management and financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):

•

Per share merger consideration. The Board considered the $72.50 per share in cash to be paid as merger consideration in relation to (a) the Board’s estimate of the current and future value of TMHC as an independent entity and (b) the market price of TMHC’s common stock described in the bullet immediately below.

•	Premium. The Board considered that the $72.50 per share in cash to be paid as merger consideration was an attractive value for the shares of TMHC common stock and represented:

•	a premium of 84% based on the estimated cost basis of TMHC’s top twenty-five investors of $39.46;

•	a premium of 21% based on the volume-weighted average price of $59.86 of the shares of TMHC common stock reported for the 30-trading day period ending on May 29, 2026; and

•	a premium of 19% based on the volume-weighted average price of $61.09 of the shares of TMHC common stock reported for the 90-trading day period ending on May 29, 2026.

•

Cash consideration. The Board considered the fact that the merger consideration would be paid solely in cash, which enables TMHC’s stockholders to realize value that has been created at TMHC, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The Board weighed the certainty of realizing a compelling value for shares of TMHC common stock by virtue of the merger against the uncertain prospect that the trading value for TMHC common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with its business.

•

Likelihood of consummation. The Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required antitrust approval, and the remedies available to TMHC under the merger agreement, as well as the commitment by Parent to use reasonable best efforts, subject to certain limitations, to consummate the merger as soon as reasonably practicable, as well as Parent’s agreement to use its reasonable best efforts, subject to certain limitations, to take any and all steps necessary to avoid or eliminate impediments or objections, if any, under any antitrust law, including agreeing to or committing to certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearance, and consents as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 70.

•

Strategic alternatives. The Board considered the potential values, benefits, risks and uncertainties facing TMHC stockholders associated with possible strategic alternatives to the merger (including potential alternative combinations and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. The Board considered these alternatives as compared to the risks and benefits of the proposed merger.

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Opinions of Goldman Sachs and Moelis. The Board considered (a) the financial analysis of Goldman Sachs reviewed by representatives of Goldman Sachs with the Board as well as the opinion of Goldman Sachs rendered to the Board on May 31, 2026, to the effect that, as of May 31, 2026 and based on and subject to the factors and assumptions set forth therein, the $72.50 in cash per share to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Goldman Sachs & Co. LLC” and which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety and (b) the financial analysis reviewed by representatives of Moelis with the Board as well as the oral opinion of Moelis delivered to the Board on May 31, 2026 (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Board dated May 31, 2026), to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the per share merger consideration to be received in the merger by holders of TMHC common stock was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Moelis & Company LLC” and which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

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Highest value reasonably obtainable. The Board believed the merger consideration of $72.50 per share of TMHC common stock represented the highest value reasonably obtainable for TMHC common stock for the foreseeable future, taking into account the business, operations, business strategy, assets, liabilities and general financial condition of TMHC. The Board also considered the progress and the outcome of TMHC’s negotiations with Parent, including the terms and conditions to the merger with respect to the parties’ obligations to obtain regulatory approvals under the merger agreement.

The Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and time prior to the consummation of the merger during which an unsolicited superior proposal could be submitted, and the Board considered the specific provisions of the merger agreement, which, subject to the terms and conditions thereof, permit TMHC to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the Board to change its recommendation to TMHC stockholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to payment of a termination fee by TMHC.

Further, the Board believed, based on its negotiations with Parent and other relevant factors, including economic and business conditions, that the merger consideration was the highest price per share that Parent was willing to pay and that the merger agreement contained the most favorable terms to TMHC to which Parent was willing to agree.

•	Parent’s reputation: The Board considered the business reputation, experience and capabilities of Parent.

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TMHC’s current condition. The Board considered information with respect to its financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

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TMHC’s future prospects. The Board considered TMHC’s future prospects if it were to remain independent, including (a) the nature and current state of, and prospects for, the industries in which TMHC operates and TMHC’s competitive position and prospects therein, (b) the compliance costs of remaining a public company, (c) financial and execution risks and (d) TMHC’s relationships with customers, suppliers and employees, and the risks associated with continued independence discussed below.

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Risks associated with continued independence. While the Board remained supportive of TMHC’s strategic plan and optimistic about its prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including, but not limited to those risks discussed in TMHC’s public filings with the SEC, such as risks related to increases in interest rates, high inflation, housing affordability, cost and availability of suitable land, availability and cost of financing for homebuyers, inclement weather and natural disasters, supply of available new or existing homes and other housing alternatives and energy prices, among others (see “Where You Can Find Additional Information” beginning on page 107 of this proxy statement) and the possibility that, if TMHC did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the shares of common stock would reach and sustain the $72.50 per share value of the merger consideration, as adjusted for present value, or that the trading price would never reach or would fail to sustain such level.

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Economic conditions. The Board considered the current state of the U.S. and global economies, including the volatility in the credit, financial and stock markets, global inflation trends, geopolitical risks, current interest rates and the current and potential impact of these conditions in both the near term and long term on TMHC’s industry and the price of TMHC’s common stock.

•	Merger agreement. The Board considered, in consultation with its counsel, the terms of the merger agreement, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•	the fact that the consummation of the merger is not conditioned on any financing arrangements or contingencies;

•	the fact that TMHC has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;

•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;

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the right of the Board to effect a change of recommendation or terminate the merger agreement in order to enter into a definitive written agreement providing for a superior proposal prior to obtaining the TMHC stockholder approval if the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal constitutes a superior proposal, subject to certain notice requirements and “matching rights” in favor of Parent and payment to Parent of a termination fee of $221,622,677;

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the belief of the Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $221,622,677 termination fee was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the Board’s right to change its recommendation prior to obtaining the TMHC stockholder approval if an intervening event has occurred and the Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent;

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TMHC’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that the third party has made a competing proposal that constitutes or would reasonably be expected to lead to a superior proposal; and

•	TMHC’s right, under specified circumstances, to specifically enforce Parent’s obligations under the merger agreement.

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Financing. The Board considered the fact that the merger is not conditioned on any financing arrangements or contingencies, as well as representations and covenants made by Parent and Merger Sub in the merger agreement relating to the sufficiency of funds. Further, the Board considered that the merger agreement permits TMHC to seek specific performance against Parent.

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Appraisal rights. The Board considered the fact that TMHC stockholders who do not vote to adopt the merger agreement and who comply with the requirements of Section 262 of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

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Board’s independence and comprehensive review process. The Board considered the fact that the Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions among the Board, with TMHC’s management team, and with representatives of its legal and financial advisors, and also took into consideration the financial expertise and industry expertise held by a number of directors.

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Stockholders’ ability to reject the merger. The Board considered the fact that the merger is subject to the adoption of the merger agreement by the holders of a majority of the outstanding shares of TMHC common stock entitled to vote as of the close of business on the record date.

Other Factors Considered by the Board.

In the course of reaching its decision, the Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

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Participation in future gains. The Board considered the fact that TMHC will no longer exist as an independent public company and TMHC stockholders will forgo any future increase in TMHC’s value that might result from its possible growth as an independent company. The Board was optimistic about its prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by its strategic plan, particularly on a risk-adjusted basis and in light of the achievability of the Five Year Forecast.

•	Regulatory risk. The Board considered the risk that the receipt of necessary antitrust approval, which is beyond TMHC’s control, may be delayed, conditioned or denied.

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Risks associated with a failure to consummate the merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The Board noted the fact that, if the merger is not completed, (a) it will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition, an inability to pursue alternative business opportunities or make changes to its business during the pendency of the merger, and a potentially negative effect on its business and its relationships with customers, suppliers, business partners and employees, (b) the price of TMHC common stock could decline, potentially significantly, to the extent the current market price reflects a market assumption that the merger will be completed, and (c) the market’s perception of TMHC could be adversely affected.

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Risks associated with the announcement and pendency of the merger. The Board considered the risk that the announcement and pendency of the merger could cause substantial harm to TMHC’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business. The Board also considered its ability to attract and retain key personnel while the merger is pending and the potential adverse effects on its financial results as a result of that disruption.

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Restrictions on the operation of its business. The Board considered the restrictions on the conduct of its business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to its operations it would otherwise take absent the pending merger, subject to certain exceptions set forth in the merger agreement.

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Non-solicitation provision. The Board considered the fact that the merger agreement precludes TMHC from actively soliciting alternative acquisition proposals, subject to certain exceptions set forth in the merger agreement.

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Termination fee. The Board considered the possibility that the $221,622,677 termination fee payable to Parent in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

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Tax treatment. The Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to TMHC stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The Board considered the impact on TMHC of potential stockholder litigation in connection with the merger.

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Transaction costs. The Board considered the fact that TMHC has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

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Potential differing interests of directors and officers. The Board considered that, aside from their interests as TMHC stockholders, TMHC’s directors and officers have interests in the merger that may be different from, or in addition to, the interests of other TMHC stockholders generally as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger” beginning on page 64 of this proxy statement.

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Other risks. The Board considered the types and nature of the risks and uncertainties set forth in TMHC’s Annual Report on Form 10-K for fiscal year ended December 31, 2025 under Item 1A “Risk Factors” and current reports on Form 8-K.

While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweigh the potentially negative factors. Accordingly, the Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of TMHC and its stockholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the Board felt were appropriate.

Portions of this explanation of TMHC’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 27 of this proxy statement.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Board that, as of May 31, 2026 and based upon and subject to the factors and assumptions set forth therein, the $72.50 in cash per share to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated May 31, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of TMHC common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of TMHC for the five years ended December 31, 2025;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of TMHC;

•	certain other communications from TMHC to its stockholders;

•	certain publicly available research analyst reports for TMHC; and

•	certain internal financial analyses and forecasts for TMHC prepared by its management, as approved for Goldman Sachs’ use by TMHC, which is referred to as the “Five Year Forecast”.

Goldman Sachs also held discussions with members of the senior management of TMHC regarding their assessment of the past and current business operations, financial condition, and future prospects of TMHC; reviewed the reported price and trading activity for the shares of TMHC common stock; compared certain financial and stock market information for TMHC with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the homebuilder industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Board’s consent that the Five Year Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TMHC. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of TMHC or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of TMHC to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to TMHC; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, TMHC or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of TMHC common stock, as of the date of the opinion, of the $72.50 in cash per share of TMHC common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of TMHC; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of TMHC or class of such persons in connection with the merger, whether relative to the $72.50 in cash per share of TMHC common stock to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of TMHC common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on TMHC, Parent or the merger, or as to the impact of the merger on the solvency or viability of TMHC or Parent or the ability of TMHC or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 29, 2026, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.

Goldman Sachs analyzed the consideration to be paid to holders of shares of TMHC common stock pursuant to the merger agreement in relation to (a) the closing price per share of TMHC common stock on May 29, 2026, the last trading day before the public announcement of the merger, (b) the highest intraday price per share of TMHC common stock for the 52-week period ended on May 29, 2026, (c) the median broker price target per share of TMHC common stock, (d) the estimated cost basis of TMHC’s top 25 investors, (e) the volume weighted average price (“VWAP”) per share of TMHC common stock for the preceding 30-trading day period ended on May 29, 2026 and (f) the VWAP per share of TMHC common stock for the preceding 90-trading day period ended on May 29, 2026.

This analysis indicated that the price per share to be paid to holders of shares of TMHC common stock pursuant to the merger agreement represented:

•	a premium of 24% based on the closing price of TMHC common stock of $58.50 on May 29, 2026;

•	no premium or discount based on the highest intraday price per share of TMHC common stock of $72.50 for the 52-week period ended on May 29, 2026;

•	a 5% premium based on the median broker price target of $69.00;

•	an 84% premium based on the estimated cost basis of TMHC’s top 25 investors of $39.46;

•	a 21% premium based on the VWAP per share of TMHC common stock of $59.86 for the preceding 30-trading day period ended on May 29, 2026; and

•	a 19% premium based on the VWAP per share of TMHC common stock of $61.09 for the preceding 90-trading day period ended on May 29, 2026.

Illustrative Discounted Cash Flow Analysis.

Using the Five Year Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on TMHC to derive a range of illustrative present values per share of TMHC common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 11.5%, reflecting estimates of TMHC’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2026 (i) estimates of unlevered free cash flow for TMHC for the second through fourth fiscal quarters of 2026 and fiscal years 2027 through 2030, as reflected in the Five Year Forecasts and (ii) a range of illustrative terminal values for TMHC, which were calculated by applying terminal year exit inventory multiples ranging from 1.0x to 1.3x to a terminal year estimate of TMHC’s ending inventory balance (excluding capitalized interest), as reflected in the Five Year Forecasts. The range of terminal year exit inventory multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical inventory trading multiples of TMHC and of certain publicly traded companies. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including TMHC’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for TMHC, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for TMHC by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for TMHC the amount of TMHC’s total debt, debt-like items and non-controlling interests and added the amount of TMHC’s cash and cash equivalents and investments in unconsolidated entities, in each case, as provided by and approved for Goldman Sachs’ use by the management of TMHC, to derive a range of illustrative equity values for TMHC. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of TMHC common stock, as provided by and approved for Goldman Sachs’ use by the management of TMHC, using the treasury stock method, to derive a range of illustrative present values per share ranging from $66 to $87.

Illustrative Present Value of Future Share Price Analysis.

Using the Five Year Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of TMHC common stock. For this analysis, Goldman Sachs first calculated an implied range of theoretical future equity values of TMHC as of December 31 for each of fiscal years 2026 through 2028 by applying a range of multiples of illustrative price to tangible book value (defined as total stockholders’ equity less non-controlling interests and goodwill) (“TBV”) of 1.1x-1.3x to TMHC’s last twelve month (“LTM”) TBV for each of fiscal years 2026 through 2028, as reflected in the Five Year Forecasts. This illustrative range of TBV multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical TBV multiples for TMHC and current and historical TBV multiples for certain publicly traded companies.

Goldman Sachs then divided these implied equity values by the projected year end number of fully diluted outstanding shares of TMHC common stock for each of fiscal years 2026 to 2028, calculated using information provided by and approved for Goldman Sachs’ use by the management of TMHC, to derive a range of implied future values per share of TMHC common stock. Goldman Sachs then discounted these implied future equity values per share of TMHC common stock to March 31, 2026, using an illustrative discount rate of 11.6%, reflecting an estimate of TMHC’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for TMHC, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $58 to $73 per share of TMHC common stock.

Selected Transactions Analysis.

Goldman Sachs analyzed certain information relating to the following selected transactions in the homebuilding industry since 2018. For each of the selected transactions, Goldman Sachs calculated and compared the implied equity value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s LTM TBV based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to TMHC, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of TMHC’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions		LTM Price/TBV
	Target	Acquiror

February 2026	Tri Pointe Homes, Inc.	Sumitomo Forestry Co., Ltd.	1.3x

May 2025	Landsea Homes Corporation	Risewell Homes Inc.*	0.9x

January 2024	M.D.C Holdings Inc.	Sekisui House, Ltd.	1.5x

September 2021	Risewell Homes Inc.*	Apollo Global Management, Inc.	0.9x

November 2019	William Lyon Homes, Inc.	Taylor Morrison Home Corporation	1.1x

June 2018	AV Homes, Inc.	Taylor Morrison Home Corporation	1.3x

*	Formerly New Home Co. at the time of the transaction.

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of LTM Price/TBV multiples of 0.9x to 1.5x to TMHC’s TBV as of March 31, 2026, as provided by and approved for Goldman Sachs’ use by the management of TMHC, to derive a range of implied equity values for TMHC. Goldman Sachs then divided the result by the number of fully diluted outstanding shares of TMHC common stock, as provided by and approved for Goldman Sachs’ use by the management of TMHC, to derive a reference range of implied values per share of TMHC common stock of $53 to $89.

Premia Paid Analysis.

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for selected precedent all-cash transactions announced from 2010 through May 29, 2026 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction was greater than $5 billion. For the entire period, using publicly available information, Goldman Sachs calculated the 25th percentile and 75th percentile premia of the price paid in the all-cash transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 15% to 45% to the undisturbed closing price per share of TMHC common stock of $58.50 as of May 29, 2026 and calculated a range of implied equity values per share of TMHC common stock of $67 to $85.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to TMHC or Parent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view, as of May 31, 2026, of the $72.50 in cash per share of TMHC common stock to be paid to the holders (other than Parent and its affiliates) of shares of TMHC common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of TMHC, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between TMHC and Parent and was approved by the Board. Goldman Sachs provided advice to TMHC during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to TMHC or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of TMHC, Parent, any of their respective affiliates and third parties, including Warren Buffett, a significant shareholder of Parent, and any of their respective affiliates (collectively, “Relevant Parties”) or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to TMHC in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to TMHC and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to TMHC’s offering of high yield senior notes in November 2025. During the two-year period ended May 31, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to TMHC and/or its affiliates of approximately $457 thousand. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to investment grade bond offerings by Burlington Northern Santa Fe Corporation, a subsidiary of Parent, in June 2024, June 2025 and December 2025. During the two-year period ended May 31, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Parent and/or its affiliates of less than $7.5 million. As of May 31, 2026, Goldman Sachs Investment Banking was mandated by Parent and or its Related Entities (as defined below) (excluding Warren Buffett and his other affiliates) to provide financial advisory and/or underwriting services unrelated to the merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking currently expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the merger. As of May 31, 2026, Goldman Sachs was not soliciting Parent and/or its Related Entities (excluding Warren Buffett and his other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. During the two-year period ended May 31, 2026, Goldman Sachs Investment Banking has not been engaged by Warren Buffett or his Related Entities (excluding Parent and its subsidiaries) to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of May 31, 2026, Goldman Sachs Investment Banking was not mandated by Warren Buffett and/or his Related Entities (excluding Parent and its subsidiaries) to provide to any such person financial advisory and/or underwriting services. As of May 31, 2026, Goldman Sachs Investment Banking was not soliciting Warren Buffett and/or his Related Entities (excluding Parent and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties for which Goldman Sachs Investment Banking may receive compensation.

As of May 31, 2026, Goldman Sachs Affiliated Entities had (a) no direct GS Principal Investment (as defined below) in TMHC and/or its affiliates, (b) no direct GS Principal Investment in Parent and/or its Related Entities (excluding Warren Buffett and his other affiliates) and (c) no direct GS Principal Investment in affiliates of Warren Buffett (excluding Parent and its majority owned subsidiaries).

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of the proxy, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated May 30, 2026, TMHC engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between TMHC and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $46.9 million, all of which is contingent upon consummation of the merger. In addition, TMHC has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Moelis & Company LLC

At the meeting of the Board on May 31, 2026 to evaluate and approve the merger, Moelis delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 31, 2026, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the per share merger consideration to be received in the merger by holders of TMHC common stock, was fair, from a financial point of view, to such holders.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated May 31, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, of the per share merger consideration to the holders of TMHC common stock and does not address TMHC’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to TMHC. Moelis’ opinion does not constitute a recommendation to any stockholder of TMHC as to how such stockholder should vote or act with respect to the merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to TMHC, including publicly available research analysts’ financial forecasts;

•	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of TMHC furnished to Moelis by TMHC, including the Five Year Forecast;

•	reviewed information regarding the capitalization of TMHC furnished to Moelis by TMHC;

•

reviewed estimates prepared and provided to Moelis by the management of TMHC as to TMHC’s projected utilization on a standalone basis of net operating losses to achieve future tax savings (the “NOL Forecasts”);

•	conducted discussions with members of the senior management and representatives of TMHC concerning the information described in the foregoing, as well as the business and prospects of TMHC generally;

•

considered the results of efforts by or on behalf of TMHC, including by Moelis at TMHC’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of TMHC;

•	reviewed the reported prices and trading activity for TMHC common stock;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft, dated May 29, 2026, of the merger agreement;

•	participated in certain discussions and negotiations among representatives of TMHC and Parent and their advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by it being complete and accurate in all material respects. Moelis did not independently verify any such information (nor did it assume any responsibility for the independent verification of any such information). With TMHC’s consent, Moelis relied on the representation of TMHC’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis also relied upon, without independent verification, the assessment of TMHC and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the Five Year Forecast and the NOL Forecasts, Moelis assumed, at TMHC’s direction, that such Five Year Forecast and NOL Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TMHC as to the future performance of TMHC. Moelis’ opinion expressed no views as to the reasonableness of the Five Year Forecast or the NOL Forecasts or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of TMHC, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion does not address TMHC’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to TMHC. Moelis’ opinion does not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the per share merger consideration from a financial point of view to the holders of TMHC common stock. In addition, Moelis noted that, pursuant to the merger agreement, the cancelled shares, the shares of TMHC common stock owned by any wholly owned subsidiary of TMHC immediately prior to the effective time and the dissenting shares will not be converted into the right to receive the per share merger consideration and Moelis expressed no opinion as to the treatment of such shares or as to the fairness of the per share merger consideration to the holders thereof. Moelis did not express any opinion as to fair value, viability or the solvency of TMHC following the closing of the merger. In rendering its opinion, Moelis assumed that the final executed form of the merger agreement will not differ in any material respect from the draft that Moelis reviewed, that the merger will be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the merger agreement are accurate and correct, and that the parties to the merger agreement will comply with all the material terms of the merger agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the merger will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to Moelis’ analysis.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date on which the opinion was delivered, and Moelis assumes no responsibility to update its opinion for developments after the date on which it was delivered.

The opinion was for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the merger. The opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the merger or any other matter. The opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of TMHC, other than the fairness of the per share merger consideration from a financial point of view to the holders of TMHC common stock. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share merger consideration or otherwise. The opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses.

The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on May 31, 2026, in connection with the delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Discounted Cash Flow Analysis.

Moelis performed a discounted cash flow analysis of TMHC using the Five Year Forecast, the NOL Forecasts and other information and data provided by TMHC’s management to calculate the present value of the estimated future unlevered after-tax free cash flows projected to be generated by TMHC and the present value of the estimated terminal value of TMHC. In performing the discounted cash flow analysis, Moelis utilized a range of discount rates of 9.00% to 11.50% based on an estimate of TMHC’s weighted average cost of capital (“WACC”). The WACC range was derived using the capital asset pricing model and a size premium.

To calculate the present values as of March 31, 2026, Moelis utilized (i) TMHC’s estimated unlevered after-tax free cash flows projected to be generated by TMHC for the second through fourth fiscal quarters of 2026 and fiscal years ending December 31, 2027 through December 31, 2030 (in each case, discounted using the mid-period convention) and (ii) TMHC’s estimated terminal values derived by applying a range of inventory multiples of 1.05x to 1.30x, based on Moelis’ professional judgment and experience, to TMHC’s estimated terminal year ending inventory balance (excluding capitalized interest and including land deposits). Moelis noted that the selected terminal inventory multiple range was informed by current and historical inventory trading multiples for TMHC over the last three, two and one-year periods as well as the Selected Publicly Traded Companies’ current and historical inventory trading multiples over the same periods.

Moelis separately calculated the net present value as of March 31, 2026 of TMHC’s net operating losses, with the utilization based on cash tax savings estimates provided by TMHC’s management for the second through fourth fiscal quarters of 2026 and fiscal years ending December 31, 2027 through December 31, 2035 (in each case, discounted using a mid-year discounting convention) and using an estimated cost of equity range for TMHC of 10.25% to 15.25%.

In performing this discounted cash flow analysis, Moelis noted the following material limitations of the analysis that should be considered in evaluating the results: (i) the Five Year Forecast in the outer years assumed additional communities that were not currently owned or specifically identified by TMHC and (ii) the Five Year Forecast could be adversely and materially impacted by macroeconomic or market specific events that cannot be foreseen.

Moelis then derived an implied share price reference range from the resulting implied total enterprise value reference range by (i) subtracting TMHC’s net debt (including the impact of debt attributable to financial services) and non-controlling interests as of March 31, 2026 and as provided by TMHC’s management,

(ii) adding the implied value of TMHC’s net operating losses calculated as described above and (iii) dividing the resulting number by TMHC’s fully diluted shares outstanding as of May 28, 2026 and as provided by TMHC’s management. This analysis indicated the following implied per share reference range for TMHC, as compared to the $72.50 per share Merger Consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$66.69 - $86.81	$72.50

Selected Publicly Traded Companies Analysis.

Moelis reviewed financial and stock market information of selected U.S. publicly traded homebuilding companies that, among other things, had total enterprise values between approximately $1.0 billion and $10.0 billion and that Moelis deemed generally relevant to TMHC. The referenced total enterprise values were calculated as market value of fully diluted common equity based on closing stock prices on May 29, 2026, plus preferred equity, plus homebuilding debt (which excludes debt attributable to a selected company’s financial services business, if applicable), plus book value of non-controlling interests, less cash and cash equivalents as of each respective selected company’s most recently reported period. Moelis reviewed the closing fully diluted equity value of each of the selected companies as of May 29, 2026 as a multiple of tangible book value (defined as book value of common equity less goodwill, all as of each selected company’s most recently reported period prior to May 29, 2026) (the “Price to Tangible Book Value” multiple).

The selected publicly traded companies (“Selected Publicly Traded Companies”) deemed relevant by Moelis in its professional judgment and their corresponding Price to Tangible Book Value multiples were:

Price /Tangible Book Value
Meritage Homes Corporation	0.87x
M/I Homes, Inc.	1.10x
KB Home	0.81x
Green Brick Partners, Inc.	1.56x
Century Communities, Inc.	0.62x
Dream Finders Homes, Inc.	1.39x
LGI Homes, Inc.	0.55x
High	1.56x
Average	0.99x
Median	0.87x
Low	0.55x
TMHC	1.00x

Financial data for the Selected Publicly Traded Companies was based on public filings and other publicly available information.

Based on the foregoing and using its professional judgment and experience, Moelis selected a reference range of 0.95x to 1.15x Price to Tangible Book Value multiples. Moelis then applied the multiple range to corresponding financial data for TMHC, that was based on TMHC’s public filings as of March 31, 2026, to derive an implied fully diluted equity value range for TMHC. Moelis then derived the implied per share reference range from the resulting implied fully diluted equity value reference range by dividing by TMHC’s fully diluted shares outstanding, as of May 28, 2026 and as provided by Company management.

This analysis indicated the following implied per share reference range for TMHC, as compared to the $72.50 per share per share merger consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$56.44 - $68.21	$72.50

Selected Precedent Transactions Analysis.

Moelis reviewed financial information for public transactions with equity values greater than $500 million announced since 2016 involving target businesses engaged in the U.S. homebuilding industry (the “Selected Precedent Transactions”) whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to TMHC for purposes of Moelis’ analysis.

Moelis reviewed the equity purchase price in each of the Selected Precedent Transactions as a multiple of tangible book value (defined as book value of common equity less goodwill, all as of each selected target’s most recently reported period prior to the announcement of the Selected Precedent Transaction) (the “Purchase Price to Tangible Book Value” multiple). This data is summarized in the following table:

Announcement Date	Target	Acquiror	Purchase Price/ Tangible Book Value
02/13/2026	Tri Pointe Homes, Inc.	Sumitomo Forestry Co. Ltd.	1.30x
01/18/2024	M.D.C. Holdings, Inc.	Sekisui House, Ltd.	1.51x
11/06/2019	William Lyon Homes, Inc.	Taylor Morrison Home Corporation	1.11x
06/07/2018	AV Homes, Inc.	Taylor Morrison Home Corporation	1.25x
10/30/2017	CalAtlantic Group, Inc.	Lennar Corporation	1.76x
09/22/2016	WCI Communities, Inc.	Lennar Corporation	1.29x
Average			1.37x
Median			1.30x

Financial data for the Selected Precedent Transactions was based on public filings and other publicly available information.

Based on the foregoing and using its professional judgment and experience, Moelis selected a reference range of 1.10x to 1.50x Purchase Price to Tangible Book Value multiples. Moelis then applied the multiple range to corresponding financial data for TMHC that was based on TMHC’s public filings as of March 31, 2026, to derive an implied fully diluted equity value range for TMHC. Moelis then derived the implied per share reference range from the resulting implied fully diluted equity value reference range by dividing by TMHC’s fully diluted shares outstanding, as of May 28, 2026 and as provided by TMHC’s management.

This analysis indicated the following implied per share reference range for TMHC, as compared to the $72.50 per share merger consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$65.27 - $88.81	$72.50

Other Information.

Moelis also noted for the Board certain additional factors that were not relied upon by Moelis or considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:

Analyst Share Price Targets. Moelis reviewed forward stock price targets for TMHC common stock in seven published, publicly available Wall Street research analysts’ reports, which indicated low and high stock price targets ranging from $56.00 to $76.00 per share.

52-Week Trading Performance. Moelis reviewed the historical intraday trading prices for TMHC common stock over a 52-week period ended May 29, 2026, which reflected low and high stock prices during such period ranging from $54.15 to $72.50 per share.

Three-Year Trading Range. Moelis reviewed the historical closing trading prices for the TMHC common stock during the three-year period ended May 29, 2026, which reflected low and high stock prices during such period ranging from $37.70 to $74.80.

Miscellaneous.

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to TMHC, Parent or the merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither TMHC, nor Moelis nor any other person assumes responsibility if future results are materially different from those forecasts.

The per share merger consideration was determined through arms’ length negotiations between TMHC and Parent and was approved by the Board. Moelis did not recommend any specific consideration to TMHC or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the merger.

Moelis acted as financial advisor to TMHC in connection with the merger. TMHC agreed to pay Moelis a fee for its services in connection with the merger consisting of a transaction fee based on the transaction value to be determined at the closing of the merger, payable to Moelis upon consummation of the merger. The transaction fee is currently estimated to be approximately $46.9 million. In addition, TMHC has agreed to reimburse Moelis for certain of its expenses, including reasonable attorney’s fees and disbursements, and to indemnify Moelis and related persons for various liabilities, including certain liabilities under the federal securities laws.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of TMHC and Parent and their respective affiliates.

In the past two years prior to the date of the written opinion, except for providing investment banking services to TMHC in connection with the merger, Moelis did not provide investment banking or other services to

(and did not receive any fees from) TMHC. In the past two years prior to the date of the written opinion, Moelis did not provide investment banking or other services to (and did not receive any fees from) Parent and/or its subsidiaries listed on Exhibit 21 of its Form 10-K for the year ended December 31, 2025, including, without limitation, Clayton Homes, Inc. (“Clayton”), and/or Warren Buffett, the Chairman and a significant equityholder of Parent, and/or DaVita, Inc., a publicly traded company in which Parent and its affiliates own a significant stake and for which Parent and its affiliates file a Schedule 13D (“DaVita”). Moelis is currently verbally mandated as a financial advisor to a subsidiary of Parent in the transportation industry on a potential assignment unrelated to the merger. As of the date of the written opinion, Moelis has not received any fees in connection with this assignment. If such assignment is completed, Moelis estimates it will be paid fees substantially less than the fees expected to be paid by TMHC to Moelis in connection with the merger. However, exact fees owed to Moelis upon successful completion of such assignment, if applicable, will depend on a variety of factors, including the length of the engagement, transaction value and other specifics of the transaction structure as agreed by the relevant transaction parties if and when such potential assignment is completed. The members of the Moelis deal team working on the merger are not working on this verbally mandated assignment.

In the future, Moelis and its affiliates may provide investment banking and other services to TMHC, Parent and/or their respective affiliates, including subsidiaries of Parent, including Clayton, Warren Buffett and/or DaVita, for which Moelis would expect to receive compensation for such services.

The Board selected Moelis as its financial advisor in connection with the merger because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. In addition, the Board selected Moelis to act as its financial advisor in connection with the merger on the basis of its reputation in the investment community, its knowledge of the homebuilding industry and its familiarity with TMHC and its business.

Certain Financial Projections

TMHC does not, as a matter of course, publicly disclose projections as to its future financial results. TMHC senior management prepared and provided to Goldman Sachs and Moelis certain non-public financial forecasts based on management’s reasonable best estimates, judgments and assumptions with respect to TMHC’s future financial performance at the time such forecasts were prepared, as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 35 of this proxy statement, and which we refer to as the “Five Year Forecast,” and, together with the Preliminary Five Year Forecast, the “Financial Projections”. With TMHC’s consent, the Five Year Forecast was provided to representatives of each of Goldman Sachs and Moelis respectively, for each of Goldman Sachs’ and Moelis’ respective use and reliance in connection with its respective financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Goldman Sachs & Co. LLC”, beginning on page 48 of this proxy statement, and “The Merger Proposal (Proposal 1)—Opinion of Moelis and Company LLC”, beginning on page 55 of this proxy statement, on May 11 and May 12, 2026. Goldman Sachs and Moelis expressed no view or opinion as to the Financial Projections or the assumptions on which they were based. A summary of the Financial Projections is set forth below:

Preliminary Five Year Forecast ($ in millions, except per share data)

	2026E	2027E	2028E	2029E	2030E
Net Revenue	$7,152	$8,428	$10,020	$11,450	$12,682
EBIT(1)	$939	$1,223	$1,535	$1,813	$2,030
Net Income	$577	$758	$948	$1,141	$1,314
Diluted EPS	$6.03	$8.33	$10.82	$13.40	$15.68

(1)	EBIT is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as earnings before interest and taxes.

The Preliminary Five Year Forecast, which is further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 35 of this proxy statement, was provided by TMHC management to representatives of Moelis on November 20, 2025 in connection with TMHC’s evaluation of the November 2025 Proposal.

Five Year Forecast ($ in millions, except per share data)

	2026E		2027E	2028E	2029E	2030E
Net Revenue	$6,918		$8,132	$9,504	$10,844	$12,086
EBIT(1)	$785		$1,031	$1,357	$1,715	$1,941
Net Income	$464		$603	$841	$1,089	$1,268
Diluted EPS	$4.90		$6.71	$9.69	$12.78	$14.99
Unlevered Free Cash Flow (2)	$700	(3)	$773	$679	$1,174	$1,168
(4)	$835	(5)	$561	$640	$1,094	$1,174
Ending Inventory (Excluding Capitalized Interest and Land Deposits)	$5,980		$5,984	$6,425	$6,625	$6,913	(6)

(1)	EBIT is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as earnings before interest and taxes.
(2)

Unlevered Free Cash Flow figures provided by TMHC management to Moelis for Moelis’ use and reliance in connection with its opinion and financial analysis. Unlevered Free Cash Flow is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), calculated here as EBIT, less net income / (loss) from unconsolidated entities, less cash taxes, plus (a) depreciation and amortization and (b) distributions from unconsolidated entities, less (c) capital expenditures, (d) changes in net working capital, (e) investments in unconsolidated entities, and (f) change in land and other inventory.

(3)	The Unlevered Free Cash Flow projection for 2026 represents Unlevered Free Cash Flow for Q2-Q4 of 2026.
(4)

Unlevered Free Cash Flow figures provided by TMHC management to Goldman Sachs for Goldman Sachs’ use and reliance in connection with its opinion and financial analysis. Unlevered Free Cash Flow is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), calculated here as cash revenue (home sales receipts, land sales receipts, reimbursements from land banking arrangements, vendor rebates, insurance premium receipts to fund captive mortgage company insurance and receipts from financial services including mortgage, title and home insurance premiums) less (a) land spend, (b) development spend, (c) construction spend, (d) other payments / receivables and (e) cash taxes.

(5)	The Unlevered Free Cash Flow projection for 2026 represents Unlevered Free Cash Flow for Q2-Q4 of 2026.
(6)	Ending Inventory for 2030 excludes $310mm of land deposits.

The Financial Projections were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because the Five Year Forecast was provided by TMHC management to representatives of each of Goldman Sachs and Moelis, respectively, for each of Goldman Sachs’ and Moelis’ respective use and reliance in connection with their financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Goldman Sachs & Co. LLC” and “The Merger Proposal (Proposal 1)—Opinion of Moelis & Company LLC,” and because the Preliminary Five Year Forecast was provided by TMHC management to representatives of Moelis in connection with TMHC’s evaluation of the November 2025 Proposal, as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger”. The Financial Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, TMHC’s management. Deloitte & Touche LLP (“Deloitte”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto. The Deloitte report incorporated by reference in this proxy statement relates to TMHC’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so. The Financial Projections were prepared solely for the internal use of TMHC and are subjective in many respects. TMHC has made no representations to Parent or Merger Sub, in the merger agreement or otherwise, concerning any projected financial information, including the Financial Projections.

The Financial Projections are forward-looking statements. Although this summary of the Financial Projections is presented with numerical specificity, the Financial Projections reflect numerous variables, assumptions and estimates as to future events made by TMHC’s management that it believed were reasonable at the time the Financial Projections were prepared, taking into account the relevant information available to management at the time and presented as of the time of the preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of TMHC on a stand-alone basis as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain, and many are beyond the control of TMHC’s management. Although TMHC’s management believes there is a reasonable basis for the Financial Projections, TMHC cautions stockholders that future results could be materially different from the Financial Projections. Because the Financial Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. The Financial Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause TMHC’s future results to vary materially, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 27 of this proxy statement.

In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Financial Projections were developed on a stand-alone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the merger or any changes to TMHC’s operations or strategy that may be implemented after completion of the merger. As a result, there can be no assurance that the Financial Projections will be realized, and actual results may be materially better or worse than those contained in the Financial Projections. The inclusion of this information should not be regarded as an indication that the Board, TMHC, Goldman Sachs, Moelis, Parent, Merger Sub, or their respective representatives or affiliates or any other recipient of this information considered, or now considers, the Financial Projections to be necessarily predictive of actual future results. The summary of the Financial Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.

Except to the extent required by applicable federal securities laws, TMHC does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the dates when TMHC prepared the Financial Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Financial Projections are shown to be in error. By including in this document a summary of certain financial projections, neither TMHC nor any of its representatives or advisors (including Goldman Sachs and Moelis) nor Parent or its representatives or affiliates makes any representation to any person regarding the ultimate performance of TMHC or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.

Certain of the measures included in the Financial Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TMHC may not be comparable to similarly titled amounts used by other companies. With TMHC’s consent, certain of the projections contained in the Financial Projections, including such non-GAAP financial measures were relied upon by representatives of each of Goldman Sachs and Moelis, respectively, for each of Goldman Sachs’ and Moelis’ respective use in connection with its respective financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Goldman Sachs & Co. LLC”, beginning on page 48 of this proxy statement, and “The Merger Proposal (Proposal 1)—Opinion of Moelis & Company LLC”, beginning on page 55 of this proxy statement, and by the Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by representatives of Goldman Sachs and Moelis for purposes of Goldman Sachs’ or Moelis’ respective financial analyses and opinion or by the Board in connection with its consideration of the merger. TMHC has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.

Interests of TMHC’s Executive Officers and Directors in the Merger

TMHC’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of TMHC stockholders generally. These interests are described in more detail below. The Board was aware and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that TMHC stockholders approve the merger agreement proposal.

TMHC’s executive officers (each of whom is also a named executive officer) are: Sheryl D. Palmer (Chairman of the Board of Directors and Chief Executive Officer), Curt VanHyfte (Executive Vice President and Chief Financial Officer), Todd Merrill (Executive Vice President, Chief Legal Officer and Secretary). Darrell Sherman (former Executive Vice President, Chief Legal Officer and Secretary) is also a named executive officer for fiscal 2025.

TMHC’s non-employee directors are: Peter Lane, Anne L. Mariucci, Heather C. Ostis, Andrea Owen, Denise F. Warren, Amanda Whalen and Christopher Yip.

With respect to executive officers and directors of TMHC, these interests are described in more detail below:

•

for each of TMHC’s executive officers, severance payments and benefits under the terms of his or her employment agreement in the event of a termination of employment by TMHC without “cause” or a resignation by such executive officer for “good reason” at any time between May 31, 2026 (the date of the merger agreement) and within the 24-month period following the effective time of the merger;

•	the treatment of TMHC equity awards provided for under the merger agreement;

•	the potential to receive an annual bonus (including the profit sharing component thereof) for the year in which the effective time occurs based on the greater of target and actual performance;

•	the potential grant of cash-based retention awards under a program established for the benefit of certain TMHC employees; and

•	the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and TMHC’s certificate of incorporation and bylaws.

With respect to non-employee members of the Board, these interests relate to the impact of the transaction on the directors’ outstanding TMHC equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and TMHC’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Board, subject in all respects to the limitations set forth in the merger agreement

Treatment of Executive Officer and Director Common Stock

As is the case for any stockholder of TMHC, TMHC’s directors and executive officers will receive $72.50 per share in cash, without interest, and less any applicable withholding taxes, for each share of TMHC common stock that they own at the effective time. For information regarding beneficial ownership of TMHC common stock by each of TMHC’s current directors, TMHC’s named executive officers and all directors and executive officers as a group, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 99.

Treatment of Executive Officer and Director Equity Awards

As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of TMHC Equity Awards” beginning on page 76, pursuant to the merger agreement, effective as of the effective time, outstanding TMHC equity awards will be treated as follows:

•

Each outstanding Option under the TMHC stock plans will, to the extent then unexercised, automatically become immediately vested and be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares subject to the Option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such Option. Any Option with a per-share exercise price equal to or greater than $72.50 will be cancelled at the effective time for no consideration.

•

Each outstanding RSU under the TMHC stock plans will automatically be cancelled and converted into the right of the holder of such RSU to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50, of which amount (i) fifty percent (50%) will be paid at or promptly after the effective time and (ii) the remaining fifty percent (50%) will become payable on January 31, 2027, generally subject to the holder’s continued employment through such date.

•

Each outstanding DSU under the TMHC stock plans will automatically become immediately vested and be cancelled and will be converted into the right to receive an amount in cash equal to (x) the number of shares underlying such DSU, multiplied by (y) $72.50.

•

Each outstanding PSU under the TMHC stock plans will automatically be converted into a cash award (with all applicable performance vesting conditions deemed achieved at the target level of performance) equal to (x) the number of shares subject to such PSU, multiplied by (y) $72.50, which will then vest and be paid out in accordance with and subject to the original time vesting schedule applicable to such PSU (but without regard to the associated performance vesting conditions).

In addition, the cash awards into which the RSUs and PSUs are converted at the effective time remain subject to any double-trigger vesting protections that applied to the underlying RSU or PSU immediately prior to the effective time. These protections generally provide for accelerated vesting and payment upon an involuntary termination of employment without cause (or, for certain executives, a voluntary termination for good reason) within 24 months following the effective time of the merger.

Payments for Unvested Equity Awards

The following table sets forth the amounts that each of TMHC’s directors and executive officers would receive with respect to outstanding unvested Option, RSU, PSU, and DSU awards assuming the completion of the merger occurs on October 1, 2026. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following June 8, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement). The calculations set forth in the table below are based on outstanding unvested TMHC equity awards as of June 8, 2026 and the per share merger consideration of $72.50 (valuing all presently outstanding PSUs based on assumed target level performance), but such calculations do not include the value of any outstanding equity awards that are scheduled to vest prior to October 1, 2026 (the assumed date of completing of the merger for purposes of this compensation-related disclosure). Depending on when the effective time occurs, certain TMHC equity awards shown in the table below may vest in accordance with their terms. The payments described below as “single-trigger” will be paid immediately following the effective time of the merger. The payments described below as “double-trigger” will be payable on an accelerated basis in the event of the individual’s involuntary termination of employment without cause or voluntary termination for good reason within 24 months following the effective time of the merger.

Estimated Payments for Unvested Equity Awards Table

Name	Options (single- trigger) ($)	DSUs (single- trigger) ($)	RSUs (single- trigger) ($)	RSUs (double- trigger) ($)	PSUs (double- trigger) ($)
Sheryl D. Palmer	1,408,446	—	3,936,931	3,936,931	10,610,375
Curt VanHyfte	252,199	—	971,138	971,138	2,297,525
Todd Merrill	53,119	—	313,998	313,998	820,845
Peter Lane	—	238,308	—	—	—
Anne L. Mariucci	—	—	238,308	—	—
Heather Ostis	—	—	238,308	—	—
Andrea Owen	—	238,308	—	—	—
Amanda Whalen	—	238,308	—	—	—
Denise F. Warren	—	—	238,308	—	—
Christopher Yip	—	238,308	—	—	—

Severance Benefits

Under the employment agreements with TMHC’s executive officers, upon a termination without “cause” or a resignation for “good reason” (each as defined in the employment agreements and referred to herein as a “Qualifying Termination”) occurring at any time (x) following the date of the merger agreement, and (y) within 24 months following the effective time of the merger, each executive officer would be entitled to receive, subject to execution of a release of claims: (i) a lump sum severance payment equal to 2.0 times (2.5 times in the case of Ms. Palmer) the sum of the named executive officer’s base salary and the higher of his or her current target bonus amount or average annual bonus amount paid in or payable in respect of the three completed calendar years that preceded the date of termination; (ii) payment by the Company of the full applicable COBRA premiums for continued health coverage for the executive officer and eligible dependents for up to 12 months post-termination (or up to 30 months for Ms. Palmer); (iii) a prorated annual bonus for the year of termination, based on actual performance (or based on deemed target level performance, if higher, to the extent provided under the merger agreement) payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year; (iv) a prorated portion of the annual profit sharing plan bonus for the year of termination of employment, based on actual performance for such year (or based on deemed target level performance, if higher, to the extent provided under the merger agreement), and payable if and when annual profit sharing plan bonuses are paid to other senior executives of TMHC with respect to such year; and (v) up to 12 months of outplacement assistance. In addition, upon a Qualifying Termination, the executive officers’ outstanding Options would become immediately vested and exercisable and outstanding RSU awards would become 100% vested. Upon a Qualifying Termination, all performance goals applicable to PSUs would be deemed achieved at the “target” level (however, as described above, upon the effective time of the merger, all applicable PSU performance vesting conditions will be deemed achieved at the target level of performance), and the executive officers would be eligible to vest in such PSUs on the date of the Qualifying Termination.

To the extent that any payment or benefit received in connection with a change in control of TMHC would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” cutback if such reduction would result in a greater net after-tax benefit to the executive officer than receiving the full amount of such payments.

As of October 1, 2026, and for the avoidance of doubt, excluding any value attributable to any equity-based awards any such person may hold, if each of TMHC’s executive officers experienced a Qualifying Termination, then TMHC’s executive officers as a whole would be entitled to cash severance in an aggregate amount of $27,348,188 (assuming that (i) each executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement and (ii) that the closing occurs on October 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure). See “—Quantification of Payments and Benefits” for the value of cash severance that would be owed to each of TMHC’s named executive officers.

Continuation of Employee Compensation and Benefit Levels

Pursuant to the terms of the merger agreement, Parent has agreed to provide or cause the surviving corporation to provide, for a period of at least 12 months following the effective time of the merger (or, if earlier, the date on which an employee’s employment terminates for any reason), to each continuing employee: (i) a salary or wage rate, as applicable, target annual bonus opportunity and commissions opportunity that, in each case, is no less favorable than what was provided to such continuing employee immediately prior to the effective time, (ii) employee benefits (excluding change in control, transaction and retention bonuses and payments, nonqualified deferred compensation, retiree health and welfare and defined benefit pension benefits) that are no less favorable in the aggregate to the employee benefits provided to such continuing employee immediately prior to the effective time, and (iii) severance or termination arrangements no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time (or, if greater, the severance benefits set forth in the disclosure letter), except if the applicable continuing employee is party to an employment agreement with TMHC (as is the case for TMHC’s executive officers), in which case the contractual severance protection will apply.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, TMHC’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 90 for a description of such ongoing arrangements.

Annual Bonus Payment for Fiscal Year of Closing

Pursuant to the terms of the merger agreement, in the event that that the effective time occurs prior to the completion of the performance period under TMHC’s annual short-term cash incentive plans, the Surviving Corporation will pay annual bonuses (including the profit sharing component thereof) at the greater of target and actual performance for the applicable plan year and otherwise pursuant to the terms of the underlying bonus plan (subject to adjustments to the determination of performance achieved to the extent reasonably necessary to reflect the impact of the merger).

Arrangements with Parent or its Affiliates

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of TMHC’s executive officers or directors have entered into any agreement, arrangement or understanding with

Parent or any of its affiliates regarding employment with, compensation or benefits from, or equity participation or reinvestment in, the surviving corporation, or Parent or its affiliates on a going-forward basis following the completion of the merger, and the merger is not conditioned upon any such agreement, arrangement or understanding being entered into. However, Parent has previously indicated its belief that the continued involvement of TMHC’s management team is integral to the surviving corporation’s future success, and as of the date of this proxy statement, discussions are ongoing between members of TMHC’s management team, including certain of TMHC’s executive officers, and representatives of Parent or its affiliates with respect to such potential arrangements.

280G Mitigation Actions; No Tax Gross-Ups

TMHC may, in consultation with Parent, consider certain actions before the effective time, including accelerating certain compensation payments otherwise payable in future years, to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, within the meaning of Section 280G of the Code).

No TMHC plan, policy, agreement or arrangement provides any employee, officer or director with the right to a tax “gross-up” payment in connection with any “golden parachute” or other tax liability triggered in connection with the merger. The employment agreements with TMHC’s executive officers contain a “best net” cutback provision such that in the event that payments and benefits to an executive officer in connection with a change in control will be subject to excise taxes imposed under Section 4999 of the Code, then the executive officer would either receive all such payments and benefits in full or such payments and benefits would be reduced to the greatest amount that does not trigger the excise tax pursuant to Section 4999 of the Code, whichever results in the greater after-tax amount for the executive officer.

Retention Bonus Program

TMHC may establish a cash-based retention bonus program in an aggregate amount not to exceed $3.5 million to incentivize employees in the successful consummation of the merger, integration of TMHC’s business and operations and business continuity in connection with the merger. No awards under such program have been granted to TMHC’s executive officers as of the date of this proxy statement.

Quantification of Payments and Benefits

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for TMHC’s named executive officers based on the merger, assuming that (a) the merger is completed on October 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure, (b) each named executive officer experiences a Qualifying Termination immediately following the completion of the merger, (c) each named executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement, (d) the number of TMHC equity awards is those held as of June 8, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement), less any awards expected to vest in the ordinary course or that will vest solely pursuant to the terms of the merger agreement, in each case, prior to October 1, 2026, and assuming no additional grants or forfeitures of TMHC equity awards will be made prior to October 1, 2026, (e) no named executive officer is granted a retention bonus, and (f) the merger consideration is $72.50 per share. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations in the table below neither include amounts that TMHC’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement, nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all the salaried employees of TMHC. Since each named executive officer is assumed to experience a Qualifying Termination immediately following the completion of the merger, the calculations do not reflect an annual bonus payment for the fiscal year of closing, other than the prorated portion of any such bonus as is reflected as a component of each named executive officer’s severance. The calculations do not reflect any possible reductions under the Section 280G “best net” cutback provisions as described above in the section entitled “—Interests of TMHC’s Executive Officers and Directors in the Merger—Severance Benefits” beginning on page 66. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Other ($)(4)	Total ($)
Sheryl D. Palmer	18,184,820	19,892,683	—	41,117	—	38,118,620
Curt VanHyfte	6,223,368	4,491,999	—	35,153	—	10,750,520
Todd Merrill	2,940,000	1,501,959	—	35,153	—	4,477,112

(1)

Amounts shown reflect the estimated total cash severance payments pursuant to the employment agreements with the named executive officers, as more fully described in the section of this proxy statement entitled “—Interests of TMHC Executive Officers and Directors in the Merger—Severance Benefits” beginning on page 66. While the cash severance payments could be triggered by a Qualifying Termination absent a change in control if such Qualifying Termination occurs after date of the merger agreement and the effective time of the merger, out of an abundance of caution, and for purposes of this proxy statement, the cash severance payments are deemed to be “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a Qualifying Termination) must occur prior to such payments being made to the named executive officer. The table below sets forth the estimated amount of each component of each executive officer’s cash severance, assuming a hypothetical termination date of October 1, 2026:

Name	Salary Severance Multiple(A) ($)	Bonus Severance Multiple(B) ($)	Prorated Annual Bonus(C) ($)
Sheryl D. Palmer	2,687,500	13,884,820	1,612,500
Curt VanHyfte	1,300,000	3,948,368	975,000
Todd Merrill	960,000	1,440,000	540,000

(A)	Represents (i) for Ms. Palmer, 2.5 times her base salary and (ii) for Messrs. VanHyfte and Merrill, 2.0 times their respective base salaries.
(B)

Represents (i) for Ms. Palmer, 2.5 times the average amount of annual bonuses actually paid to Ms. Palmer in 2023, 2024 and 2025 ($5,553,928, which is higher than her target bonus for 2026 ($2,150,000)); (ii) for Mr. VanHyfte, 2.0 times the average amount of annual bonuses actually paid to Mr. VanHyfte in 2023, 2024 and 2025 ($1,974,184, which is higher than his target bonus for 2026 ($1,300,000)) and (iii) for Mr. Merrill, 2.0 times his 2026 annual target bonus ($720,000, which is higher than the average amount of annual bonuses actually paid to Mr. Merrill in 2023, 2024 and 2025 ($578,195)). Bonus amounts are inclusive of amounts under the annual incentive bonus program and the annual profit sharing bonus program.

(C)

Represents the estimated prorated portion of the named executive officer’s annual bonus for 2026, prorated based on a hypothetical termination date of October 1, 2026 and assuming target level performance. Prorated bonus amounts are inclusive of each named executive officer’s opportunity under both the annual incentive bonus program and the annual profit sharing bonus program.

(2)

Amounts shown reflect the estimated value of outstanding unvested TMHC equity awards that would vest and become payable assuming that the merger was consummated and each named executive officer experienced a Qualifying Termination immediately thereafter, under the terms of such TMHC equity awards. Based on the assumptions above (including that (i) the number of TMHC equity awards is those held as of June 8, 2026, less any awards expected to vest in the ordinary course, in each case, prior to

October 1, 2026 and (ii) no additional grants or forfeitures of TMHC equity awards will be made prior to October 1, 2026). All outstanding Options and 50% of the RSU awards held by each named executive officer are “single-trigger” (i.e., payable solely as a result of the consummation of the merger) All PSU awards and the remaining 50% of the RSU awards held by each named executive officer are “double-trigger” (i.e., both a change in control and a Qualifying Termination must occur). The estimated amount of each component is set forth in the table below:

Name	Options (single- trigger) ($)	RSUs (single- trigger) ($)	RSUs (double- trigger) ($)	PSUs (double- trigger) ($)
Sheryl D. Palmer	1,408,446	3,936,931	3,936,931	10,610,375
Curt VanHyfte	252,199	971,138	971,138	2,297,525
Todd Merrill	53,119	313,998	313,998	820,845

(3)

Amounts shown reflect (i) the estimated COBRA premiums for the executives and their respective eligible dependents enrolled (if any) in any then-existing group health plans for one year (or in the case of Ms. Palmer, 30 months) and (ii) the value of 12 months of outplacement services, as more fully described above under “—Interests of TMHC Executive Officers and Directors in the Merger—Severance Benefits”. These benefits are “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a Qualifying Termination) must occur prior to such payments being made to the named executive officer. The estimated amount of each component is set forth in the table below:

Name	COBRA ($)	Outplacement Services ($)
Sheryl D. Palmer	31,117	10,000
Curt VanHyfte	25,153	10,000
Todd Merrill	25,153	10,000

(4)	None of the named executive officers have any other benefits that would be paid out upon a Qualifying Termination.

Financing of the Merger

The merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the merger agreement that Parent and Merger Sub has and will have sufficient funds at the effective time for the satisfaction of all of Parent’s and Merger Sub’s obligations under the merger agreement. Parent and Merger Sub intend to finance the merger through existing cash resources.

Regulatory Approvals Required for the Merger

Completion of the merger is conditioned upon the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the expiration or termination of any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger. Under the merger agreement and subject to certain limitations, each of TMHC, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger as promptly as practicable. Parent and Merger Sub have agreed to use reasonable best efforts to take any and all steps necessary to resolve, avoid, or eliminate impediments or objections, if any, under any antitrust or other applicable law, including agreeing to or committing to or effecting certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearances, and consents discussed above.

United States Antitrust

Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the DOJ and the FTC, and all statutory waiting period requirements have been satisfied. TMHC and Parent filed an HSR notification with the Antitrust Division of the DOJ and the FTC on June 4, 2026.

At any time before or after the completion of the merger, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the merger, to rescind the merger or to clear the merger subject to the divestiture of assets of TMHC or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions or permitting completion subject to the divestiture of assets of TMHC or Parent or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of TMHC common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 101) whose shares of TMHC common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of TMHC common stock (i.e., shares of TMHC common stock acquired at the same cost in a single transaction).

The determination of the actual tax consequences of the merger to a holder of TMHC common stock will depend on the holder’s specific situation. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 101 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Delisting and Deregistration of TMHC Common Stock

Prior to the closing date, TMHC shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NYSE to enable the delisting of TMHC common stock from NYSE as promptly as practicable after the effective time and the deregistration of TMHC common stock under the Exchange Act as promptly as practicable after such delisting, and accordingly, TMHC common stock will no longer be publicly traded.

Appraisal Rights

General

Under the DGCL, TMHC stockholders have the right to demand appraisal and to receive payment in cash for the fair value of their shares of TMHC common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the merger consideration, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. TMHC stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law. This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a TMHC stockholder of record or beneficial owner should exercise his, her or its right to seek appraisal under Section 262 of the DGCL.

Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of TMHC common stock who: (a) submit a written demand for appraisal of such person’s shares to TMHC prior to the vote on the merger agreement; (b) have not consented to or otherwise voted in favor of the merger agreement or otherwise withdrawn, lost or waived appraisal rights; (c) continuously are the record holders or beneficial holders, as applicable, of such shares through the effective time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such TMHC stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as the merger consideration.

Section 262 of the DGCL requires that TMHC stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting. Either a copy of Section 262 of the DGCL or information directing TMHC stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.

This proxy statement constitutes our notice to TMHC stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, which is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. TMHC stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of TMHC unless certain stock ownership conditions are satisfied by TMHC stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, TMHC stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A TMHC stockholder of record or beneficial owner who loses, waives or otherwise fails to properly exercise his, her or its appraisal rights will be entitled to receive the merger consideration.

How to Exercise and Perfect Your Appraisal Rights

If you are a TMHC stockholder of record or a beneficial holder and wish to exercise the right to seek an appraisal of your shares of TMHC common stock, you must satisfy each of the following conditions:

•

You must deliver to TMHC a written demand for appraisal before the vote on approval of the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform TMHC of the identity of the TMHC stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the merger agreement is taken will constitute a waiver of appraisal rights.

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In the case of a TMHC stockholder of record, you must not vote in favor of, or consent in writing to, the merger agreement. A vote in favor of the merger agreement, by proxy submitted by mail, over the internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a TMHC stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the merger agreement or abstain from voting on the merger agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s) in favor of the merger agreement;

•

You must continuously hold or beneficially own, as applicable, shares of TMHC common stock from the date of making the demand through the effective time. You will lose your appraisal rights if you transfer the shares before the effective time; and

•

You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another TMHC stockholder who has complied with the requirements of Section 262 or TMHC must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. TMHC is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of TMHC common stock.

In addition, because shares of TMHC common stock are listed on a national securities exchange and are expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of TMHC common stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of TMHC common stock or (b) the value of the merger consideration for such total number of shares entitled to appraisal exceeds $1 million (collectively, the “ownership thresholds”). At least one of the ownership thresholds must be met in order for TMHC stockholders to be entitled to seek appraisal with respect to such shares of TMHC common stock.

In the case of a record holder of shares of TMHC common stock, voting, via the internet during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares of TMHC common stock via the internet during the special meeting or by proxy in favor of the merger agreement.

In the case of a beneficial owner of shares of TMHC common stock, brokers, banks and other nominees that hold shares in “street name” for their customers do not have discretionary authority to vote those shares on the merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of TMHC common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the merger agreement, and does not revoke such instruction prior to the vote on the merger agreement, then such shares will be voted in favor of the merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of shares of TMHC common stock who wishes to exercise appraisal rights, you must either not provide any instructions to your broker, bank or other nominee how to vote on the merger agreement or instruct such broker, bank or other nominee to vote against the merger agreement or abstain from voting on such proposal.

Who May Exercise Appraisal Rights

A holder of record or beneficial owner of shares of TMHC common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of TMHC common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the TMHC stockholder of record or beneficial owner, as applicable, and must reasonably inform TMHC of the identity of the TMHC stockholder of record or beneficial owner and that the TMHC stockholder intends to demand appraisal of his, her or its shares of TMHC common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by TMHC and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of TMHC common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the holder of record.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Taylor Morrison Home Corporation

Attention: Todd Merrill

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about TMHC contained in this proxy statement or in TMHC’s public reports filed with the SEC may supplement, update or modify the factual disclosures about TMHC contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by TMHC, Parent and Merger Sub were qualified and subject to important limitations agreed to by TMHC, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the purposes of, among other things, establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of TMHC, Parent or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by TMHC to Parent and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since May 31, 2026 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by TMHC with the SEC.

Additional information about TMHC may be found elsewhere in this proxy statement and TMHC’s other public filings. See “Where You Can Find Additional Information” beginning on page 107 of this proxy statement.

When the Merger Becomes Effective

The closing of the merger will take place by electronic exchange of signatures and documents at 9:00 a.m. (New York City time) on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another time or place is mutually agreed to in writing by TMHC, Parent and Merger Sub; provided, that without the prior written consent of either Parent or TMHC, the closing will not occur prior to the earlier of (x) the date that is two business days after the date on which certain specific mortgage license, title and escrow approvals detailed in the disclosure letter have been obtained and (y) October 8, 2026.

At the closing, TMHC, Parent and Merger Sub will cause the merger to be consummated by filing a certificate of merger with respect to the merger (the “certificate of merger”) with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall take such further actions as may be required to make the merger effective. The merger shall become effective at the time and day of such filing with and acceptance by the Secretary of State of the State of Delaware or at such later time as may be agreed by TMHC, Parent and Merger Sub in writing and specified in the certificate of merger in accordance with the DGCL (such time, the “effective time”).

Structure of the Merger; Directors and Officers

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into TMHC and the separate corporate existence of Merger Sub will cease, with TMHC continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time, (a) the certificate of incorporation of TMHC, as in effect immediately prior to the effective time, shall be amended and restated in its entirety, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, until thereafter amended or restated as provided therein and in accordance with applicable law and (b) without any further action on the part of TMHC or Merger Sub, the bylaws of Merger Sub as in effect immediately prior to the effective time shall be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of TMHC) until thereafter amended or restated as provided therein or by the certificate of incorporation of the surviving corporation and in accordance with applicable law.

The board of directors of the surviving corporation from and after the effective time shall consist of the members of the board of directors of Merger Sub immediately following to the effective time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. The officers of TMHC immediately prior to the effective time will be the officers of the surviving corporation from and after the effective time until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws and applicable law.

Effect of the Merger on TMHC Common Stock

At the effective time, each share of TMHC common stock issued and outstanding immediately prior to the effective time (other than cancelled shares, shares owned by a TMHC subsidiary and dissenting shares, each as further described in the merger agreement) will be converted into the right to receive the merger consideration. From and after the effective time, such shares of TMHC common stock will no longer be outstanding and will automatically be cancelled and extinguished, and will cease to exist, and each former holder of such shares will cease to have any rights with respect thereto, except for the right to receive the merger consideration.

Each excluded share will cease to be outstanding, will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.

Treatment of TMHC Equity Awards

Pursuant to the merger agreement, effective as of the effective time, outstanding TMHC equity awards will be treated as follows:

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Each outstanding Option under the TMHC stock plans will, to the extent then unexercised, automatically become immediately vested and be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares subject to the Option, multiplied by (y) the excess, if any, of $72.50 over the exercise price per share under such Option. Any Option with a per-share exercise price equal to or greater than $72.50 will be cancelled at the effective time for no consideration.

•	Each outstanding RSU under the TMHC stock plans will automatically be cancelled and converted into the right of the holder of such RSU to receive an amount in cash equal to (x) the number of shares underlying such RSU, multiplied by (y) $72.50, of which amount (i) fifty percent (50%) will be paid at or promptly after the effective time and (ii) the remaining fifty percent (50%) will become payable on January 31, 2027, generally subject to the holder’s continued employment through such date.

•

Each outstanding DSU under the TMHC stock plans will automatically become immediately vested and be cancelled and will be converted into the right to receive an amount in cash equal to (x) the number of shares underlying such DSU, multiplied by (y) $72.50.

•

Each outstanding PSU under the TMHC stock plans will automatically be converted into a cash award (with all applicable performance vesting conditions deemed achieved at the target level of performance) equal to (x) the number of shares subject to such PSU, multiplied by (y) $72.50, which will then vest and be paid out in accordance with and subject to the original time vesting schedule applicable to such PSU (but without regard to the associated performance vesting conditions).

In addition, the cash awards into which the RSUs and PSUs are converted at the effective time will remain subject to any double-trigger vesting protections that applied to the underlying RSU or PSU immediately prior to the effective time. These protections generally provide for accelerated vesting and payment upon an involuntary termination of employment without cause (or, for certain executives, a voluntary termination for good reason) within 24 months following the effective time of the merger.

Payment for TMHC Common Stock

At the effective time, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with TMHC’s reasonable prior approval, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to pay the aggregate per share merger consideration to the holders of all of the shares of TMHC common stock (other than dissenting shares). Promptly after the effective time (and in any event within two business days after the effective time), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificates that immediately prior to the effective time represented outstanding shares of TMHC common stock and each former holder of record of shares of TMHC common stock represented by a certificate (in each case, other than holders of only cancelled shares, shares owned by a TMHC subsidiary or dissenting shares, as described in the merger agreement) (a) transmittal materials, including a letter of transmittal in customary form as agreed by the parties, specifying that delivery shall be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates (or effective affidavits in lieu thereof in accordance with the merger agreement) and a duly completed validly executed letter of transmittal with respect to such certificates to the paying agent or, with respect to book-entry shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of book-entry shares (or such other evidence, if any, of the transfer as the paying agent may reasonably request), such transmittal materials to be in such form and have such other provisions as the parties may reasonably agree, and (b) instructions for use in effecting the surrender of the certificates or book-entry shares, as applicable, in exchange for the per share merger consideration.

Following the effective time, upon surrender of one or more certificates (or effective affidavits in lieu thereof in accordance with the merger agreement) to the paying agent in accordance with the terms of such transmittal materials and instructions as contemplated in the merger agreement, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one or more certificates, if any, shall be entitled to receive, and Parent shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time, a cash amount in immediately available funds (after giving effect to any required tax withholdings as provided in the merger agreement) equal to the product obtained by multiplying (A) the number of shares represented by such certificates by (B) the per share merger consideration, and the certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

Notwithstanding anything to the contrary contained in the merger agreement, any holder of book-entry shares will not be required to deliver a Certificate to receive the per share merger consideration. In lieu thereof, each holder of record of one or more book-entry shares (other than cancelled shares and dissenting shares) shall upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, of the transfer as the paying agent may reasonably request) (it being understood that the holders of book-entry shares shall be deemed to have surrendered such shares upon receipt by the paying agent of such “agent’s message” or such other evidence, if any, as the paying agent may reasonably request) be entitled to receive, and Parent shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time, a cash amount in immediately available funds (after giving effect to any required tax withholdings as provided in the merger agreement) equal to the product obtained by multiplying (A) the number of shares represented by such book-entry shares by (B) the per share merger consideration, and the book-entry shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the book-entry shares.

Representations and Warranties

The merger agreement contains representations and warranties made by TMHC to Parent and Merger Sub and by Parent and Merger Sub to TMHC. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty or (c) would prevent, materially delay or materially impair the ability of TMHC to consummate the transactions). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the merger agreement) did not have actual knowledge after reasonable inquiry. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter, in the case of certain representations and warranties made by TMHC, as well as the reports of TMHC filed with or furnished to the SEC during the period from January 1, 2025 through May 29, 2026 (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements” and in any other section to the extent they are cautionary, predictive or forward-looking in nature).

In the merger agreement, TMHC has made representations and warranties to Parent and Merger Sub regarding, among other topics, the following:

•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;

•	organizational documents;

•	capitalization;

•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;

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the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement do not and will not violate TMHC’s organizational documents, applicable law and certain contracts;

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the consent of and filings with governmental entities needed in connection with TMHC’s execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations (including possession of licenses required to conduct TMHC’s business);

•	the proper filing of reports with the SEC since January 1, 2025 (including the accuracy of the information contained in those reports);

•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings;

•	certain disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	certain material contracts;

•	conduct of business in the ordinary course from March 31, 2026 through May 31, 2026;

•

the absence of any event, development, change, effect or occurrence that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on TMHC from March 31, 2026 through May 31, 2026;

•	the absence of any action taken by TMHC between June 30, 2026 and May 31, 2026 that if taken after May 31, 2026 would require certain consents by Parent;

•	absence of certain litigation;

•	employee benefit and employee matters and labor matters;

•	insurance;

•	real property;

•	tax matters;

•	information supplied by TMHC in connection with the proxy statement issued in connection with the special meeting;

•	intellectual property, privacy and data security;

•	environmental matters;

•	sanctions, anti-corruption and anti-money laundering matters;

•	the opinions of Goldman Sachs & Co. LLC and Moelis & Company LLC;

•	brokers, finders and investment bankers;

•	inapplicability to the merger of state or federal takeover statutes and anti-takeover provisions in TMHC’s organizational documents;

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the affirmative vote of the holders of a majority of all of the outstanding shares of TMHC common stock being the only vote or consent of the holders of capital stock necessary to approve the merger agreement or the transactions contemplated thereby, including the merger; and

•	affiliate transactions.

In the merger agreement, Parent and Merger Sub have made representations and warranties to TMHC regarding:

•	organization, good standing, authority and qualification to do business;

•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;

•

the consent of and filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•

the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement do not and will not violate Parent’s organizational documents, applicable law and certain contracts;

•	absence of certain litigation;

•	operation and ownership of Merger Sub;

•	information supplied by Parent and Merger Sub in connection with the proxy statement issued in connection with the special meeting;

•	brokers, finders and investment bankers;

•	the availability and sufficiency of funds to complete the merger;

•	the solvency of Parent and the surviving corporation;

•	Parent’s ownership of TMHC common stock;

•	Parent’s access to certain information of TMHC and opportunity to conduct its investigation of TMHC and its business; and

•	the absence of certain voting requirements.

For purposes of the merger agreement, a “material adverse effect” on TMHC means any event, development, change, effect or occurrence that, together with all other events, developments, changes, effects or occurrences (“effect”), has, or would reasonably be expected to have, a material adverse effect on the business, results of operation or financial condition of TMHC and its subsidiaries taken as a whole, provided that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•

general changes or developments in the economy, the financial, debt, capital, credit or securities markets or the banking sector (including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market) or political, business or regulatory conditions in the United States or elsewhere in the world, including changes in inflation, supply chain disruptions, and labor shortages, and including as a result of changes in geopolitical conditions;

•	general changes or developments in the industries in which TMHC or its subsidiaries operate;

•

the negotiation, execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated thereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, investors, lenders, partners, financing sources, contractors or employees of TMHC and its subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein;

•	the identity of, or any fact or circumstance relating to, Parent, Merger Sub or any of their affiliates;

•	changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof;

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any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God, cyberattack or cyberbreach or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions, any act of sabotage or terrorism, national or international political or social conditions;

•

any force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy, guidance or law or other action by any governmental entity in response thereto;

•

any change in the price or trading volume of the shares of TMHC common stock or the credit rating of TMHC (without affecting a determination that any effect underlying such change has resulted in or contributed to a material adverse effect);

•

any failure by TMHC to meet any published analyst estimates or expectations of TMHC’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by TMHC to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (without affecting a determination that any effect underlying such change has resulted in or contributed to a material adverse effect);

•	stockholder litigation related to the merger agreement or the transactions contemplated thereby, including the merger;

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except in the cases of the first, second, fifth, sixth and seventh exceptions listed above, to the extent TMHC and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other similarly situated participants of comparable size in the industries in which TMHC and its subsidiaries operate (in which case, solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect).

Conduct of Business Pending the Merger

The merger agreement provides that, subject to certain exceptions in the disclosure letter, during the period from May 31, 2026 to the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated in accordance with its terms) and except as otherwise required or expressly provided for by the merger agreement, as required by applicable laws, set forth on the disclosure letter or consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (a) TMHC will use commercially reasonable efforts to conduct and cause each of its subsidiaries to conduct its and its subsidiaries’ business in the ordinary and usual course of business in all material respects and, to the extent consistent with the foregoing, to preserve substantially intact in all material respects its business organization and material business relationships with, customers and vendors and (b) TMHC will not, and will cause its subsidiaries not to:

•

amend or otherwise change its certificate of incorporation or bylaws or amend or otherwise change in any material respect the certificate of incorporation, bylaws or other applicable organizational documents of its subsidiaries;

•

other than in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof, in each case, except for (A) purchases of assets pursuant to existing contracts, (B) acquisitions or investments not to exceed $300 million in the aggregate, or (C) investments in any of its subsidiaries;

•

issue, sell, or dispose of (or authorize the issuance, sale or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of TMHC or any of its Subsidiaries (except for (a) the issuance of shares of TMHC common stock upon the exercise, vesting or settlement of Options, RSUs, DSUs or PSUs, (b) any issuance, sale or disposition to TMHC or any of its subsidiaries by any of its subsidiaries or (c) the grant of Options, RSUs, DSUs and PSUs or any other award permitted to be granted under the TMHC stock plans in connection with TMHC’s equity grant process for new hires or promotions in amounts not to exceed those set forth in the disclosure letter);

•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of TMHC (except for (a) the acquisition of shares of TMHC common stock tendered by directors or employees in connection with a cashless exercise of Options or in order to pay taxes in connection with the exercise of Options or (b) the settlement of any RSUs, DSUs and PSUs pursuant to the terms of the TMHC stock plans), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of TMHC’s subsidiaries;

•

except under the credit facility, the warehouse facilities or indebtedness permitted pursuant to the merger agreement, create or incur any lien, other than permitted liens, in excess of $300 million of notional debt in the aggregate on any material assets of TMHC or its subsidiaries;

•

sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, assign, allow to expire or otherwise dispose of any material assets, rights or properties, in each case, other than (A) sales or dispositions of assets in the ordinary course of business or pursuant to existing contracts, (B) assignments of leases or sub-leases in the ordinary course of business or (C) non-exclusive licenses to intellectual property granted in the ordinary course of business or (D) other dispositions of assets, rights or properties with a value of less than $50 million in the aggregate;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of TMHC to TMHC or any subsidiary of TMHC);

•

except for borrowings under the credit facility and the warehouse facilities and except for intercompany loans between TMHC and any of its subsidiaries or between any subsidiaries of TMHC, incur indebtedness for borrowed money in excess of $300 million in the aggregate, or assume, guarantee or endorse the obligations of any person (other than a subsidiary of TMHC), in each case, in excess of $300 million in the aggregate, other than (A) indebtedness for borrowed money or guarantees incurred in the ordinary course of business, (B) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, (C) guarantees incurred in compliance with the merger agreement by TMHC of indebtedness of subsidiaries of TMHC, or (D) any commodity, currency, sale, capped call or hedging agreements which can be terminated without penalty;

•

except as contemplated by the merger agreement or pursuant to any company plan, (A) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business consistent with past practice with respect to employees who are not directors or executive officers, including pursuant to TMHC’s regular merit review process, including any ordinary course new hires or promotions), (B) grant any severance or termination pay to any company employee not provided for under any company plan (except in the ordinary course of business or as required by applicable law), (C) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement or arrangement with any of its current or former directors, officers or other employees, except for offers of employment or in connection with promotions in the ordinary course of business or in connection with a replacement hiring, or (D) grant any equity or equity-based awards, except as permitted under the merger agreement;

•

make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

•

other than in the ordinary course of business or as required by applicable law or GAAP, (A) make any material change to any method of tax accounting, (B) make or change any material tax election, (C) surrender any claim for a refund of material taxes, (D) enter into any closing agreement with respect to any material taxes, or (E) settle or compromise any material tax liability, in each case which, individually or in the aggregate, would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	adopt any shareholder rights plan;

•

(A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than the merger agreement), or (B) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets with a value in excess of $50 million, individually or in the aggregate, except in this clause (B), in the ordinary course of business consistent with past practice;

•

other than in the ordinary course of business, (A) enter into any contract that would, if entered into prior to the date hereof, be a Material Contract (as defined in the merger agreement) other than a Specified Contract (as defined in the merger agreement) or (B) (1) modify, amend, extend or voluntarily terminate (other than non-renewals occurring in the ordinary course of business consistent with past practice) any Material Contract (other than a Specified Contract) or (2) waive, release or assign any rights or claims thereunder;

•

other than in the ordinary course of business consistent with past practice or as reasonably required to effect any other transaction permitted under the merger agreement, enter into any contract that would have been a material contract (as defined in the merger agreement) had it been entered into prior to May 31, 2026, amend, modify or terminate any material contract, in each case, in a manner materially adverse to TMHC, or waive, release or assign any material rights or claims thereunder, other than (A) expirations and renewals of any Material Contract in the ordinary course of business consistent with past practice in accordance with the terms thereof in effect as of May 31, 2026, (B) non-exclusive licenses, covenants not to sue, releases, waivers or other non-exclusive rights of intellectual property or (C) any agreement among TMHC and its wholly owned subsidiaries or among TMHC’s wholly owned subsidiaries;

•

other than any stockholder litigation relating to the merger agreement or the merger, settle or compromise any one litigation or series of related litigation, other than settlements or compromises of litigation where the amount paid (net of insurance proceeds receivable) does not exceed $30 million or, if greater, does not exceed the total amount reserved for such matter in TMHC’s financial statements; or

•	agree to do any of the foregoing actions.

Notwithstanding the foregoing, nothing in the merger agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of TMHC or its subsidiaries at any time prior to the effective time. Prior to the effective time, TMHC and its subsidiaries will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its own business and operations.

Other Covenants and Agreements

Access to Information

During the period commencing on May 31, 2026 and continuing until the earlier to occur of the termination of the merger agreement and the effective time, upon reasonable prior written notice from Parent, TMHC shall, and shall use its reasonable best efforts to cause its subsidiaries to, and to direct its officers, directors, representatives and employees to, afford Parent and its representatives reasonable access, consistent with applicable law, during normal business hours to TMHC’s and its subsidiaries’ officers, employees and books and records to the extent necessary to facilitate consummation of the transactions contemplated by the merger agreement and excluding any books and records that relate to the negotiation and execution of the merger agreement or with respect to the consideration or valuation of the merger or any financial or strategic alternatives thereto, or that relate to any acquisition proposal or superior proposal (but without limiting TMHC’s obligations under the merger agreement in respect of an acquisition proposal or superior proposal).

Non-Solicitation of Acquisition Proposals

From May 31, 2026 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, TMHC will not, and will cause its subsidiaries not to, and will direct its and their respective representatives, directly or indirectly, not to:

•

solicit, initiate, knowingly facilitate or knowingly encourage the making or submission of, any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any person (other than Parent, Merger Sub and their affiliates) any non-public information of TMHC or any of its subsidiaries, in each case, in connection with or for the purpose of knowingly encouraging or facilitating, an acquisition proposal;

•	enter into any letter of intent, understanding, agreement in principle or agreement (whether written or oral, binding or non-binding, preliminary or definitive) providing for any acquisition proposal;

•	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any acquisition proposal; or

•

take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition,” or other form of antitakeover statute or regulation (or any related provision in the certificate of incorporation or bylaws) inapplicable to any transactions contemplated by an acquisition proposal.

Notwithstanding the foregoing or the below, subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent TMHC or the Board from:

•

taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making any disclosure to its stockholders if the Board determines in good faith, after consultation with TMHC’s outside legal counsel, that the failure of the Board to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to TMHC’s stockholders under applicable law. A “stop, look and listen” disclosure pursuant to Rule 14d-9(f) under the Exchange Act in connection with a tender or exchange offer shall not constitute a change of recommendation. For the avoidance of doubt, the Board shall not be permitted to make a change of recommendation except to the extent otherwise permitted by certain provisions of the merger agreement;

•

prior to obtaining the company requisite vote, (x) furnishing nonpublic information to the third party making an acquisition proposal that did not result from TMHC’s breach of the merger agreement and that the Board determines in good faith after consultation with outside legal and financial advisors would reasonably be expected to result in a superior proposal, as well as to such third party’s representatives, if, and only if, prior to so furnishing such information, the third party has executed an acceptable confidentiality agreement, and (y) engaging in discussions or negotiations with the third party with respect to the acquisition proposal;

•

prior to obtaining the company requisite vote, in response to a superior proposal received by TMHC after May 31, 2026 that did not result from a breach of the first sentence of the merger agreement, (x) make a change of recommendation or (y) cause TMHC to terminate the merger agreement in order to enter into a definitive written agreement providing for such superior proposal substantially concurrently with such termination; provided, however, that the Board shall not be entitled to make such a change of recommendation or cause any termination of the merger agreement the Board shall have first determined in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes a superior proposal, and subject to certain notice requirements and “matching rights” in favor of Parent; or

•

prior to obtaining the company requisite vote, in response to an intervening event make a change of recommendation contemplated by if the Board determines in good faith, after consultation with TMHC’s outside legal counsel, that the failure of the Board to take such action would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent.

From May 31, 2026 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted under the terms of the merger agreement, the Board shall not make a change of recommendation.

Following May 31, 2026, TMHC shall promptly (and in any event within twenty-four (24) hours of receipt) notify Parent in writing of (A) the receipt by TMHC, any of its subsidiaries or any of their representatives of an acquisition proposal, or (B) any proposal or offer received by TMHC, any of its subsidiaries or any of their representatives with respect to, or that would reasonably be expected to lead to, an acquisition proposal, which notice shall include a copy of any such acquisition proposal, offer or proposal (including any draft agreements submitted therewith). In addition, from and after the date hereof, TMHC shall (i) notify Parent in writing if TMHC determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal in connection with clause (b) below, (ii) keep Parent reasonably informed in all material respects of the status and terms (including any material change to the terms of any such acquisition proposal) of any such acquisition proposal, offer or proposal and (iii) provide Parent promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to TMHC, its affiliates or its representatives from any person that describes any of the terms or conditions of any such acquisition proposal, inquiry, offer or proposal.

Following May 31, 2026, TMHC agrees that it shall, and shall cause its subsidiaries and its and their respective officers and directors, and shall instruct each of its other representatives, to (1) cease and cause to be terminated any solicitations, discussions or negotiations with any person (other than Parent, Merger Sub and their respective affiliates and representatives) in connection with any acquisition proposal, and (2) request that any person (other than Parent, Merger Sub and their respective representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring TMHC to return or destroy all confidential information regarding TMHC and its subsidiaries in accordance with the applicable confidentiality agreement between TMHC and such person.

For purposes of this merger agreement summary, “acquisition proposal” means: any bona fide indication of interest, proposal or offer made by any person or group (as defined under Section 16 of the Exchange Act) (other than by Parent, Merger Sub or its affiliates) related to, for or that would result in (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving TMHC, (ii) the direct or indirect acquisition by any person or group (as defined under Section 16 of the Exchange Act) of (A) more than fifteen percent (15%) of the assets of TMHC and its subsidiaries, on a consolidated basis, or (B) assets of TMHC and its subsidiaries to which more than fifteen percent (15%) of the revenues or earnings of TMHC and its subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available, or (iii) the direct or indirect acquisition by any person or group (as defined under Section 16 of the Exchange Act) of, or a tender offer or exchange offer that if consummated would result in such person or group beneficially owning, more than fifteen percent (15%) of the outstanding shares or more than fifteen percent (15%) of the total voting power of TMHC or any of its subsidiaries, in each of the foregoing clauses (i), (ii) and (iii), whether in a single transaction or a series of related transactions.

For purposes of this merger agreement summary, “intervening event” means: any event, change, occurrence or development that is material to TMHC and its subsidiaries taken as a whole that (i) is unknown and not reasonably foreseeable to the Board as of the date hereof, or if known and reasonably foreseeable to the Board as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Board as of the date hereof and (ii) does not involve or relate to (1) an acquisition proposal, (2) changes in general economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond or debt prices), (3) the fact in and of itself that TMHC met or exceeded internal or analysts’ expectations, projections, forecasts, guidance, estimates, budgets or results of operations (it being understood that the underlying facts giving rise or contributing to such event may be taken into account in determining whether there has been an intervening event, to the extent not otherwise expressly prohibited by this definition) or (4) any event, development or occurrence that results from the announcement, pendency and consummation of merger agreement.

For purposes of this merger agreement summary, “superior proposal” means: a means a bona fide, unsolicited written acquisition proposal, substituting in the definition thereof “fifty percent (50%)” for “fifteen percent (15%)” in each place it appears, that the Board determines in good faith, after consultation with TMHC’s outside financial and legal advisors, and considering such factors as the Board considers to be appropriate (including (1) financial terms and (2) certainty and timing of closing and payment) to be more favorable to TMHC and its stockholders than the transactions contemplated by the merger agreement and to be reasonably capable of being consummated on the terms proposed.

For purposes of this merger agreement summary, “change of recommendation” means any of the following actions by the Board: (i) withdrawing (or modifying in any manner adverse to Parent or Merger Sub), or proposing publicly to withdraw (or modify in any manner adverse to Parent or Merger Sub), the recommendation, (ii) approving or recommending to TMHC’s stockholders, or publicly proposing to approve or recommend to TMHC’s stockholders, any acquisition proposal, (iii) failing to reaffirm publicly the recommendation within five (5) business days of a request therefor in writing from Parent following the public disclosure of an acquisition proposal (other than the type referred to in the following clause (v)) (provided that such a request may be made by Parent only once with respect to each acquisition proposal and each amended acquisition proposal), (iv) failing to include the recommendation in the proxy statement or (v) failing to publish, send or provide to the holders of shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any acquisition proposal that is a tender or exchange offer and publicly reaffirm the recommendation within ten (10) business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn.

For purposes of this merger agreement summary, “company requisite vote” means the adoption of the merger agreement by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of TMHC common stock entitled to vote thereon at the stockholders meeting, or any adjournment or postponement thereof.

Company Stockholder Meeting and Preparation of the Proxy Statement

TMHC shall cause this definitive proxy statement to be mailed to holders of TMHC common stock as of the record date established for the stockholders meeting promptly following the earlier of (i) the tenth day after the preliminary proxy statement is initially filed with the SEC if the SEC has not informed TMHC that it will review the preliminary proxy statement or (ii) confirmation by the SEC that the SEC has no further comments on the preliminary proxy statement. TMHC shall (i) take all action, including such actions required by NYSE and SEC rules and as required by the DGCL and its certificate of incorporation and bylaws to set a record date for, duly call, give notice of, convene and hold a meeting of its stockholders promptly following, and in any event no more than thirty (30) days after, the mailing of the proxy statement for the purpose of obtaining (A) the company requisite vote and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and (ii) subject to a change of recommendation in accordance with the merger agreement, use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the merger agreement and otherwise use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the company requisite vote to be received at the stockholders meeting.

TMHC shall keep Parent informed on a reasonably current basis of the status of its efforts to solicit such approval following the dissemination of the proxy statement. TMHC shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the stockholders meeting; provided, that TMHC may, without the prior written consent of Parent (and shall, on the reasonable request of Parent), adjourn or postpone the stockholders meeting (A) if TMHC believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the company requisite vote, whether or not a quorum is present, or (2) distribute any supplement or amendment to the proxy statement that the Board has determined (which subsequent distribution shall be made as promptly as practicable) in good faith after consultation with outside legal counsel is required to be filed and disseminated under applicable law and for such supplement or amendment to be reviewed by TMHC’s stockholders prior to the stockholders meeting, (B) if TMHC reasonably believes that there will be insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholders meeting, or (C) if and to the extent such postponement or adjournment of the stockholders meeting is required by applicable law or on account of a force majeure event or emergency. The foregoing notwithstanding, TMHC may not, without the prior written consent of Parent, postpone or adjourn the stockholders meeting pursuant to clause (A)(1) or (B) of the immediately preceding sentence for a period of more than five (5) business days on any single occasion or, on any occasion, to a date after the earlier of (x) ten (10) business days after the date on which the stockholders meeting was originally scheduled and (y) ten (10) business days before the end date (it being understood that postponements or adjournments that fall within the scope of both clause (A)(1) and clause (C) shall be deemed to be covered by clause (A)(1) for purposes of this sentence unless an order of a court or other governmental entity of competent jurisdiction has specified a requirement for the timing of such adjournment or postponement that conflicts with this sentence).

Employee Matters

For a period of at least 12 months following the effective time (or, if earlier, the date on which a continuing employee’s employment terminates), Parent will provide, or Parent will cause the surviving corporation to provide, to each employee of TMHC or its subsidiaries who, as of the effective time, continues his or her employment with Parent, the surviving corporation or any of their subsidiaries (each, a “continuing employee”), (a) a salary or wage rate, as applicable, target annual bonus opportunity and commissions opportunity that, in each case, is no less favorable than the salary or wage rate, as applicable, target annual bonus opportunity and commissions opportunity that was provided to each continuing employee immediately prior to closing, (b) employee benefits (excluding change in control, transaction and retention bonuses and payments, nonqualified deferred compensation, retiree health and welfare and defined benefit pension benefits (including cash balance or similar pension benefits)) that are no less favorable in the aggregate than the employee benefits provided to such continuing employees immediately prior to closing, and (c) severance or termination arrangements no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time (or, if greater, the severance benefits set forth in the disclosure letter), except if the applicable continuing employee is party to an employment agreement with TMHC (as is the case for TMHC’s executive officers), in which case the contractual severance protection will apply.

With respect to TMHC benefit plans, Parent will honor and assume, and will cause the surviving corporation to honor and assume, the terms of such benefit plans, subject to any amendment and termination provisions.

With respect to Parent’s, the surviving corporation’s or any of their subsidiaries’ plans or programs providing employee benefits to continuing employees on or following the effective time (excluding any defined benefit pension plans and retiree health and welfare benefits; collectively, the “new plans”), Parent will cause credit for all service with TMHC and its subsidiaries prior to the effective time to be granted to continuing employees for all purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance determinations), to the same extent as such continuing employee was entitled, before the effective time, to credit for such service under any analogous plan;

provided, that such service need not be credited to the extent it would result in duplication of coverage or benefits. In addition, Parent will, or cause the surviving corporation to, use commercially reasonable efforts to ensure that (1) each continuing employee will be immediately eligible to participate, without any waiting time, in any and all new plans to the extent that coverage under each new plan replaces coverage under a comparable plan in which each continuing employee participates immediately before the effective time (such plans, collectively, the “old plans”), (2) for purposes of each new plan providing life insurance, medical, dental, pharmaceutical, vision and/or disability benefits to any continuing employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of each new plan will be waived for each continuing employee and his or her covered dependents to the extent such conditions were inapplicable, met or waived under the applicable existing plan, and (3) for purposes of each new plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by each continuing employee and his or her covered dependents during any unfinished portion of the plan year of the old plan ending on the date each continuing employee’s participation in the corresponding new plan begins will be given full credit under each new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to each continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with each new plan.

In addition, with respect to each of TMHC’s short-term cash incentive plans for the fiscal year in which the effective time occurs, the surviving corporation and its subsidiaries will pay to each continuing employee who remains employed with Parent, the surviving corporation or their respective subsidiaries through the date the annual bonus (as defined below), is paid, at substantially the same time or times that Parent, the surviving corporation or their applicable subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees, but in no event later than March 15 immediately after the end of such fiscal year, a cash bonus, including, if applicable, the profit sharing component thereof, for such fiscal year (the “annual bonus”) that is equal to the greater of (i) the target annual bonus that such continuing employee would have been entitled to receive under the applicable annual short-term incentive plan for such fiscal year, and (ii) the annual bonus that such continuing employee is entitled to receive under the applicable annual short-term incentive plan based on actual level of achievement of the applicable performance criteria for such fiscal year. TMHC may, following consultation with Parent, make adjustments to the determination of performance achieved pursuant to the annual bonus plan for the period ending on the effective time to the extent deemed reasonably necessary to reflect the impact of the merger.

Additionally, TMHC may establish a cash-based retention program and, under such program, grant cash-based retention bonus awards to employees, not to exceed $3.5 million in the aggregate.

Efforts to Consummate the Merger

Each of TMHC, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by the merger agreement. In furtherance of the foregoing, each of Parent and Merger Sub, on the one hand, and TMHC, on the other hand, will file with the FTC and the antitrust division of the DOJ a Notification and Report Form relating to the merger agreement and the transactions contemplated thereby as required by the HSR Act as promptly as practicable and in any event within five (5) business days after May 31, 2026. Each of Parent and TMHC shall cooperate with the other in the making of such filing, supply the other with any information and documentary material that may be required in order to make such filing, supply any additional information that reasonably may be required or requested by the FTC or DOJ, cooperate with each other and use their respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act.

Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and TMHC, on the other hand, shall furnish to the other as promptly as practicable all information required for any application or other filing to be made by the other pursuant to any applicable law in connection with the transactions contemplated by the merger agreement; (iii) promptly notify the other party of any substantive communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or foreign governmental entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and furnish the other party promptly with copies of all correspondence and substantive communications between them and such governmental entity; (iv) respond as promptly as practicable to any inquiries received from, and supply as promptly as practicable any additional information or documentation that may be requested by the FTC, the DOJ, or by any other governmental entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other governmental entity or, in connection with any proceeding by a private party, with any other person; provided, however, that to the extent any of the documents or information provided pursuant to the merger agreement are commercially or competitively sensitive, TMHC or Parent, as the case may be, may satisfy its obligations by providing such documents or information to the other party’s outside counsel, with the understanding and agreement that such counsel shall not share such documents and information with its client; provided, further, that materials may also be redacted (x) to remove references concerning the valuation of TMHC, (y) as necessary to comply with contractual arrangements or applicable laws or privacy requirements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

Parent, Merger Sub, or their respective affiliates will not “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other antitrust law or other applicable law, as the case may be, and refile it on more than one occasion unless TMHC has consented in writing in advance to such withdrawal and refiling, and Parent, Merger Sub, or their respective affiliates shall not extend any waiting period under the HSR Act or enter into any agreement with any governmental entity not to consummate the transactions contemplated hereby, except with the prior written consent of TMHC.

Notwithstanding anything in the merger agreement to the contrary, Parent shall control the determination over the strategy and course of action with respect to all communications, written and oral, and strategy associated with or relating to any process under the HSR Act or any other filings, notifications, and submissions with respect to the merger agreement or the transactions contemplated hereby or required to comply with applicable antitrust law or other applicable law. No party shall independently participate in any meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry in connection with the merger agreement or the transactions contemplated by the merger agreement without giving the other parties sufficient prior notice of the meeting or communication and, to the extent permitted by such governmental entity, the opportunity to attend and/or participate in such meeting or communication.

Parent shall, and shall cause its affiliates and subsidiaries to, take any and all steps necessary to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or other applicable law and (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions expeditiously (but in no event later than the end date). Notwithstanding anything to the contrary (including the foregoing sentence), in no event shall Parent or its affiliates and subsidiaries be required to agree to, or TMHC be permitted to agree to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of TMHC or its subsidiaries or any interest therein, or agree to any other structural or conduct remedy concerning TMHC or its subsidiaries, (ii) otherwise take or commit to take any actions that would limit TMHC or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of TMHC or its subsidiaries or any interest or interests therein (each of clauses (i) and (ii), a “company restriction”), in each case of clauses (i) and (ii), other than company restrictions that would not individually or in the aggregate reasonably be expected to result in a material adverse effect (a “permitted company restriction”) or (iii) take any action of the type contemplated by clauses (i) or (ii) with respect to the parent group (other than TMHC and its subsidiaries) or any business owned or operated by the parent group (clause (iii), a “parent restriction”); provided, however, that the parties shall not take any action that constitutes a permitted company restriction unless the effectiveness of such action is conditioned on the closing occurring.

Indemnification of Directors and Officers; Insurance

From and after the effective time, each of Parent and the surviving corporation agrees that it will indemnify and hold harmless each present and former director and officer of TMHC or any of its subsidiaries (in each case, when acting in such capacity) (the “indemnified parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “proceeding”), arising out of, relating to or in connection with matters existing or occurring at or prior to the effective time (including the fact that such person is or was a director or officer of TMHC or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the effective time in such person’s capacity as a director or officer of TMHC or any of its subsidiaries or serving in such capacity at the request thereof), whether asserted or claimed prior to, at or after the effective time, to the fullest extent that TMHC would have been permitted under applicable law to indemnify such person (and Parent or the surviving corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any proceeding, including any expenses incurred in enforcing such person’s rights under the merger agreement, regardless of whether indemnification with respect to or advancement of such expenses is authorized under TMHC’s certificate of incorporation, bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any subsidiary); provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the merger agreement.

The provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in TMHC’s certificate of incorporation and bylaws in effect as of May 31 2026, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

TMHC shall purchase from insurance carriers with equal or higher comparable credit ratings to the insurers under the existing D&O policies (as defined below), no later than the effective time, a six (6) year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy (the “tail policy”) effective as of the effective time providing limits and terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by TMHC and its subsidiaries as of May 31, 2026 (the “existing D&O policies”) with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual premium paid by TMHC and its subsidiaries for the existing D&O policies; provided, further, that if the premium for such tail policy would exceed such amount, TMHC shall purchase the greatest amount of such coverage available for such amount.

Parent agrees to cause the surviving corporation to honor and perform under all indemnification agreements entered into by TMHC or any of its subsidiaries with any indemnified party in effect as of May 31, 2026.

Miscellaneous Covenants

The merger agreement contains additional agreements among TMHC, Parent and Merger Sub relating to, among other matters:

•	The preparation and filing by TMHC of this proxy statement with the SEC;

•	notification upon the occurrence of certain matters;

•	access to information and confidentiality;

•	the coordination of and with respect to press releases and other public announcements relating to the transactions contemplated by the merger agreement;

•	actions necessary to cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement;

•	the delisting of TMHC and of the shares of TMHC common stock from NYSE and the deregistration of TMHC common stock under the Exchange Act;

•	treatment of certain indebtedness of TMHC;

•	anti-takeover statutes that become applicable to the transactions contemplated by the merger agreement;

•

any stockholder transaction litigation brought against TMHC and/or its directors after May 31, 2026 and prior to the effective time related to the merger agreement or the transactions contemplated by the merger agreement; and

•

steps as may be reasonably necessary cause any dispositions of TMHC equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by any director or executive officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TMHC to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Conditions to the Merger

The respective obligations of each of TMHC, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by TMHC and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:

•	the company requisite vote shall have been obtained;

•

no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger or that imposes certain restrictions on TMHC’s or Parent’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses, in each case, that remains in effect; and

•

the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act (including any agreement with a Governmental Entity not to consummate or to delay consummation of the merger entered into in connection therewith) shall have expired or been earlier terminated without the imposition of certain restrictions on TMHC’s or Parent’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses;

The respective obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:

•	(i) certain representations and warranties of TMHC in the merger agreement with respect to capitalization must be true and correct in all respects as of the effective time, except for de minimis inaccuracies therein, (ii) certain representations with respect to authority, the opinions of TMHC’s financial advisors, brokers and the inapplicability of certain anti-takeover statutes shall be true and correct in all material respects as of the effective time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date, (iii) certain representations with respect to the absence of any material adverse effect shall be true and correct in all respects as of the effective time, and (iv) other representations and warranties shall be true and correct in all respects without given effect to any materiality, material adverse effect or similar qualifiers contained therein as of the effective time as though made on and as of such date, except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

TMHC must have performed and complied with, in all material respects, the obligations, agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time; and

•	Parent must have received a certificate, signed by an executive officer of TMHC, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

The obligations of TMHC to effect the merger is also subject to the satisfaction (or written waiver by TMHC (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:

•

each of the representations and warranties of Parent and Merger Sub set forth in the merger agreement shall be true and correct, in each case as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•

each of Parent and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•	TMHC must have received a certificate, signed by an executive officer of Parent and Merger Sub, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company requisite vote having been obtained (except as otherwise expressly noted), as follows:

•	by mutual written consent of TMHC and Parent;

•

by written notice from either TMHC or Parent if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action or enacted, issued or promulgated any law permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

•	by written notice from either TMHC or Parent if the effective time shall not have occurred on or before 5:00 p.m. New York City time on the end date; or

•

by written notice from either TMHC or Parent if the company requisite vote shall not have been obtained at the stockholders meeting (or at any adjournment or postponement thereof) at which a vote on the adoption of the merger agreement was taken.

by written notice from TMHC to Parent:

•

if Parent and/or Merger Sub shall have breached any of their respective representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of Parent and Merger Sub or the compliance with their respective covenants to be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by TMHC to Parent or (B) the end date; provided, that TMHC shall not have the right to terminate the merger agreement pursuant to this provision if TMHC is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of Parent and Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•

prior to obtaining the company requisite vote, in order to enter into a definitive agreement with respect to a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a change of recommendation; provided, that TMHC pays the company termination payment at or prior to the time of such termination in accordance with the applicable provision of the merger agreement;

by written notice from Parent to TMHC:

•

if TMHC shall have breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of TMHC or the compliance with its covenants to be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to TMHC or (B) the end date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if Parent is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of TMHC’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, a change of recommendation shall have occurred.

Termination Fee

TMHC must pay to Parent a termination fee of $221,622,677 (the “company termination payment”) in the event that:

•

the merger agreement is terminated by either party because the company requisite vote has not been obtained at the duly convened stockholders meeting at which a vote on the adoption of the merger agreement was taken, and (x) an acquisition proposal has been publicly proposed or disclosed after May 31, 2026 and prior to the stockholders meeting and (y) concurrently with or within twelve (12) months after such termination, TMHC shall have entered into a definitive agreement for a transaction that constitutes an acquisition proposal or completed a transaction that constitutes an acquisition proposal, and such company termination payment shall be paid within three (3) business days after the last to occur of the events set forth above;

•

the merger agreement is terminated by either party if the effective time shall not have occurred by 5:00 p.m. New York City time on the end date, and (x) an acquisition proposal has been publicly proposed or disclosed after May 31, 2026 and prior to the end date and (y) concurrently with or within twelve (12) months after such termination, TMHC shall have entered into a definitive agreement for a transaction that constitutes an acquisition proposal or completed a transaction that constitutes an acquisition proposal, and such company termination payment shall be paid within three (3) business days after the last to occur of the events set forth above;

•

the merger agreement is terminated by Parent if there shall have been a breach of the representations and warranties contained in the merger agreement such that Parent’s obligation to close would not be satisfied and such breach is not curable within thirty (30) days and, (x) an acquisition proposal has been publicly proposed or disclosed after May 31, 2026 and prior to the end date and (y) concurrently with or within twelve (12) months after such termination, TMHC shall have entered into a definitive agreement for a transaction that constitutes an acquisition proposal or completed a transaction that constitutes an acquisition proposal, and such company termination payment shall be paid within three (3) business days after the last to occur of the events set forth above;

•

the merger agreement is terminated by TMHC prior to obtaining the company requisite vote in order to enter into a definitive agreement with respect to a superior proposal; subject to the terms and conditions of the merger agreement regarding a change of recommendation, and such company termination payment shall be paid concurrently with, and as a condition to the effectiveness of, termination; or

•

the merger agreement is terminated by Parent because the Board shall have made, prior to obtaining the company requisite vote, a change of recommendation, and such company termination payment shall be paid within three (3) business days after such termination.

If TMHC fails to pay the amount due in a timely manner and, in order to obtain such payment, Parent commences a suit that results in a judgment against TMHC for the company termination payment or any portion thereof, TMHC shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the prevailing party) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal in effect on the date of such payment.

Effect of Termination

In the event of termination of the merger agreement, the terminating party shall give written notice thereof to the other party or parties and the merger agreement shall terminate, and the transactions contemplated thereby shall be abandoned, without further action by any of the parties thereto. In the event of the termination of the merger agreement, the merger agreement shall become null and void and there shall be no liability of any party or parties thereto, except as provided by certain provisions of the merger agreement, including those related to confidentiality, the payment of the company termination payment, payment of costs and expenses and certain other obligations, which will survive the termination in accordance with their respective terms and conditions. In circumstances in which the company termination payment is paid, such company termination payment, as applicable, will be the sole and exclusive monetary remedy of Parent and certain of its related parties against TMHC and certain of its related parties.

Expenses Generally

Except as otherwise provided in the merger agreement, each party shall bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby. Filing fees incurred in connection with the applications and filings under the HSR Act shall be borne by Parent.

Amendments; Waiver

To the extent permitted by applicable law and subject to certain other provisions of the merger agreement, the merger agreement may be amended at any time prior to the effective time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and TMHC; provided, that following receipt of the company requisite vote, there shall be no amendment or change to the provisions hereof which by law would require further approval by the company stockholders without such approval.

Specific Performance

The parties to the merger agreement shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

Governing Law and Jurisdiction

The merger agreement and any disputes relating to the merger agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).

Each of the parties to the merger agreement irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or Delaware in the negotiation, administration, performance and enforcement hereof and thereof; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware, as described above; and (d) consents to service being made through the notice procedures set forth in the merger agreement.

Each of TMHC, Parent and Merger Sub agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in the merger agreement shall be effective service of process for any suit or proceeding in connection with the merger agreement or the transactions contemplated hereby. Each party irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to the merger agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with the merger agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that the merger agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

ADVISORY COMPENSATION PROPOSAL

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, TMHC is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger, the value of which is set forth in the table in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger—Quantification of Payments and Benefits” beginning on page 64. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the advisory compensation proposal. As required by Section 14A of the Exchange Act, TMHC is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to TMHC’s named executive officers in connection with the consummation of the merger, as disclosed under ”The Merger Proposal (Proposal 1)—Interests of TMHC’s Executive Officers and Directors in the Merger—Quantification of Payments and Benefits,“ including the table, associated footnotes and narrative discussion and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

The vote on the advisory compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the advisory compensation proposal, and vice versa. Because the vote to approve the advisory compensation proposal is only advisory in nature, it will not be binding on TMHC, Parent or the surviving corporation. Accordingly, because TMHC is contractually obligated to pay such compensation, the compensation will be paid or be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of a majority in voting power of shares of TMHC common stock present in person or represented by proxy and entitled to vote thereon. Abstentions, if any, will have the same effect as a vote “against” the advisory compensation proposal. Broker non-votes, if any, will have no effect on the outcome of the advisory compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the advisory compensation proposal, your shares will be voted in favor of the advisory compensation proposal.

The Board unanimously recommends that TMHC stockholders vote “FOR” the advisory compensation proposal.

ADJOURNMENT PROPOSAL

(PROPOSAL 3)

TMHC stockholders are being asked to approve a proposal that will give TMHC the authority to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the Board, including as reasonably necessary for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with TMHC’s bylaws. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.

Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority in voting power of shares of TMHC common stock present in person or represented by proxy and entitled to vote thereon. Abstentions, if any, will have the same effect as a vote “against” the adjournment proposal. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. TMHC does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The Board unanimously recommends that TMHC stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF TMHC COMMON STOCK

Market Information

TMHC common stock trades on NYSE under the symbol “TMHC”. The following table shows the high and low closing sales price of TMHC common stock for TMHC’s second fiscal quarter of 2026 (through June 22, 2026, the latest practicable date before the printing of this proxy statement) and each of TMHC’s preceding fiscal quarters in 2026, 2025, 2024 and 2023.

Fiscal Year	High	Low
2026
First Quarter	$68.86	$57.21
Second Quarter (through June 22, 2026)	$71.95	$54.79
2025
First Quarter	$67.02	$58.09
Second Quarter	$61.50	$53.93
Third Quarter	$71.90	$59.28
Fourth Quarter	$67.93	$57.80
2024
First Quarter	$62.17	$50.66
Second Quarter	$61.93	$53.80
Third Quarter	$71.86	$53.53
Fourth Quarter	$74.80	$59.24
2023
First Quarter	$38.26	$31.24
Second Quarter	$48.77	$36.31
Third Quarter	$51.64	$42.36
Fourth Quarter	$54.22	$37.70

The closing sales price of TMHC common stock on June 22, 2026, the latest practicable date before the printing of this proxy statement, was $71.60 per share. The closing sales price of TMHC common stock on NYSE on May 29, 2026, the last trading day prior to the announcement of the execution of the merger agreement, was $58.50 per share. You are urged to obtain current market quotations for TMHC common stock when considering whether to approve the merger proposal.

Holders

At the close of business on June 22, 2026, the record date for the special meeting, 91,999,956 shares of TMHC common stock were issued and outstanding, held by approximately 311 holders of record.

Dividends

TMHC has never paid a cash dividend to holders of TMHC common stock. TMHC intends to use its future earnings to develop its business and for working capital needs and general corporate purposes, to fund growth, to repay debt and to repurchase shares of TMHC common stock. TMHC does not anticipate paying any cash dividends in the foreseeable future. Under the terms of the merger agreement, from May 31, 2026 until the earlier of the effective time of the merger or the valid termination of the merger agreement, TMHC may not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of TMHC to TMHC or any subsidiary of TMHC).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of TMHC common stock as of June 22, 2026 by (a) each person known to TMHC to beneficially own more than 5% of the outstanding TMHC common stock, (b) each of TMHC’s directors and executive officers and (c) all of TMHC’s directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The percentage of beneficial ownership of our shares of common stock is calculated based on 91,999,956 shares of common stock outstanding as of June 22, 2026.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to TMHC’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o TMHC, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.

Name of Beneficial Owner	Number of Shares	Percent (%)
Significant Stockholders
BlackRock, Inc.(1)	13,333,596	14.49%
Vanguard Capital Management(2)	4,901,029	5.33%
Dimensional Fund Advisors LP(3)	6,738,366	7.32%
Directors and Executive Officers(4)
Sheryl D. Palmer(5)(6)	1,076,831	1.17%
Curt VanHyfte	48,130	*
Todd Merrill	28,207	*
Darrell C. Sherman(7)	136,343	*
Peter Lane	73,904	*
Anne L. Mariucci(8)	84,198	*
Heather C. Ostis	3,096	*
Andrea Owen	38,597	*
Denise F. Warren	31,851	*
Amanda Whalen	—	*
Christopher Yip	20,607	*
All Current Directors and Executive Officers as a Group (10 Persons)	1,405,421	1.53%

*	Less than 1%
(1)

This information regarding BlackRock, Inc. was derived from a Schedule 13G/A filed with the SEC on April 28, 2025, that reported sole voting power over 13,141,285 shares and sole dispositive power over 13,333,596 shares. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.

(2)

The information regarding Vanguard Capital Management was derived from a Schedule 13G filed with the SEC on April 30, 2026, that reported sole voting power over 744,010 shares and sole dispositive power over 4,901,029 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding Dimensional Fund Advisors LP was derived from a Schedule 13G/A filed with the SEC on April 15, 2025, that reported sole voting power over 6,583,432 shares and sole dispositive power over 6,738,366 shares. The address for Dimensional Fund Advisors is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(4)

Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of TMHC common stock shown as beneficially owned by them. The information as to the beneficial ownership of TMHC common stock has been furnished by the respective persons listed in the above table. The information includes vested Options, vested DSUs and unvested Options, unvested RSUs and unvested DSUs that, in each case, will vest within 60 days of the record date.

(5)	Includes 19,211 shares of TMHC common stock held by the Sheryl D. Palmer Trust, of which Ms. Palmer is a trustee and sole beneficiary.
(6)	Includes 180,801 shares of TMHC common stock held by the Palmer Family Delaware Dynasty Trust, of which Ms. Palmer is the Investment Adviser.
(7)	Mr. Sherman retired from TMHC effective May 31, 2025, and the amount for Mr. Sherman is to TMHC’s knowledge as of his retirement date.
(8)	Includes 10,917 shares of TMHC common stock held in a family trust, of which Ms. Mariucci serves as trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of TMHC common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.

This discussion is not binding on the Internal Revenue Service (which we refer to as the “IRS”) or a court, and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

This discussion addresses only the consequences of the exchange of shares of TMHC common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or non-U.S. income tax laws, or of any non-income tax laws (including, for example, the U.S. federal estate, gift, and alternative minimum tax laws). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an Option, through a settlement of a RSU or PSU, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•

a non-U.S. holder (as defined below) that has owned, directly or under certain constructive ownership rules of the Code, more than 5% of the shares of TMHC common stock at any time during the five-year period preceding the merger;

•	a holder of shares that exercises appraisal rights;

•	a foreign pension fund and its affiliates;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a United States expatriate; or

•

a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds TMHC common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding TMHC common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of TMHC common stock that is:

•	an individual citizen or resident, for U.S. federal income tax purposes, of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of TMHC common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).

The tax consequences of the merger will depend on a holder’s specific situation. Holders of TMHC common stock should consult their tax advisors as to the tax consequences of the merger relevant to their particular circumstances.

U.S. Holders

General. The exchange of TMHC common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of TMHC common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of TMHC common stock (i.e., shares of TMHC common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of TMHC common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of TMHC common stock that it holds.

Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of TMHC common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of TMHC common stock who (a) furnishes a correct taxpayer identification number (“TIN”), certifies that such U.S. holder is not subject to backup withholding on the IRS Form W-9 included in the transmittal materials that such U.S. holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (b) provides proof that such U.S. holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided, that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

Subject to the discussion below regarding backup withholding, a non-U.S. holder that receives cash in exchange for shares of TMHC common stock pursuant to the merger generally will not be subject to U.S. federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the shares of TMHC common stock at any time during the five-year period preceding the merger, and TMHC is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that such holder held shares of TMHC common stock and certain other conditions are satisfied. TMHC believes it has been a “United States real property holding corporation” for U.S. federal income tax purposes during the five-year period preceding the merger.

If you are a non-U.S. holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain U.S. source capital losses.

If you are a non-U.S. holder and your gain is effectively connected with a U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to U.S. federal income tax on any gain realized on a net basis in the same manner as U.S. holders. Non-U.S. holders that are corporations may also be subject to a branch profits tax on their effectively connected earnings and profits at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s

U.S. federal income tax liability, if any; provided, that an appropriate claim is timely filed with the IRS and the required information is furnished to the IRS in a timely manner.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE TMHC STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. TMHC expects to hold an annual meeting of stockholders in 2027 only if the merger has not already been completed. If the merger is not completed, TMHC stockholders will continue to be entitled to attend and participate in future annual meetings of stockholders. Stockholders who intend to have a proposal considered for inclusion in TMHC’s proxy materials for presentation at TMHC’s annual meeting of stockholders to be held in 2027 pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Secretary of TMHC at our offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251 in writing not later than December 11, 2026, which is 120 days prior to the one-year anniversary of the mailing date of TMHC’s proxy statement for its annual meeting of stockholders held on May 21, 2026, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of TMHC’s 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before TMHC begins to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in TMHC’s bylaws. Accordingly, for a proposal or nomination to be timely under TMHC’s bylaws, written notice must have been received by the executive office of the corporation no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between January 21, 2027 and February 20, 2027 for the 2027 Annual Meeting of Stockholders. However, in the event that the 2027 annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders the notice by the stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure. Failure to deliver a proposal or nomination in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to TMHC’s Secretary at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.

Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above. We advise you to review our By-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Office of the Secretary at the address set forth above.

HOUSEHOLDING

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. TMHC has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless TMHC has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, TMHC will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which TMHC delivered a single copy of any of these materials. This request may be submitted by contacting TMHC, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, (480) 840-8100, Attention: Todd Merrill, Secretary. TMHC will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary. A number of brokerage firms with account holders who are TMHC stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC allows TMHC to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that TMHC may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that TMHC files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):

•	TMHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 18, 2026;

•

the portions of TMHC’s Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on April 10, 2026  that are incorporated by reference in our Annual Report on Form  10-K for the fiscal year ended December 31, 2025;

•	TMHC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on April 22, 2026;

•	TMHC’s Current Reports on Form 8-K filed on March 17, 2026 and June 1, 2026.

Any additional documents that TMHC may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).

TMHC, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of TMHC is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 10, 2026. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.

You can obtain any of the filings incorporated by reference into this proxy statement from TMHC or from the SEC through the SEC’s website at http://www.sec.gov. TMHC will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Taylor Morrison Home Corporation

4900 N. Scottsdale Road Suite 2000

Scottsdale, Arizona 85251

Attention: Todd Merrill, Secretary

Tel. (480) 840-8100

TMHC maintains an internet site at https://www.taylormorrison.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. TMHC HAS NOT AUTHORIZED ANYONE TO

PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 23, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

TAYLOR MORRISON HOME CORPORATION,

BERKSHIRE HATHAWAY INC.

and

WXYZ MERGER SUB, INC.

Dated as of May 31, 2026

A-i

A-ii

EXHIBITS:
Exhibit A	Certificate of Incorporation of the Surviving Corporation

A-iii

INDEX OF DEFINED TERMS

Acquisition Proposal	31
Action	15
Affiliate	47
Agreement	1
Annual Bonus	37
Antitrust Law	34
Applicable Date	12
Bankruptcy and Equity Exception	11
Book-Entry Shares	5
Business Day	47
Bylaws	9
Cancelled Shares	3
Capitalization Date	10
Certificate of Incorporation	9
Certificate of Merger	2
Certificates	5
Change of Recommendation	29
Closing	1
Closing Date	2
Code	15
Common Stock	9
Company	1
Company Disclosure Letter	9
Company Employees	48
Company Equity Award	48
Company Incentive Plan	37
Company Plans	48
Company Related Parties	45
Company Requisite Vote	10
Company Securities	10
Company Stock Plan	48
Company Termination Payment	44
Confidentiality Agreement	36
Continuing Employees	37
Contract	14
control	48
Credit Facility	48
DGCL	1
Dissenting Shares	7
DOJ	33
Effective Time	2
End Date	43
Environmental Laws	19
ERISA	15
Exchange Act	11
Exchange Fund	5
Existing D&O Policies	39
Financial Advisor	20
FTC	33

GAAP	48
Governmental Entity	11
Indemnified Parties	38
Intellectual Property	48
Intervening Event	31
Intervening Event Notice	30
IRS	15
Knowledge	49
Law	49
Licenses	12
Liens	17
Material Adverse Effect	49
Material Contract	15
Merger	1
Merger Sub	1
New Plans	37
Old Plan	37
Option	3
Parent	1
Parent Material Adverse Effect	42
Parties	1
Party	1
Paying Agent	4
Per Share Merger Consideration	3
Permitted Liens	17
Person	50
Preferred Stock	9
Proceeding	38
Proxy Statement	18
PSU	4
Recommendation	11
Representatives	28
RSU	3
SEC	12
SEC Reports	12
Securities Act	12
Share	3
Stockholders Meeting	32
Subsidiaries	50
Subsidiary	50
Superior Proposal	31
Superior Proposal Notice	30
Surviving Corporation	1
Tail Policy	39
Tax Return	51
Taxes	51
Transaction Documents	51
Transaction Litigation	40
Willful Breach	51

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 31, 2026 (this “Agreement”), is entered into by and among Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), Berkshire Hathaway Inc., a Delaware corporation (“Parent”), and WXYZ Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL and (iii) adopted a resolution recommending that this Agreement be adopted by the stockholders of the Company; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

SECTION 1.2 Closing. The closing of the Merger (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) at 9:00 a.m., New York City time, on the second (2nd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or at such other time, date and place as the Company and Parent may agree in writing; provided, that without the prior written consent of either Parent or the Company, the Closing shall not occur prior to the earlier of (x) the date that is two (2) Business Days after the date on which all approvals, consents or clearances required in connection with the licenses and approvals held by the Company and its Subsidiaries and Affiliates set forth in Section 1.2 of the Company Disclosure Letter have been obtained and (y) the date that is 130 days after the date of this Agreement. The date on which the Closing occurs is referred to herein as the “Closing Date”.

SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

SECTION 1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein, by the certificate of incorporation of the Surviving Corporation and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

SECTION 1.5 Directors and Officers.

(a) The Parties shall take all actions reasonably necessary to cause the directors of Merger Sub at the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.

(b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a) Merger Consideration. Each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time (each such share, a “Share”) (other than (i) Shares owned by Parent,

Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”), (ii) Shares owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time and (iii) the Dissenting Shares (as defined below)) shall be converted automatically into and shall thereafter represent the right to receive $72.50 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of such Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.

(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, be automatically cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist. For the avoidance of doubt, any Shares owned by any wholly owned Subsidiary of the Company shall remain outstanding and shall not represent the right to receive the Per Share Merger Consideration.

(c) Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

SECTION 2.2 Treatment of Company Equity Awards.

(a) Treatment of Options. Immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock (an “Option”) under the Company Stock Plans, to the extent then unexercised, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Option to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to (x) the total number of shares of Common Stock subject to the Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Common Stock under such Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Option which has a per Share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Treatment of RSUs. Immediately prior to the Effective Time, each outstanding restricted stock unit (other than a PSU) (a “RSU”) under the Company Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such RSU to receive (without interest), an amount in cash equal to (x) the total number of shares of Common Stock subject to such RSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration (the “RSU Consideration”), less applicable Taxes required to be withheld with respect to such payment. Fifty percent (50%) of the RSU Consideration shall be paid at or promptly after the Effective Time (the “Effective Time RSU Consideration”) and the remaining 50% of the RSU Consideration shall become payable on January 31, 2027 (the “January 2027 RSU Consideration”), subject to the holder’s continued employment through such date, except as otherwise provided in any double-trigger vesting protections as applied to such RSU immediately prior to the Effective Time. For purposes of determining the portion of an RSU that is converted into the Effective Time RSU Consideration, the tranche or tranches of such RSU scheduled to vest on the earliest vesting date or dates following the Effective Time shall be applied first on a pro-rata basis. To the extent that any amount described in this Section 2.2(b) constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment with respect to such amount shall be made in accordance with this Agreement and the applicable terms thereof or, if later, at the earliest time permitted under the terms thereof that will not result in the application of a tax or penalty under Section 409A of the Code.

(c) Treatment of DSUs. Immediately prior to the Effective Time, each outstanding deferred stock unit (a “DSU”) under the Company Stock Plans shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such DSU to receive (without interest), at or promptly after the Effective Time (or such later time as required to avoid imposition of additional taxes under Section 409A of the Code), an amount in cash equal to (x) the total number of shares of Common Stock subject to such DSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

(d) Treatment of PSUs. Immediately prior to the Effective Time, each outstanding performance-based restricted stock unit (a “PSU”) under the Company Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a cash award (with the performance conditions applicable to such PSU deemed achieved at target level) in an amount equal to (i) the number of shares of Common Stock subject to such PSU immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration. Each PSU so converted shall continue to have, and shall be subject to, the same time vesting terms and conditions as applied to such PSU immediately prior to the Effective Time (which, for the avoidance of doubt, includes any double-trigger vesting protections, but will not include performance-based vesting conditions), except that such PSU shall be settled in cash in lieu of Shares, subject to any applicable Taxes required to be withheld with respect to such payment. To the extent that any amount described in this Section 2.2(d) constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment with respect to such amount shall be made in accordance with this Agreement and the applicable terms thereof or, if later, at the earliest time permitted under the terms thereof that will not result in the application of a tax or penalty under Section 409A of the Code.

(e) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions necessary to effectuate the provisions of this Section 2.2.

(f) Payment for Company Equity Awards. At or prior to the time that each award described Sections 2.2(a), 2.2(b), 2.2(c) and 2.2(d) is required to be paid to the applicable holder thereof (the “Award Payment Date”), Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Options, RSUs, DSUs and PSUs (prior to giving effect to any required Tax withholdings as provided in Section 2.3(f)). As promptly as reasonably practicable following the applicable Award Payment Date, but in no event later than five (5) Business Days following the applicable Award Payment Date, the applicable former holders of Options, RSUs, DSUs and PSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such former holders in respect of Options, RSUs, DSUs, and PSUs that were cancelled and converted pursuant to Sections 2.2(a), 2.2(b), 2.2(c) or 2.2(d), as applicable (after giving effect to any required Tax withholdings as provided in Section 2.3(f)). Notwithstanding the foregoing, if any payment owed to a holder of Options, RSUs, DSUs and PSUs pursuant to Sections 2.2(a), 2.2(b), 2.2(c) or 2.2(d), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by courier to such holder at the address specified on such holder’s Form W-9 submitted to the Surviving Corporation promptly following the applicable Award Payment Date (but in no event more than five (5) Business Days thereafter).

SECTION 2.3 Surrender of Shares.

(a) Paying Agent. At the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a). At the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration to the holders of all of the Shares (other than Dissenting Shares) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or fully guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days, in commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $50 billion (based on the most recent financial statements of such bank that are then publicly available), or a combination of the foregoing; provided, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required (or all or any portion of the Exchange Fund is unavailable) to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times available and maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a)shall not be used for any purpose other than as contemplated by this Section 2.3(a).

(b) Exchange Procedures.

(i) Transmittal Materials. Promptly after the Effective Time (and in any event within two Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and, if required by the Paying Agent, each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) and a duly completed validly executed letter of transmittal with respect to such Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.

(ii) Certificates. Following the Effective Time, upon surrender of one or more Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions as contemplated in Section 2.3(b)(i), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

(iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, are registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares are properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

(v) Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) upon delivery of evidence of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and less applicable withholding Taxes). The Per Share Merger Consideration paid upon surrender of Certificates or receipt by the Paying Agent of an “agent’s message”, if applicable, in the case of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

(e) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent as a condition to the payment of any amount to which the holder of such Certificate is entitled as set forth in this Article II, the posting by such Person of a bond in customary amount and upon such customary terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate and, subject to such Person’s compliance with the exchange provisions set forth in Section 2.3(b)(i) (other than the surrender of a Certificate), the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the amount the holder of such Certificate is entitled to as set forth in this Article II.

(f) Withholding Rights. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options, RSUs, DSUs and PSUs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Taxing Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Options, RSUs, DSUs and PSUs (as the case may be) in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

SECTION 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(f), and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be cancelled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent (a) prompt written notice of any written demands for appraisal or withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by or delivered to the Company relating to its stockholders’ rights of appraisal in connection with the Merger and (b) the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or propose or agree to do any of the foregoing.

SECTION 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares, Options, RSUs, DSUs and PSUs the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

SECTION 2.6 Further Assurances. If at any time after the Effective Time, Parent or the Surviving Corporation reasonably believes or is advised that any further instruments, deeds, assignments, actions or assurances are reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Parent and the Surviving Corporation and their respective officers and directors shall be authorized to execute and deliver, following the Effective Time, all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after January 1, 2025 and one (1) Business Day prior to the date of this Agreement (excluding any disclosures set forth in the SEC Reports only under the captions “Risk Factors” or “Forward-Looking Statements” to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure:

SECTION 3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b) The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so qualified or in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Section 3.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the jurisdiction of organization of each such Subsidiary.

(d) Each Subsidiary of the Company is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.2 Certificate of Incorporation and Bylaws.

(a) The Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the amended and restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated by-laws, as amended to date (the “Bylaws”), of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect, and the Company is not in violation of the foregoing documents in any material respect.

(b) No Subsidiary of the Company is in violation of any provision of its organizational documents, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of (i) 400,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

(a) As of the close of business on May 27, 2026 (the “Capitalization Date”):

(i) no shares of Preferred Stock were issued or outstanding;

(ii) 92,074,857 shares of Common Stock were issued and outstanding and 71,176,413 shares of Common Stock were held by the Company in its treasury; and

(iii) there were (A) 1,570,935 shares of Common Stock underlying outstanding Options, (B) 646,963 shares of Common Stock underlying outstanding RSUs and DSUs and (C) 450,409 shares of Common Stock underlying outstanding PSUs (calculated based on deemed target-level performance achievement), in each such case as granted or provided for under the Company Stock Plans, along with the applicable award agreements with respect to which any Company Equity Awards have been issued thereunder, and pursuant to which any Company Equity Awards are outstanding.

(b) From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no shares of Common Stock or Preferred Stock have been issued, except for shares of Common Stock issued pursuant to the exercise or vesting of Options or the vesting or settlement of RSUs, DSUs and PSUs, in each case in accordance with the terms of the Company Stock Plans. Except as set forth in Section 3.3(a) or on Section 3.3(b) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the

Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company (collectively, “Company Securities”) and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. All outstanding shares of Common Stock, and all shares of Common Stock reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights. Each of the outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and all such shares are owned by the Company or a Subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except (x) for transfer restrictions of general applicability arising under securities laws or (y) where any such failure to own any such shares free and clear would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

SECTION 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.10, to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has adopted resolutions (i) approving and declaring the advisability of this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iv) subject to the terms of this Agreement, resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger in accordance with the terms hereof (the “Recommendation”) and (v) directed that this Agreement be submitted to the stockholders of the Company at the Stockholders Meeting for their adoption. The only vote of the stockholders of any class or series of capital stock of the Company which is required under applicable Law and the Certificate of Incorporation and Bylaws to adopt and approve this Agreement, including the Merger, and the transactions contemplated hereby is the Company Requisite Vote.

SECTION 3.5 No Conflict; Required Filings and Consents.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the Certificate of Incorporation or Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, conflict with, breach or violate any Law or Privacy Requirement applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of the Company pursuant to, any Material Contract, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would not reasonably be expected to prevent the consummation by the Company of the transactions contemplated by this Agreement, and in each case other than as may arise in connection with facts and circumstances particular to Parent and its Affiliates.

(b) Subject to the accuracy of Parent’s and Merger Sub’s representations set forth in Section 4.3(b), the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission, government sponsored enterprise or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and “blue sky” laws, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) compliance with the applicable requirements of NYSE, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) any filings, notifications or approvals required under applicable mortgage, insurance and escrow Laws or as otherwise required by a Governmental Entity in connection with the change of control of the Company or any of its Subsidiaries as set forth in Section 3.5(b) of the Company Disclosure Letter, (vi) any filings, notifications or approvals required under applicable mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness in connection with the change of control of the Company or any of its Subsidiaries and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) prevent the consummation by the Company of the transactions contemplated by this Agreement or (B)  have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.6 Compliance. The business of the Company and its Subsidiaries is not, and since January 1, 2024 has not been, in violation of any Law applicable to the Company or any of its Subsidiaries, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities (“Licenses”) required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time, except for any such Licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) (all such forms, reports, statements, certificates and other documents, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “SEC Reports”) since January 1, 2025 (the “Applicable Date”) through the date hereof (all such

SEC Reports filed since the Applicable Date through the date hereof, the “Applicable Reports”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Applicable Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Applicable Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Applicable Reports has been amended or superseded by a later Applicable Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.

(b) The audited consolidated financial statements of the Company and its Subsidiaries (including all notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company and its Subsidiaries (including any related notes thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC since the Applicable Date and included in the Applicable Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnote disclosures and normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations and cash flows for the periods indicated (subject to normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC).

(c) Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents under the Exchange Act. Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company has maintained internal control over financial reporting (as defined in Rule 13a-5 or 15d-5, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. None of the Company, its Subsidiaries, the Board of Directors of the Company or, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company or any of its Subsidiaries, (ii) any illegal act or fraud, whether or not material, that involves the management of the Company or other Company Employees who have a significant role in the Company’s or its Subsidiaries’ internal control over financial reporting or (iii) any claim or allegation regarding any of the foregoing.

(d) Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or (B) the unaudited consolidated financial statements of the Company and its Subsidiaries (including any related notes thereto) for the quarterly period ended March 31, 2026, (ii) for liabilities or obligations incurred in the ordinary course of business since December 31, 2025; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement; or (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto, other than those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.8 Contracts.

(a) Except (i) for this Agreement, (ii) for the Contracts filed as exhibits to the Applicable Reports, (iii) for the Company Plans or (iv) as set forth on Section 3.8(a) of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease or other similar instrument (each, a “Contract”) which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries has any continuing obligations as of the date hereof) and to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound, that:

(i) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any indebtedness of the Company or any of its Subsidiaries, in each case in excess of $300 million, is outstanding, other than any such Contract between or among any of the Company and any of its Subsidiaries;

(ii) is (A) for the sale of any of its assets after the date hereof for consideration in excess of $100 million, other than sales in the ordinary course of business, or (B) which contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person, other than rights that would result in a purchase or sale of less than $100 million individually or in the aggregate;

(iii) has directly resulted in rental payments by the Company or any of its Subsidiaries of more than $100 million in the aggregate for the prior fiscal year for any lease of real property;

(iv) with respect to any acquisition and divestiture pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $10 million;

(v) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries, on the other hand, that provides for the indemnification (including any obligations to advance funds or expenses) of such director or officer of the Company or any of its Subsidiaries; and

(vi) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act disclosed by the Company on a Current Report on Form 8-K (provided, that such Contracts need not be set forth on Section 3.8(a)(vi) of the Company Disclosure Letter if true, correct and complete copies (subject to redaction) have been filed as exhibits to the Applicable Reports prior to the date hereof).

Each Contract required to be set forth on Section 3.8(a) of the Company Disclosure Letter or filed as an exhibit to the Applicable Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.

(b) Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof (x) neither the Company nor, to the Knowledge of the Company, any of its Subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract (except in accordance with the terms thereof) and (y) there is no breach or default under any Material Contract by the Company or any of its Subsidiaries and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries.

SECTION 3.9 Absence of Certain Changes or Events. (a) Since March 31, 2026 through the date of this Agreement, except as contemplated by this Agreement, the Company and its Subsidiaries have operated the business in the ordinary course of business, and have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 5.1(b)(i), (iv), (vi), (vii), (x), (xii), (xiii), (xvi) and (xvii) (solely with respect to clauses (i), (iv), (vi), (vii), (x), (xii), (xiii) and (xvi)) and (b) since March 31, 2026 there has not occurred any event, development, change, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10 Absence of Litigation. As of the date of this Agreement, there are no suits, claims, actions, investigations, proceedings, or arbitrations (each, an “Action”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries or any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected to (A) have, individually or in the aggregate, a Material Adverse Effect or (B) prevent or materially impair the consummation by the Company of the transactions contemplated by this Agreement.

SECTION 3.11 Employee Benefit Plans.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code, and other applicable Laws, rules and regulations and (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened in writing. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the Internal Revenue Service (the “IRS”) and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification.

(b) Except as set forth on Section 3.11(b) of the Company Disclosure Letter, no Company Plan provides for post-employment or retiree health benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws.

(c) Except as set forth on Section 3.11(c) of the Company Disclosure Letter, no Company Plan is a plan that is subject to Section 302 of Title IV of ERISA or Section 412 of the Code.

(d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter, no Company Plan exists that as a result of the consummation of the transactions contemplated by this Agreement would (i) accelerate the time of payment, vesting, or funding, or increase the amount of compensation or benefit due any such Company Employee under any Company Plan, except as expressly provided in this Agreement, or (ii) result in any payments or benefits which would not reasonably be expected to be deductible under Section 280G of the Code.

SECTION 3.12 Labor and Employment Matters.

(a) Except as set forth on Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company as of the date hereof. As of the date hereof, there are no material strikes, work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and since the Applicable Date there has been no such material action. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are, and since the Applicable Date there has been, no (a) unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (b) to the Knowledge of the Company, union organizing efforts regarding any Company Employees, or (c) liabilities or obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder or any similar state or local Law that remain unsatisfied.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are, and since the Applicable Date, have been in compliance with all applicable labor and employment Laws in each jurisdiction of operation, including, without limitation, those governing wages, hours, termination of employment, discrimination, harassment, retaliation, employee whistleblowing, disability rights, pay equity, pay transparency, employment equity, workers’ compensation, unemployment insurance, occupational safety and health, employee privacy, immigration, work authorization, labor relations, and employee and independent contractor classification.

(c) Since the Applicable Date, neither the Company nor any of its Subsidiaries have been party to a settlement agreement with a current or former director or executive officer of the Company or any of its Subsidiaries resolving material allegations of sexual harassment. To the Knowledge of the Company, there are no, and since the Applicable Date, there have been no material allegations of sexual harassment raised by or raised against any current or former director or executive officer of the Company or any of its Subsidiaries.

SECTION 3.13 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in all material respects in the industries in which the Company and its Subsidiaries operate and (b) all premiums due with respect to such material insurance policies have been paid in accordance with the terms thereof.

SECTION 3.14 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries holds good and valid title in their respective interests in any owned real property.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary of the Company has a good and valid leasehold, or other interest in, or otherwise has a valid right of possession, use or access to, all items of real and tangible personal property that are material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, defects, and imperfections of title (“Liens”) (except in all cases for (A) Liens permissible under any applicable loan agreements and indentures, (B) statutory liens securing payments not yet delinquent, (C) imperfections or irregularities of title, Liens, charges, easements, covenants, conditions or other similar matters or restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as currently conducted, (D) imperfections or irregularities of title, Liens, easements, rights of way, covenants, conditions or other similar matters or restrictions or exclusions that are matters of public record or which would be shown by a current title report or other similar report and any condition or other matter that may be shown or disclosed by a current and accurate survey or physical inspection of the real property, (E) Liens affecting the interest of the grantor or lessor of any easements, leases, or subleases affecting any real property which were not granted by the Company or any of its Subsidiaries, (F) statutory Liens and Liens of lessors granted pursuant to the terms of leases for which no amounts are due and payable, (G) Liens for current Taxes or other governmental charges not yet delinquent or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided, (H) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (I) mechanics’, carriers’, workmen’s, repairmen’s Liens or other like encumbrances arising or incurred in the ordinary course of business, statutory or common law Liens or encumbrances to secure landlords, lessors, grantors or renters under leases, subleases, easements or rental agreements and (J) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company (items in clauses (A) through (J) referred to herein as “Permitted Liens”)); provided that no representation is made under this Section 3.14 with respect to any Intellectual Property.

SECTION 3.15 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company and each of its Subsidiaries (A) have duly filed all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects, (B) have paid all Taxes that are shown as due on such filed Tax Returns and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(b) No Tax audits, examinations, investigations or other proceedings by any Taxing Authority with respect to the Company or any of its Subsidiaries are currently pending.

(c) There are no Liens for Taxes on any of the assets of the Company other than Liens described in clause (F) of the definition of Permitted Liens.

(d) Neither the Company nor any of its Subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.

(e) Neither the Company nor any of its Subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any material Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its Subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

(f) No written claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction that has not since been withdrawn or otherwise settled.

SECTION 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.17 Intellectual Property; Privacy and Data Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) the Company and its Subsidiaries own their material proprietary Intellectual Property, free and clear of all Liens, except Permitted Liens, and the registrations and applications for same are subsisting, unexpired and, to the Knowledge of the Company, valid and enforceable;

(b) to the Knowledge of the Company, (i) the current conduct by the Company and its Subsidiaries of their businesses does not infringe the Intellectual Property of any third party and (ii) the Intellectual Property of the Company and its Subsidiaries is not being infringed by any third party;

(c) the Company and its Subsidiaries take reasonable efforts to protect the integrity, security and continuous operation of their computer networks and systems, which operate and perform as required in connection with the conduct of their businesses;

(d) to the Knowledge of the Company, (i) such computer networks and systems do not contain any material malware, viruses, “trojan horses”, worms, bugs, defects or other corruptants and (ii) there have been no breaches, outages or violations of same since the Applicable Date (except for those that were resolved without material cost, liability or the duty to notify any Person);

(e) no Person other than employees or service providers of the Company and its Subsidiaries has the current or contingent right to access any material source code of the Company or any of its Subsidiaries;

(f) no software included in the Company’s material proprietary Intellectual Property that is distributed or made available to others contains, is derived from or links to any software governed by an “open source” or similar license, in each case, in a manner that would require the licensing or availability to others of any material source code of the Company or any of its Subsidiaries under such circumstances; and

(g) all Persons who created or invented any material proprietary Intellectual Property of the Company or any of its Subsidiaries have assigned to the Company or one of its Subsidiaries, to the extent permitted under applicable Law, all of their rights in such material proprietary Intellectual Property that do not vest in the Company or one of its Subsidiaries by operation of Law.

SECTION 3.18 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any applicable Environmental Law; (ii) the Company and its Subsidiaries have all Licenses required under any applicable Environmental Laws to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time, and is in compliance with the requirements of such Licenses; and (iii) as of the date of this Agreement, there are no Actions pursuant to Environmental Laws that are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries or any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award pursuant to Environmental Laws.

(b) For purposes of this Agreement, the term “Environmental Laws” means Laws regarding pollution or protection of the environment.

SECTION 3.19 Sanctions; Anti-Corruption; Anti-Money Laundering.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in the last five years the Company and its Subsidiaries have been in compliance with Sanctions, Anti-Corruption Laws, and applicable Anti-Money Laundering Laws.

(b) Since January 1, 2023, none of the Company nor any of its Subsidiaries, nor any of their respective officers or directors, or, to the Knowledge of the Company, any of their respective employees or agents where acting on behalf of the Company or its respective Subsidiaries (i) is or has been a Sanctioned Person; (ii) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted or authorized under relevant Sanctions; or (iii) has maintained or maintains any offices, branches, operations, assets, or investments in any Sanctioned Country.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2023, neither the Company or any of its Subsidiaries has received any written communication from any Governmental Entity or has made any voluntary or involuntary disclosure to a Governmental Entity related to any actual, potential, or alleged violation of Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws.

SECTION 3.20 Opinion of Financial Advisors. Goldman Sachs & Co. LLC has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date of this Agreement and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Goldman Sachs & Co. LLC set forth therein, the Per Share Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Common Stock pursuant to this Agreement is fair from a financial point of view to such holders of Common Stock. Moelis & Company LLC (together with Goldman Sachs & Co. LLC, the “Financial Advisors”) has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date thereof and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Moelis & Company LLC set forth therein, the Per Share Merger Consideration to be received by the holders of Common Stock in the Merger is fair from a financial point of view to such holders.

SECTION 3.21 Brokers. No broker, finder or investment banker (other than the Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.

SECTION 3.22 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.9, no “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company or similar provisions under the organizational documents of the Company is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 3.23 Vote/Approval Required. Assuming the accuracy of the representation and warranty in Section 4.10, the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock, as determined in accordance with the Company’s Certificate of Incorporation, to approve this Agreement, is the only vote or consent of the holders of any class or series of capital stock of the Company or any of its Affiliates necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 3.24 Affiliate Transactions. To the Knowledge of the Company, there are not, as of the date hereof, any related party transactions, agreements, arrangements or understandings between the Company or its

Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly owned Subsidiaries of the Company), any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent (5%) or more of the outstanding Shares, on the other hand, in each case, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act, that has not been so disclosed.

SECTION 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any Transaction Document, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information (other than any representations and warranties contained in this Article III or in any Transaction Document), including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub each hereby represents and warrants to the Company that:

SECTION 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificates of incorporation and bylaws of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of its certificate of incorporation or bylaws in any material respect.

SECTION 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby do not and will not, (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with, breach or violate any Law or Privacy Requirement applicable to Parent or Merger Sub or by which either of them or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement) and state securities, takeover and “blue sky” laws, (ii) the filing of a premerger notification and report form under the HSR Act, (iii) compliance with the applicable requirements of NYSE, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) any filings, notifications or approvals required under applicable mortgage, insurance and escrow Laws or as otherwise required by a Governmental Entity in connection with the change of control of the Company or any of its Subsidiaries as set forth in Section 3.5(b) of the Company Disclosure Letter and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.4 Absence of Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other Transaction Document and (ii) liabilities and obligations incidental to its formation and the ordinary course maintenance of its existence.

SECTION 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 4.7 Financing. Parent and Merger Sub have, and at all times through the Closing shall have, sufficient funds available to finance and consummate the transactions contemplated by this Agreement and the Transaction Documents.

SECTION 4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

SECTION 4.9 Ownership of Shares. Neither Parent nor any of its Subsidiaries nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act), or has, during the three years prior to the date of this Agreement, beneficially owned, any shares of Common Stock or any securities that are convertible into or exchangeable or exercisable for shares of Common Stock, or holds any rights to acquire or vote any shares of Common Stock, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the shares of Common Stock or a value determined in whole or part with reference to, or derived in whole or part from, the value of the shares of Common Stock, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or such Person’s Affiliates, (ii) such derivative is required to be, or capable of being, settled through delivery of securities or (iii) such Person or such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative.

SECTION 4.10 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 4.11 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or waived and (b) the representations and warranties of the Company in Article III are true, correct and accurate in all material respects, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, each of Parent, the Surviving Corporation and each of their respective Subsidiaries will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

SECTION 4.12 Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company’s management or directors that is related to the Company, the transactions contemplated by this Agreement or to the management of the Surviving Corporation following the Effective Time.

SECTION 4.13 No Other Information. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.

SECTION 4.14 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement or any Transaction Document and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except (v) as otherwise contemplated by this Agreement, (w) as set forth on Section 5.1 of the Company Disclosure Letter, (x) as required by applicable Laws or any Governmental Entity or (y) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) the Company shall use its commercially reasonable efforts to conduct the business of the Company and its Subsidiaries in the ordinary and usual course of business in all material respects and, to the extent consistent with the foregoing, to preserve substantially intact in all material respects its business organization and material business relationships with, customers and vendors and (b) without limiting the foregoing (it being agreed that no action or omission by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of this Section 5.1(b) shall be deemed a breach of Section 5.1(a) unless such action or omission would constitute a breach of such relevant provision of this Section 5.1(b)), the Company shall not and shall cause each of its Subsidiaries not to:

(i) amend or otherwise change the Certificate of Incorporation or Bylaws or amend or otherwise change in any material respect the certificate of incorporation, bylaws or other applicable organizational documents of the Subsidiaries of the Company;

(ii) other than in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof, in each case, except for (A) purchases of assets pursuant to existing Contracts, (B) acquisitions or investments not to exceed $300 million in the aggregate, or (C) investments in any Subsidiaries of the Company;

(iii) issue, sell, or dispose of (or authorize the issuance, sale or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its Subsidiaries (except for (a) the issuance of shares of Common Stock upon the exercise, vesting or settlement of Options, RSUs, DSUs or PSUs, (b) any issuance, sale or disposition to the Company or a Subsidiary of the Company by any Subsidiary of the Company or (c) the grant of Options, RSUs, DSUs and PSUs or any other award permitted to be granted under the Company Stock Plans in connection with the Company’s equity grant process for new hires or promotions in amounts not to exceed those set forth on Section 5.1(b)(iii) of the Company Disclosure Letter);

(iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for (a) the acquisition of shares of Common Stock tendered by directors or employees in connection with a cashless exercise of Options or in order to pay Taxes in connection with the exercise of Options or (b) the settlement of any RSUs, DSUs and PSUs pursuant to the terms of the Company Stock Plans), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s Subsidiaries;

(v) except under the Credit Facility, the Warehouse Facilities or indebtedness permitted pursuant to clause (viii) of this Section 5.1(b), create or incur any Lien, other than Permitted Liens, in excess of $300 million of notional debt in the aggregate on any material assets of the Company or its Subsidiaries;

(vi) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, assign, allow to expire or otherwise dispose of any material assets, rights or properties, in each case, other than (A) sales or dispositions of assets in the ordinary course of business or pursuant to existing Contracts, (B) assignments of leases or sub-leases in the ordinary course of business or (C) non-exclusive licenses to Intellectual Property granted in the ordinary course of business or (D) other dispositions of assets, rights or properties with a value of less than $50 million in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or any Subsidiary of the Company);

(viii) except for borrowings under the Credit Facility and the Warehouse Facilities and except for intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, incur indebtedness for borrowed money in excess of $300 million in the aggregate, or assume, guarantee or endorse the obligations of any Person (other than a Subsidiary of the Company), in each case, in excess of $300 million in the aggregate, other than (A) indebtedness for borrowed money or guarantees incurred in the ordinary course of business, (B) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, (C) guarantees incurred in compliance with this Section 5.1 by the Company of indebtedness of Subsidiaries of the Company, or (D) any commodity, currency, sale, capped call or hedging agreements which can be terminated without penalty;

(ix) except as contemplated by Section 6.9 or pursuant to any Company Plan, (A) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business consistent with past practice with respect to employees who are not directors or executive officers, including pursuant to the Company’s regular merit review process, including any ordinary course new hires or promotions), (B) grant any severance or termination pay to any Company Employee not provided for under any Company Plan (except in the ordinary course of business or as required by applicable Law), (C) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement or arrangement with any of its current or former directors, officers or other employees, except for offers of employment or in connection with promotions in the ordinary course of business or in connection with a replacement hiring, or (D) grant any equity or equity-based awards, except as permitted under Section 5.1(b)(iii)(c);

(x) make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xi) other than in the ordinary course of business or as required by applicable Law or GAAP, (A) make any material change to any method of Tax accounting, (B) make or change any material Tax election, (C) surrender any claim for a refund of material Taxes, or (D) enter into any closing agreement with respect to any material Taxes, or (E) settle or compromise any material Tax liability, in each case which, individually or in the aggregate, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xii) adopt any shareholder rights plan;

(xiii) (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement), or (B) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets with a value in excess of $50 million, individually or in the aggregate, except in this clause (B), in the ordinary course of business consistent with past practice;

(xiv) other than in the ordinary course of business, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract (other than a Material Contract of the type required to be disclosed under clauses (i), (iii) and (v) of the definition of Material Contract (each, a “Specified Contract”)), or (B) (1) modify, amend, extend or voluntarily terminate (other than non-renewals occurring in the ordinary course of business consistent with past practice) any Material Contract (other than a Specified Contract) or (2) waive, release or assign any rights or claims thereunder;

(xv) other than in the ordinary course of business consistent with past practice or as reasonably required to effect any other transaction permitted under this Section 5.1(b), enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, amend, modify or terminate any Material Contract, in each case, in a manner materially adverse to the Company, or waive, release or assign any material rights or claims thereunder, other than (A) expirations and renewals of any Material Contract in the ordinary course of business consistent with past practice in accordance with the terms thereof in effect as of the date of this Agreement, (B) non-exclusive licenses, covenants not to sue, releases, waivers or other non-exclusive rights of Intellectual Property or (C) any agreement among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(xvi) other than any Transaction Litigation, settle or compromise any one litigation or series of related litigation, other than settlements or compromises of litigation where the amount paid (net of insurance proceeds receivable) does not exceed $30 million or, if greater, does not exceed the total amount reserved for such matter in the Company’s financial statements; or

(xvii) agree to do any of the foregoing actions described in Section 5.1(b)(i) through Section 5.1(b)(xvi).

SECTION 5.2 No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Section 5.1), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Non-Solicitation; Acquisition Proposals.

(a) Subject to the provisions of this Section 6.1, from the date hereof until the earlier of the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company agrees that it shall not, and shall cause its Subsidiaries, Affiliates and its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage the making or submission of, any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) (A) enter into, continue or otherwise participate in any discussions or negotiations regarding or (B) furnish to any Person (other than Parent, Merger Sub and their Affiliates) any non-public information of the Company or any of its Subsidiaries, in each case, in connection with or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal (except, in each case, solely to notify such Person as to the existence of the provisions of this Section 6.1), (iii) enter into any letter of intent, understanding, agreement in principle or agreement (whether written or oral, binding or non-binding, preliminary or definitive) providing for any Acquisition Proposal (except for confidentiality agreements permitted under Section 6.1(b)), (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal or (v) take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition,” or other form of antitakeover statute or regulation (or any related provision in the Certificate of Incorporation or Bylaws) inapplicable to any transactions contemplated by an Acquisition Proposal. The Company agrees that it shall, and shall cause its Subsidiaries and its and their respective officers and directors, and shall instruct each of its other Representatives, to (1) immediately following the execution of this Agreement cease and cause to be terminated any solicitations, discussions or negotiations with any Person (other than Parent, Merger Sub and their respective Affiliates and Representatives) in connection with any Acquisition Proposal, and (2) request that any Person (other than Parent, Merger Sub and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information regarding the Company and its Subsidiaries in accordance with the applicable confidentiality agreement between the Company and such Person. The Company shall promptly (and in any event within twenty-four (24) hours of receipt) notify Parent in writing of (A) the receipt by the Company, any of its Subsidiaries or any of their Representatives of an Acquisition Proposal, or (B) any proposal or offer received by the Company, any of its Subsidiaries or any of their Representatives with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal, which notice shall include a copy of any such Acquisition Proposal, offer or proposal (including any draft agreements submitted therewith). In addition, from and after the date hereof, the Company shall (i) notify Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal in connection with clause (b) below, (ii) keep Parent reasonably informed in all material respects of the status and terms (including any material change to the terms of any such Acquisition Proposal) of any such Acquisition Proposal, offer or proposal and (iii) provide Parent promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to the Company, its Affiliates or its Representatives from any Person that describes any of the terms or conditions of any such Acquisition Proposal, inquiry, offer or proposal.

(b) Notwithstanding anything in Section 6.1(a) to the contrary, at any time prior to obtaining the Company Requisite Vote, if the Company receives an Acquisition Proposal that did not result from a breach of the first sentence of Section 6.1(a) that the Board of Directors determines in good faith after consultation with outside legal and financial advisors would reasonably be expected to result in a Superior Proposal, the Company may take the following actions: (x) furnish nonpublic information to the third party making such Acquisition Proposal, as well as its Representatives, if, and only if, prior to so furnishing such information, the third party has executed an Acceptable Confidentiality Agreement, and (y) engage in discussions or negotiations with the third party with respect to the Acquisition Proposal. Notwithstanding anything to the contrary contained herein, the Company will not be required to enforce, and may grant a waiver, amendment or release under, any confidentiality or standstill agreement solely to the extent necessary to allow for a private Acquisition Proposal to be made directly to the Company or the Board of Directors of the Company so long as the Company promptly notifies Parent thereof (but not the identity of such Person subject to the relevant agreement).

(c) Except as set forth in this Section 6.1, the Board of Directors shall not (i) withdraw (or modify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or modify in any manner adverse to Parent or Merger Sub), the Recommendation, (ii) approve or recommend to the Company’s stockholders, or publicly propose to approve or recommend to the Company’s stockholders, any Acquisition Proposal, (iii) fail to reaffirm publicly the Recommendation within five (5) Business Days of a request therefor in writing from Parent following the public disclosure of an Acquisition Proposal (other than the type referred to in the following clause (v)) (provided that such a request may be made by Parent only once with respect to each Acquisition Proposal and each amended Acquisition Proposal), (iv) fail to include the Recommendation in the Proxy Statement or (v) fail to publish, send or provide to the holders of Shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Acquisition Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn (any such action, a “Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Requisite Vote, the Board of Directors may, in response to a Superior Proposal received by the Company after the date of this Agreement that did not result from a breach of the first sentence of Section 6.1(a), (x) make a Change of Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(d)(ii) in order to enter into a definitive written agreement providing for such Superior Proposal substantially concurrently with such termination; provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation or cause any termination of this Agreement pursuant to Section 8.1(d)(ii) (A) unless the Board of Directors shall have first determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal, and the Company shall have given Parent at least four (4) Business Days’ written notice (a “Superior Proposal Notice”) advising Parent of such determination and its intention to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include a description of the material terms and conditions of the Superior Proposal that is the basis for the proposed action of the Board of Directors, and a copy of any written offer or proposal, proposed definitive agreement, and any other related documents for such Superior Proposal, if any, (B) during such four (4) Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage in good faith negotiations with Parent and its Representatives to amend the terms and conditions of this Agreement in such a manner so that such Acquisition Proposal would cease to constitute a Superior Proposal and (C) at the end of such four (4) Business Day period, after taking into account any proposals made by Parent to amend the terms of this

Agreement during the period following delivery of such Superior Proposal Notice, the Board of Directors concludes in good faith after consultation with outside legal and financial advisors that the Superior Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal; provided, that any material modifications to the terms of the Superior Proposal (including any change in the form or amount of consideration) shall commence a new notice period under clause (A) of two (2) Business Days.

(d) Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Requisite Vote, the Board of Directors may, in response to an Intervening Event, make a Change of Recommendation contemplated by clauses (i) or (iv) of the definition thereof if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation (i) unless the Company shall have given Parent at least four (4) Business Days’ written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) during such four (4) Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage in good faith negotiations with Parent and its Representatives to amend the terms and conditions of this Agreement in such a manner that would permit the Board of Directors, consistent with its fiduciaries duties, not to make such Change of Recommendation and (iii) unless, at the end of such notice period, after taking into account any proposals made by Parent to amend the terms of this Agreement during the period following delivery of such Intervening Event Notice, the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such Change of Recommendation contemplated by clauses (i) or (iv) of the definition thereof would continue to be inconsistent with its fiduciary duties under applicable Law.

(e) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law. A “stop, look and listen” disclosure pursuant to Rule 14d-9(f) under the Exchange Act in connection with a tender or exchange offer shall not constitute a Change of Recommendation. For the avoidance of doubt, this Section 6.1(e) shall not permit the Board of Directors to make a Change of Recommendation other than in accordance with Section 6.1(c) or Section 6.1(d).

(f) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acquisition Proposal” means any bona fide indication of interest, proposal or offer made by any Person or group (as defined under Section 16 of the Exchange Act) (other than by Parent, Merger Sub or its Affiliates) related to, for or that would result in (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person or group (as defined under Section 16 of the Exchange Act) of (A) more than fifteen percent (15%) of the assets of the Company and its Subsidiaries, on a consolidated basis, or (B) assets of the Company and its Subsidiaries to which more than fifteen percent (15%) of the revenues or earnings of the Company and its Subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available, or (iii) the direct or indirect acquisition by any Person or group (as defined under Section 16 of the Exchange Act) of, or a tender offer or exchange offer that if consummated would result in such Person or group beneficially owning, more than fifteen percent (15%) of the outstanding Shares or more than fifteen percent (15%) of the total voting power of the Company or any of its Subsidiaries, in each of the foregoing clauses (i), (ii) and (iii), whether in a single transaction or a series of related transactions.

(ii) “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal, substituting in the definition thereof “fifty percent (50%)” for “fifteen percent (15%)” in each place it appears, that the Board of Directors determines in good faith, after consultation with the Company’s outside financial and legal advisors, and considering such factors as the Board of Directors considers to be appropriate (including (1) financial terms and (2) certainty and timing of closing and payment) to be more favorable to the Company and its stockholders than the transactions contemplated by this Agreement and to be reasonably capable of being consummated on the terms proposed.

(iii) “Intervening Event” means any event, change, occurrence or development that is material to the Company and its Subsidiaries taken as a whole that (i) is unknown and not reasonably foreseeable to the Board of Directors as of the date hereof, or if known and reasonably foreseeable to the Board of Directors as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Board of Directors as of the date hereof and (ii) does not involve or relate to (1) an Acquisition Proposal, (2) changes in general economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond or debt prices), (3) the fact in and of itself that the Company met or exceeded internal or analysts’ expectations, projections, forecasts, guidance, estimates, budgets or results of operations (it being understood that the underlying facts giving rise or contributing to such event may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise expressly prohibited by this definition) or (4) any event, development or occurrence that results from the announcement, pendency and consummation of this Agreement.

SECTION 6.2 Proxy Statement.

(a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement, the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement.

(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response (other than in connection with a Change of Recommendation), which comments the Company shall consider in good faith. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Parties shall promptly notify each other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide to the other Parties copies of all substantive written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to, and Parent and Merger Sub shall cooperate to, resolve all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof. The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly following the earlier of (i) the tenth day after the Proxy Statement is initially filed with the SEC if the SEC has not informed the Company that it will review the Proxy Statement or (ii) confirmation by the SEC that the SEC has no further comments on the Proxy Statement.

(c) If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the assistance and cooperation of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

SECTION 6.3 Stockholders Meeting. Subject to the other provisions of this Agreement, the Company shall (i) take all action, including such actions required by NYSE and SEC rules and as required by the DGCL and the Certificate of Incorporation and Bylaws to set a record date for, duly call, give notice of, convene and hold a meeting of its stockholders promptly following, and in any event no more than thirty (30) days after, the mailing of the Proxy Statement for the purpose of obtaining (A) the Company Requisite Vote and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated thereby (the “Stockholders Meeting”), and (ii) subject to a Change of Recommendation in accordance with Section 6.1, use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and otherwise use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Company Requisite Vote to be received at the Stockholders Meeting, and shall comply with all legal requirements applicable to the Stockholders Meeting. The Company shall keep Parent informed on a reasonably current basis of the status of its efforts to solicit such approval following the dissemination of the Proxy Statement to the Company’s stockholders. The Company shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the Stockholders Meeting; provided, that the Company may, without the prior written consent of Parent (and shall, on the reasonable request of Parent), adjourn or postpone the Stockholders Meeting (A) if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Company Requisite Vote, whether or not a quorum is present, or (2) distribute any supplement or amendment to the Proxy Statement that the Board of Directors has determined (which subsequent distribution shall be made as promptly as practicable) in good faith after consultation with outside legal counsel is required to be filed and disseminated under applicable Law and for such supplement or amendment to be reviewed by the Company’s stockholders prior to the Stockholders Meeting, (B) if the Company reasonably believes that there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting, or (C) if and to the extent such postponement or adjournment of the Stockholders Meeting is required by applicable Law or on account of a force majeure event or emergency. The foregoing notwithstanding, the Company may not, without the prior written consent of Parent, postpone or adjourn the Stockholders Meeting pursuant to clause (A)(1) or (B) of the immediately preceding sentence for a period of more than five (5) Business Days on any single occasion or, on any occasion, to a date after the earlier of (x) ten (10) Business Days after the date on which the Stockholders Meeting was originally scheduled and (y) ten (10) Business Days before the End Date (it being understood that postponements or adjournments that fall within the scope of both clause (A)(1) and clause (C) shall be deemed to be covered by clause (A)(1) for purposes of this sentence unless an order of a court or other Governmental Entity of competent jurisdiction has specified a requirement for the timing of such adjournment or postponement that conflicts with this sentence).

SECTION 6.4 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to (and, in the case of Parent, cause each of its Subsidiaries and Affiliates (collectively, the “Parent Group”) to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party hereto agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five (5) Business Days of the date hereof and (ii) as promptly as practicable, file any notification or other filing or form necessary to obtain the approval, consent, or clearance required in connection with the licenses and approvals held by its Subsidiaries and Affiliates set forth on Section 3.5(a) of the Company Disclosure Letter and (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Law and take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Law as soon as practicable.

(b) Each of Parent Group and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law or other applicable Law, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law and Privacy Requirements, furnish to the other Party as promptly as practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence and substantive communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as practicable to any inquiries received from, and supply as promptly as practicable any additional information or documentation that may be requested by the FTC, the DOJ, or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person; provided, however, that to the extent any of the documents or information provided pursuant to this Section 6.4 are commercially or competitively sensitive, the Company or Parent, as the case may be, may satisfy its obligations by providing such documents or information to the other Party’s outside counsel, with the understanding and agreement that such counsel shall not share such documents and information with its client; provided, further, that materials may also be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements or applicable Laws or Privacy Requirements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) Parent, Merger Sub, or their respective Affiliates will not “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law or other applicable Law, as the case may be, and refile it on more than one occasion unless the Company has consented in writing in advance to such withdrawal and refiling, and Parent, Merger Sub, or their respective Affiliates shall not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the Company.

(d) Notwithstanding anything to the contrary in this Agreement, Parent shall control the determination over the strategy and course of action with respect to all communications, written and oral, and strategy associated with or relating to any process under the HSR Act or any other filings, notifications, and submissions with respect to this Agreement or the transactions contemplated hereby or required to comply with applicable Antitrust Law or other applicable Law. For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state, foreign, and supranational, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(e) No Party shall independently participate in any meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry in connection with this Agreement or the transactions contemplated by this Agreement without giving the other Parties sufficient prior notice of the meeting or communication and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such meeting or communication.

(f) Parent shall, and shall cause its Affiliates and Subsidiaries to, take any and all steps necessary to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or other applicable Law and (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions expeditiously (but in no event later than the End Date). Notwithstanding anything to the contrary (including the foregoing sentence), in no event shall Parent or its Affiliates and Subsidiaries be required to agree to, or the Company be permitted to agree to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of the Company or its Subsidiaries or any interest therein, or agree to any other structural or conduct remedy concerning the Company or its Subsidiaries, (ii) otherwise take or commit to take any actions that would limit the Company’s or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of the Company or its Subsidiaries or any interest or interests therein (each of clauses (i) and (ii), a “Company Restriction”), in each case of clauses (i) and (ii), other than Company Restrictions that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect (a “Permitted Company Restriction”) or (iii) take any action of the type contemplated by clauses (i) or (ii) with respect to the Parent Group (other than the Company and its Subsidiaries) or any business owned or operated by the Parent Group (clause (iii), a “Parent Restriction”); provided, however, that the Parties shall not take any action that constitutes a Permitted Company Restriction unless the effectiveness of such action is conditioned on the Closing occurring.

(g) Notwithstanding anything to the contrary, in no event shall any Party be required to defend through litigation or contest or resist any action or proceeding or seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

SECTION 6.5 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated herein, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any Actions commenced or, to such Party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.

SECTION 6.6 Access to Information; Confidentiality.

(a) Subject to applicable Law, from the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries to, and to direct its officers, directors, representatives and employees to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its Subsidiaries’ officers, employees and books and records to the extent necessary to facilitate consummation of the transactions contemplated by this Agreement and excluding any books and records that relate to the negotiation and execution of this Agreement or with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or that relate to any Acquisition Proposal or Superior Proposal (but without limiting the Company’s obligations under Section 6.1 in respect of an Acquisition Proposal or Superior Proposal). Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties. In furtherance thereof, without the prior written consent of the Company, Parent shall not, and shall use reasonable best efforts to cause its Affiliates not to, contact any customer, partner, vendor, lender or any other Person having a material business relationship with the Company except for contacts unrelated to the Merger or the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries shall be required to provide access or to disclose information where such access or disclosure would (i) be commercially sensitive, (ii) result in the disclosure of trade secrets or jeopardize any attorney-client privilege, attorney work product protection or other legal privilege of the Company or any of its Subsidiaries, (iii) contravene any applicable Law, Privacy Requirement or binding agreement entered into prior to the date of this Agreement or (iv) result in the Parties being adverse to each other. All requests for information made pursuant to this Section 6.6(a) shall be in writing and directed to the executive officer or other Person designated by the Company.

(b) Each of Parent and Merger Sub will comply with the terms and conditions of the letter agreement, dated May 27, 2026 between the Company and Parent (the “Confidentiality Agreement”), and will hold and treat, and will cause their Representatives (as defined in the Confidentiality Agreement) to hold, treat and use, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to enable the delisting of the Shares from NYSE as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act as promptly as practicable after such delisting.

SECTION 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release in form and substance mutually agreed by the Company and Parent and, except in connection with an Acquisition Proposal or a Change of Recommendation if and to the extent permitted by this Agreement, thereafter the Company and Parent shall consult with each other prior to issuing, and give each other reasonable opportunity to review, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (or, in the case of the Company, by the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors of the Company), in each case, as determined in the good faith judgment of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party) or (ii) to the extent consistent with the initial press release or other mutually agreed communications (including the Proxy Statement and other public filings made with the SEC in connection with the Agreement or the Merger).

SECTION 6.9 Employee Benefits.

(a) For a period of at least twelve (12) months following the Effective Time or, if earlier, upon a Continuing Employee’s (as defined below) termination of employment (the “Benefit Continuation Period”), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Surviving Corporation or any Subsidiary or Affiliate thereof (the “Continuing Employees”), (i) a salary or wage rate, as applicable, target annual bonus opportunity and commissions opportunity that, in each case, is no less favorable than the salary or wage rate, as applicable, target annual bonus opportunity and commissions opportunity that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding change in control, transaction and retention bonuses and payments, nonqualified deferred compensation, retiree health and welfare and defined benefit pension benefits (including cash balance or similar pension benefits)) that are no less favorable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time. For the duration of the Benefit Continuation Period, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such Continuing Employee immediately prior to the Effective Time (or, if greater, the severance benefits set forth on Section 6.9(a) of the Company Disclosure Letter). This Section 6.9(a) shall not apply to Continuing Employees whose terms and conditions of employment are governed by a collective bargaining agreement.

(b) Parent shall honor and assume, and shall cause the Surviving Corporation to honor and assume, the terms of all Company Plans, subject to the amendment and termination provisions thereof and subject to Section 6.9(f) hereof.

(c) The Company may establish a cash-based retention program as set forth on Section 6.9(c) of the Company Disclosure Letter.

(d) With respect to each of the Company’s short-term cash incentive plans for the fiscal year in which the Effective Time occurs (each, an “Annual Short-Term Incentive Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the date the Annual Bonus (as defined below) is paid, at substantially the same time or times that Parent, the Surviving Corporation or their applicable Subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a cash bonus, including, if applicable, the profit sharing component thereof, for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Annual Short-Term Incentive Plan for such fiscal year, and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Annual Short-Term Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the transactions contemplated hereby).

(e) With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (excluding any defined benefit pension benefits (including cash balance or similar pension benefits) and retiree health and welfare benefits) (such plans, the “New Plans”), the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance determinations), to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any analogous Company Plan, except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Company Plan in which such Continuing Employee participated immediately prior to the Effective Time (each such plan, an “Old Plan”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the Old Plan; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that the Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(f) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

SECTION 6.10 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time in such person’s capacity as a director or officer of the Company or any of its Subsidiaries or serving in such capacity at the request thereof), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law to indemnify such Person (and Parent or the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding, including any expenses incurred in enforcing such Person’s rights under this Section 6.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Certificate of Incorporation, the Bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any Subsidiary; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10).

(b) Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Proceeding, shall promptly notify Parent in writing thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.

(c) The provisions in the Surviving Corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Certificate of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(d) The Company shall purchase from insurance carriers with equal or higher comparable credit ratings to the insurers under the Existing D&O Policies (as defined below), no later than the Effective Time, a six (6) year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy (the “Tail Policy”) effective as of the Effective Time providing limits and terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries as of the date of this Agreement (the “Existing D&O Policies”) with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby; provided that the premium for such Tail Policy shall not exceed three hundred percent (300%) of the aggregate annual premium paid by the Company and its Subsidiaries for the Existing D&O Policies; provided, further, that if the premium for such Tail Policy would exceed such amount, the Company shall purchase the greatest amount of such coverage available for such amount. Parent agrees to cause the Surviving Corporation to honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnified Party in effect as of the date of this Agreement.

(e) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.

(f) The provisions of this Section 6.10 shall survive the Merger for a period of six years and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.

(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws or the comparable governing instruments of any of the Company’s Subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

SECTION 6.11 Treatment of Company Indebtedness. The Company shall use, or shall cause its applicable Subsidiaries to use, commercially reasonable efforts to arrange for customary payoff letters and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of the outstanding indebtedness set forth on Section 6.11 of the Company Disclosure Letter, and shall deliver, or cause its applicable Subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the Closing).

SECTION 6.12 Takeover Statutes. If any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. Nothing in this Section 6.12 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

SECTION 6.13 Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall control the defense and settlement of such Transaction Litigation; provided, however, that the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any Transaction Litigation, and shall consider in good faith Parent’s advice with respect to such Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 6.14 Obligations of Merger Sub. Parent shall take all action necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than specifically contemplated by this Agreement and (c) from and after the Effective Time, cause the Surviving Corporation to perform its obligations under this Agreement. Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub under this Agreement. Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.

SECTION 6.15 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.16 Certain Arrangements. Without the prior consent of the Board of Directors of the Company, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall, prior to the Effective Time, have any discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written) described in Section 4.12 of this Agreement.

SECTION 6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

SECTION 6.18 Regulatory Matters. The Parties shall, as promptly as practicable after the date hereof, make or cause to be made all filings and notifications, and thereafter use its commercially reasonable efforts to obtain all consents, approvals and authorizations, that are required to be made or obtained under applicable mortgage, escrow and insurance Laws or contract and associated handbooks or guidelines issued by any Governmental Entity by the Parties in connection with the consummation of the transactions contemplated by this Agreement, including any filings, notifications, consents, approvals or authorizations required in connection with the change of control of any Subsidiary of the Company that is a mortgage company, mortgage servicer, escrow agency, insurance company, insurance agency or other entity regulated under applicable mortgage, escrow and/or insurance Laws or subject to any contract and associated handbooks and guidelines issued by a Governmental Entity. In connection with the foregoing, each Party shall, and shall cause its applicable Subsidiaries to, provide such information and documentation, and render such other assistance, in each case as is reasonably necessary for the other Parties to make such filings and notifications and obtain such consents, approvals and authorizations.

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver by the Company and Parent to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Requisite Vote shall have been obtained; and

(b) Orders and Consents. (i) No Governmental Entity of competent jurisdiction shall have enacted, issued or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger or that imposes (x) a Parent Restriction or (y) a Company Restriction (other than a Permitted Company Restriction), in each case, that remains in effect and (ii) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (including any agreement with a Governmental Entity not to consummate or to delay consummation of the Merger entered into in connection therewith) shall have expired or been earlier terminated without the imposition of (x) a Parent Restriction or (y) a Company Restriction (other than a Permitted Company Restriction).

SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.3(a) shall be true and correct in all respects as of the Effective Time, except for de minimis inaccuracies therein, (ii) Section 3.4, Section 3.20, Section 3.21 and Section 3.22 shall be true and correct in all material respects as of the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date), (iii) Section 3.9(b) shall be true and correct in all respects as of the Effective Time and (iv) the other representations and warranties of Article III shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed, and complied with, in all material respects, the obligations, agreements and covenants required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

(c) Certificate. Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section  7.2(b) have been satisfied.

SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”);

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed, and complied with, in all material respects, the obligations, agreements and covenants required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

(c) Certificate. The Company shall have received a certificate of an executive officer of Parent and Merger Sub, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:

(a) by mutual written consent of Parent and the Company;

(b) by written notice from either Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action or enacted, issued or promulgated any Law permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c) by written notice from either Parent or the Company if the Effective Time shall not have occurred on or before 5:00 p.m. New York City time on the date that is nine (9) months following the date hereof (such date, as it may be extended pursuant to Section 9.12(b), the “End Date”); provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure to consummate the Merger on or before such date;

(d) by written notice from the Company:

(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent or (B) the End

Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in breach of any of its covenants or agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied; or

(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement with respect to a Superior Proposal, subject to the terms and conditions of Section 6.1(c); provided that the Company pays the Company Termination Payment at or prior to the time of such termination in accordance with Section 8.2(b)(i) (it being understood that the Company may enter into such definitive agreement simultaneously with such termination of this Agreement);

(e) by written notice from Parent if:

(i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in breach of any of its covenants or agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied; or

(ii) prior to obtaining the Company Requisite Vote, a Change of Recommendation shall have occurred; or

(f) by written notice from either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.

SECTION 8.2 Effect of Termination.

(a) In the event of termination of this Agreement pursuant to Section 8.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, or their respective former, current or future directors, partners, stockholders, managers or members, except that (i) no such termination shall relieve any party of its obligation to pay the Company Termination Payment if as and when required pursuant to Section 8.2(b); (ii) except to the extent set forth in this Section 8.2, no such termination shall relieve any party for liability for such party’s Willful Breach of any covenant or agreement of this Agreement prior to its termination; and (iii) the Confidentiality Agreement, Section 6.6(b), Section 6.8, this Section 8.2, Section 8.3 and Article IX shall survive the termination hereof.

(b) Company Termination Payment. Any provision in this Agreement to the contrary notwithstanding, if (i) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(ii), (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(e)(ii), or (iii) (A) in the case of a termination pursuant to Section 8.1(f), an Acquisition Proposal is publicly proposed or publicly disclosed after the date of this Agreement and prior to the Stockholders Meeting, or in the case of a termination pursuant to Section 8.1(c) or by Parent pursuant to Section 8.1(e)(i), an Acquisition Proposal is publicly proposed or publicly disclosed after the date of this Agreement and prior to the End Date, (B) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) or Section 8.1(f) or by Parent pursuant to Section 8.1(e)(i) and (C) concurrently with or within twelve (12) months after such termination, the Company shall have entered into a definitive agreement for a transaction that constitutes an Acquisition Proposal or completed a transaction that constitutes an Acquisition

Proposal, then, upon completion of such transaction (whether or not within such twelve (12) month period), the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $221,622,677 in cash (the “Company Termination Payment ”), such payment to be made concurrently with, and as a condition to the effectiveness of, termination in the case of clause (i) above, within three (3) Business Days after such termination in the case of clause (ii) above, or within three (3) Business Days after the last to occur of the events set forth in clause (iii) above.

(c) The Parties acknowledge and hereby agree that the Company Termination Payment, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Payment on more than one occasion.

(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b)(i) or Section 8.2(b)(ii), or any portion thereof, the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the prevailing party) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal in effect on the date of such payment. Any amount payable pursuant to Section 8.2(d) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b).

(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.2, the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12, be the sole and exclusive monetary remedy of Parent, its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing against the Company, its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.6(b) and Section 6.8 or in the case of fraud or Willful Breach by the Company.

SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Filing fees incurred in connection with applications and filings under the HSR Act shall be borne by Parent.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

SECTION 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties.

SECTION 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, Parent and Merger Sub shall be treated collectively as a single Party.

SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail (so long as such transmission does not generate an error message or notice of non-delivery) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Parent or Merger Sub:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attention: Michael O’Sullivan

Email: See Section 9.5(a)(i) of the Company Disclosure Letter.

with an additional copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention: Andrew Kaplan; Christopher Lang

E-mail: [***]; [***]

(b) if to the Company:

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Attention: Todd Merrill

Email: See Section 9.5(a)(ii) of the Company Disclosure Letter.

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Eric Swedenburg

Alison Z. Preiss

Fred de Albuquerque

Julie Siegel

Email:	[***]
[***]
[***]
[***]

SECTION 9.5 Certain Definitions. For purposes of this Agreement, the term:

(a) “2028 Notes Indenture” means the Indenture, dated as of August 1, 2019, by and among TMCI, as issuer, the Company and the subsidiaries of the Company party thereto, as guarantors, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented, or otherwise modified from time to time, relating to TMCI’s 5.75% Senior Notes due 2028.

(b) “2030 Notes Indenture” means the Indenture, dated as of July 22, 2020, by and among TMCI, as issuer, the Company and the subsidiaries of the Company party thereto, as guarantors, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented, or otherwise modified from time to time, relating to TMCI’s 5.125% Senior Notes due 2030.

(c) “2032 Notes Indenture” means the Indenture, dated as of November 10, 2025, by and among TMCI, as issuer, the Company and the subsidiaries of the Company party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee, as amended, restated, supplemented, or otherwise modified from time to time, relating to TMCI’s 5.750% Senior Notes due 2032.

(d) “Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof with the Company that contains terms that (a) are no less favorable to the Company in any material respect than those contained in the Confidentiality Agreement and (b) do not in any way restrict the Company or its Representatives from complying with its obligations under this Agreement (including Section 6.1).

(e) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.

(f) “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(g) “Anti-Money Laundering Laws” means U.S. laws related to money laundering, anti-terrorism, proceeds of crime, or financial record keeping, including without limitation the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

(h) “Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York.

(i) “Company Employees” means, collectively, any current or former officer or employee of the Company or any of its Subsidiaries.

(j) “Company Equity Award” means any Option, RSU, DSU or PSU issued and outstanding, or authorized to be issued, pursuant to a Company Stock Plan.

(k) “Company Plans” means, collectively, each material “employee benefit plan” (within the meaning of ERISA), and each other material employee benefit plan, policy, program or arrangement providing compensation or benefits to any Company Employee, including bonus plans, employment, severance, fringe benefits, change in control, incentive equity or equity-based compensation, or deferred compensation arrangements, in each case, contributed to, sponsored or maintained by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries has an obligation to contribute, other than any plan, policy, program, or arrangement which is required to be maintained by applicable Law or any Contract entered into with a non-US Company Employee that is substantially consistent with any form employment agreement maintained by the Company or any of its Subsidiaries, as of the date of this Agreement for the benefit of any current, former or retired employee of the Company or any of its Subsidiaries.

(l) “Company Stock Plans” means, collectively, the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Amended and Restated as of May 26, 2022) and the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan, as each may be amended from time to time.

(m) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(n) “Credit Facility” means that certain Amendment and Restatement Agreement to the Amended and Restated Credit Agreement, dated as of December 22, 2025, by and among Taylor Morrison Communities, Inc., a Delaware corporation, Taylor Morrison Home III Corporation, a Delaware corporation, Taylor Morrison Holdings, Inc., a Delaware corporation, Taylor Morrison Finance, Inc., a Delaware corporation, each lender from time to time party thereto, Citibank, N.A. and Wells Fargo Bank, National Association as the successor administrative agent, as may be further amended, restated, supplemented, or otherwise modified from time to time.

(o) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

(p) “Intellectual Property” means all intellectual property worldwide, including: (i) (1) patents, inventions, processes and methods; (2) copyrights; (3) trademarks, service marks, domain names, logos, trade dress, and other source indicators and the goodwill of the business symbolized thereby; (4) know-how and trade secrets; and (ii) registrations, applications, divisionals, continuations, continuations-in-part, re-examinations, re-issues, renewals and foreign counterparts related to the foregoing in clause (i).

(q) “Knowledge” with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(q) of the Company Disclosure Letter.

(r) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel.

(s) “Material Adverse Effect” means any event, development, change, effect or occurrence that, together with all other events, developments, changes, effects or occurrences (“Effect”), has, or would reasonably be expected to have, a material adverse effect on the business, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, provided that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general changes or developments in the economy, the financial, debt, capital, credit or securities markets or the banking sector (including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market) or political, business or regulatory conditions in the United States or elsewhere in the world, including changes in inflation, supply chain disruptions, and labor shortages, and including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its Subsidiaries operate, (iii) the negotiation, execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, investors, lenders, partners, financing sources, contractors or employees of the Company and its Subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (iv) the identity of, or any fact or circumstance relating to, Parent, Merger Sub or any of their Affiliates, (v) changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, (vi) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God, cyberattack or cyberbreach or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions, any act of sabotage or terrorism, national or international political or social conditions, (vii) any force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy, guidance or Law or other action by any Governmental Entity in response thereto, (viii) any change in the price or trading volume of the shares of Common Stock or the credit rating of the Company (provided, that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any Effect underlying such change has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (vii) or clauses (ix) through (x))), (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (viii) or (x))), or (x) Transaction Litigation, except in the cases of clauses (i), (ii), (v), (vi) or (vii), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other similarly situated participants of comparable size in the industries in which the Company and its Subsidiaries operate (in which case, solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

(t) “NYSE” means the New York Stock Exchange.

(u) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons.

(v) “Personal Data” has the same meaning as the term “personal data”, “personal information”, “personally identifiable information”, or “protected health information” and similar terms under applicable privacy Laws.

(w) “Privacy Requirements” means applicable Laws, binding industry standards and public policies relating to privacy, data protection, and the processing (as defined in applicable Laws), collection and use of Personal Data.

(x) “Sanctioned Country” means at any time, any country, region, or territory which is itself the subject or target of any territory-wide or comprehensive Sanctions (currently, the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, Cuba, Iran, and North Korea).

(y) “Sanctioned Person” means any Person that is (i) listed on any Sanctions-related list issued by OFAC or the U.S. Department of State; (ii) operating, resident, or located in, or organized under the laws of, a Sanctioned Country; (iii) owned or controlled by, or acting on behalf of, any such Person or Persons described in the foregoing clauses (i) or (ii); or (iv) otherwise a subject or target of any Sanctions.

(z) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State.

(aa) “Senior Notes” means the TMCI’s (i) 5.75% Senior Notes due 2028 issued pursuant to the 2028 Notes Indenture, (ii) 5.125% Senior Notes due 2030 issued pursuant to the 2030 Notes Indenture, and (iii) 5.750% Senior Notes due 2032 issued pursuant to the 2032 Notes Indenture.

(bb) “Senior Notes Indentures” means the 2028 Notes Indenture, the 2030 Notes Indenture and the 2032 Notes Indenture.

(cc) “Subsidiary” or “Subsidiaries” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

(dd) “Tax Return” means all returns and reports (including any attached schedules) required to be filed with a Taxing Authority, including any information return, claim for refund, amended return or declaration of estimated Tax.

(ee) “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Taxing Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

(ff) “Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, or imposition of any Taxes.

(gg) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, and any other agreement or document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder.

(hh) “TMCI” means Taylor Morrison Communities, Inc., a Delaware corporation and indirect Subsidiary of the Company.

(ii) “Warehouse Facilities” means the mortgage warehouse debt facilities described in Note 7 and Note 7A of Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC and Note 7 of Item 1 of the Company’s quarterly report on Form 10-Q filed with the SEC for the period ended March 31, 2026.

(jj) “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.

SECTION 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void.

SECTION 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Options, RSUs, DSUs and PSUs to receive the payments contemplated by the applicable provisions of Section 2.2, in each case, in accordance with the terms and conditions of this Agreement and (d) prior to the Effective Time, the rights of the holders of Common Stock (who shall be third-party beneficiaries of this Agreement for purposes of this clause (d)) to pursue claims for damages (including monetary damages based on the loss of economic benefits of the Merger) and other relief for Parent’s or Merger Sub’s breach of this Agreement; provided that the rights granted to the holders of Common Stock pursuant to the foregoing clause (d) of this Section 9.8 shall only be enforceable on behalf of such holders by the Company in its sole and absolute discretion as agent for such holders.

SECTION 9.9 Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).

SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12 Specific Performance.

(a) The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, each Party shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Section 6.4, by Parent, Merger Sub or the Company, as applicable, and to cause Parent, Merger Sub or the Company, as applicable, to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions in this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, if any Party initiates an Action to prevent breaches (or threatened breaches) of this Agreement, to enforce specifically the terms of this Agreement, or both, then the End Date will be automatically extended by (A) the amount of time during which such Action is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Action.

SECTION 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America.

SECTION 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. With respect to the determination of any period of time, “from” means “from and including”. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States of America dollars. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY: TAYLOR MORRISON HOME CORPORATION

By:	/s/ Todd Merrill
Name: Todd Merrill
Title: EVP, Chief Legal Officer

[Signature Page - Merger Agreement]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT: Berkshire Hathaway Inc.

By:	/s/ Marc D. Hamburg
Name:Marc D. Hamburg
Title: Senior Vice President and Chief Financial Officer

MERGER SUB: WXYZ Merger Sub, Inc.

By:	/s/ Marc D. Hamburg
Name:Marc D. Hamburg
Title: President

[Signature Page - Merger Agreement]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TAYLOR MORRISON HOME CORPORATION

ARTICLE I

NAME OF CORPORATION

The name of the corporation (the “Corporation”) is: Taylor Morrison Home Corporation

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is c/o the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at that address is the Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares of Common Stock which the Corporation shall have authority to issue is 1,000, and each such share shall have a par value of $0.001.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation, the number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation.

Section 5.2 Election. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VII

AMENDMENT

Section 7.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 7.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

LIABILITY

Section 8.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Solely for purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

Section 8.2 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (other than a Proceeding brought by such Covered Person (i) by way of defense or counterclaim, or (ii) to enforce such Covered Person’s rights to indemnification, advancement or contribution under any agreement, certificate of incorporation, bylaws or under statute or other law) unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Section 8.3 Advancement of Expenses. To the extent not prohibited by applicable law, the Corporation shall advance the expenses (including attorneys’ fees) incurred by a Covered Person that is or was a director of the Corporation in defending any Proceeding in advance of its final disposition and the Corporation may advance the expenses (including attorneys’ fees) incurred by any other Covered Person; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise; such undertaking shall be unsecured and interest free and shall be accepted without regard to the Covered Person’s ability to repay amounts advanced and without regard to the Covered Person’s entitlement to indemnification.

Section 8.4 Claims. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the

Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8.5 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.6 Other Sources.

(a) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

(b) In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort with respect to any Covered Person who is or was a director or officer of the Corporation (i.e., the Corporation’s obligations to such Covered Person to provide advancement and/or indemnification are primary, and any obligation of any other person or entity, including any stockholder of the Corporation or any affiliate thereof, to provide advancement or indemnification for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement incurred by such Covered Person are secondary), and (ii) if any such other person or entity pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with such Covered Person, then (x) such other person or entity shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such other person or entity for all such payments actually made by it. Any amendment, modification or repeal of this Section 8.6 shall not adversely affect any right or protection of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.7 Amendment or Repeal. Any amendment, repeal or elimination of this Article VIII, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination.

Section 8.8 Other Indemnification and Prepayment of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

[The remainder of this page has been intentionally left blank.]

Annex B

200 West Street | New York, New York 10282-2198 Tel: (212) 902-1000 | Fax: (212) 902-3000

PERSONAL AND CONFIDENTIAL

May 31, 2026

The Board of Directors

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona, 85251

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Berkshire Hathaway Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.00001 per share (the “Shares”), of Taylor Morrison Home Corporation (the “Company”) of the $72.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 31, 2026 (the “Agreement”), by and among Parent, WXYZ Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Warren Edward Buffett, a significant shareholder of Parent, and any of their respective affiliates or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to the Company’s offering of high yield senior notes in November 2025. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to investment grade bond offerings by Burlington Northern Santa Fe Corporation, a subsidiary of Parent, in June 2024, June 2025 and December 2025. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Warren Edward Buffett and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2025; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the

B-1

senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the homebuilder industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $72.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $72.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

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Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $72.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

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Annex C

May 31, 2026

Board of Directors

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.00001 per share (“Company Common Stock”), of Taylor Morrison Home Corporation (the “Company”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, Berkshire Hathaway Inc. (the “Acquiror”) and WXYZ Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (the “Acquisition Sub”). As more fully described in the Agreement, Acquisition Sub will be merged with and into the Company (the “Transaction”), with the Company continuing as the surviving corporation in the Transaction and a wholly owned subsidiary of the Acquiror, and each issued and outstanding share of Company Common Stock, other than (i) shares of Company Common Stock owned by the Acquiror, Acquisition Sub or any other wholly owned subsidiary of the Acquiror immediately prior to the Effective Time (as defined in the Agreement) and shares of Company Common Stock owned by the Company, including such shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”), (ii) shares of Company Common Stock owned by any wholly owned subsidiary of the Company immediately prior to the Effective Time and (iii) the Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $72.50 in cash, without interest (the “Consideration”).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company, including publicly available research analysts’ financial forecasts; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company (such forecasts referred to herein as the “Financial Forecasts”); (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) reviewed estimates prepared and provided to us by the management of the Company as to the Company’s projected utilization on a standalone basis of net operating losses to achieve future tax savings (the “NOL Forecasts”); (v) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iv) of this paragraph, as well as the business and prospects of the Company generally; (vi) considered the results of efforts by or on behalf of the Company, including by us at the Company’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company; (vii) reviewed the reported prices and trading activity for the Company Common Stock; (viii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (ix) reviewed the financial terms of certain other transactions that we deemed relevant; (x) reviewed a draft, dated May 29, 2026, of the Agreement; (xi) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (xii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

399 Park Avenue | 4th Floor | New York, NY 10022

Moelis & Company LLC doing business as Moelis

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In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). With your consent, we have relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have also relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the Financial Forecasts and the NOL Forecasts, we have assumed, at your direction, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We express no views as to the reasonableness of the Financial Forecasts or the NOL Forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. In addition, we note that, pursuant to the Agreement, the Cancelled Shares, the shares of Company Common Stock owned by any wholly owned subsidiary of the Company immediately prior to the Effective Time and the Dissenting Shares will not be converted into the right to receive the Consideration and we express no opinion as to the treatment of such shares or as to the fairness of the Consideration to the holders thereof. We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. In rendering this opinion, we have assumed that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to our analysis.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, all of which is contingent upon the consummation of the Transaction. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Acquiror and their respective affiliates. In the past two years prior to the date hereof, except for providing investment banking services to the Company in connection with the Transaction, we have not provided investment banking or other services to (and have not received any fees from) the Company. In the past two years prior to the date hereof, we have not provided investment banking or other services to (and have not received any fees from) the Acquiror and/or its related entities, including Warren Buffett, the Chairman and a significant equityholder of the Acquiror, Clayton Homes, Inc., a subsidiary of the Acquiror (“Clayton”}, or DaVita, Inc., a publicly traded company in which the Acquiror and its affiliates own a significant stake (“DaVita”). We are currently verbally mandated as a financial advisor to a subsidiary of the Acquiror on a potential assignment unrelated to the Transaction. In the future, Moelis and its affiliates may provide investment banking and other services to the Company, the Acquiror and/or

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their respective affiliates, including Warren Buffett, Clayton and/or DaVita, for which we would expect to receive compensation for such services.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing , it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders.

Very truly yours,

/s/ MOELIS & COMPANY LLC
MOELIS & COMPANY LLC

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Annex D

DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SCAN TO VIEW MATERIALS & VOTE TAYLOR MORRISON HOME CORPORATION (TMHC) 4900 N. SCOTTSDALE ROAD, SUITE 2000 SCOTTSDALE, AZ 85251 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMHC2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than July 22, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T01522-S43095 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TAYLOR MORRISON HOME CORPORATION (TMHC) The Board of Directors recommends you vote FOR the proposals below: For Against Abstain 1. Proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 2026 (as amended or modified from time to time, the “merger agreement”), among TMHC, Berkshire Hathaway Inc. (“Parent”), and WXYZ Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) (the “merger proposal”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TMHC, the separate corporate existence of Merger Sub will cease, and TMHC will survive the merger as a wholly owned subsidiary of Parent (the “merger”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference. 2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of TMHC in connection with the consummation of the merger. 3. Proposal to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the board of directors, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T01523-S43095 TAYLOR MORRISON HOME CORPORATION (TMHC) Special Meeting of Stockholders July 22, 2026, 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Todd Merrill and Curt VanHyfte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TAYLOR MORRISON HOME CORPORATION (TMHC) that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, Pacific Time on July 22, 2026 virtually at www.virtualshareholdermeeting.com/TMHC2026SM, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed, but no such direction is made, this proxy will be voted “FOR” proposals 1, 2, and 3 on the reverse side and at the discretion of the proxy holders on any other matter(s) that may properly come before the Special Meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side